Filed pursuant to Rule 424(b)(5)

Securities Act Registration

No. 333-295476

Investment Company Registration

No. 811-22710

PROSPECTUS SUPPLEMENT dated May 4, 2026
(to Prospectus dated April 30, 2026, as supplemented from time to time)

Up to 25,000,000 Shares

BLUEROCK PRIVATE REAL ESTATE FUND

7.00% Series A Convertible and Perpetual Preferred Shares

7.00% Series B Convertible and Perpetual Preferred Shares

Liquidation Preference $10.00 per share

We are a non-diversified, closed-end management investment company. Our primary investment objective is to generate current income while secondarily seeking long-term capital appreciation with low to moderate volatility and low correlation to the broader markets. We seek to achieve our investment objectives by investing, under normal circumstances, at least 80% of net assets, plus the amount of any borrowings for investment purposes, in “private real estate securities,” primarily in income producing equity and debt securities. We invest in debt securities of any duration or maturity. We concentrate investments in the real estate industry, meaning that under normal circumstances, we invest over 25% of our assets in real estate industry securities. Our investments may be targeted in any one or more of the many sectors of the real estate market, including but not limited to the retail, office, multifamily, hospitality, industrial, residential, healthcare, life sciences and self-storage sectors. We define private real estate securities to include the common stock, partnership or similar interests, asset-backed securities, preferred stock, and secured or unsecured debt. Private real estate securities may be issued by a wide variety of entities including: private real estate investment funds managed by institutional investment managers (the “Institutional Investment Funds”); non-traded unregistered real estate investment trusts (the “Private REITs”); and unregistered funds that invest principally in real estate. In certain circumstances or market environments we may reduce our investment in private real estate securities and hold a larger position in cash or cash equivalents.

Bluerock Fund Advisor, LLC (the “Advisor”), our investment adviser, manages our investments subject to the supervision of our board of trustees (the “Board of Trustees”). ALPS Fund Services, Inc. (the “Administrator”), serves as our administrator and accounting agent.

We are offering up to 25 million preferred shares of beneficial interest in multiple series, including the 7.00% Series A Convertible and Perpetual Preferred Shares (the “Series A Preferred Shares”) and the 7.00% Series B Preferred Shares (the “Series B Preferred Shares” and, together with the Series A Preferred Shares, the “Offered Preferred Shares”), with an aggregate liquidation preference of $250 million. This prospectus supplement and the related prospectus also cover the common shares of beneficial interest (the “common shares”) into which the Offered Preferred Shares may be converted. We may sell any combination of Series A Preferred Shares and Series B Preferred Shares not to exceed an aggregate amount of 25 million Offered Preferred Shares.

We intend to pay monthly dividends on the Offered Preferred Shares at an annual rate of 7.00% of the Liquidation Preference, or $0.70 per share per year. The Offered Preferred Shares have no maturity date and will remain outstanding indefinitely unless converted by the holder or by us. The Offered Preferred Shares will rank senior in right of payment to our common shares, will rank equally in right of payment with any other preferred shares of beneficial interest (the Offered Preferred Shares and any additional preferred shares we may issue from time to time, the “Preferred Shares”) we may issue in the future and will be subordinated in right of payment to any of our future senior indebtedness. Each holder of the Offered Preferred Shares will be entitled to one vote for each Offered Preferred Share held on each matter submitted to a vote of our shareholders, and the holders of all of our outstanding Preferred Shares and common shares will generally vote together as a single class. The holders of Offered Preferred Shares (together with the holders of any additional series of Preferred Shares we may issue in the future) are entitled as a class to elect two of our trustees and, if dividends on any outstanding Preferred Shares are in arrears by two years or more, to elect a majority of our trustees (and to continue to be so represented until all dividends in arrears have been paid or otherwise provided for).

Holder Optional Conversion. So long as the Offered Preferred Shares have not been listed on a national securities exchange (which is not currently anticipated), the Offered Preferred Shares will initially be convertible on a semi-monthly basis, at the option of the holder of the Offered Preferred Shares (a “Holder Optional Conversion”). At any time, a holder may elect to convert the Offered Preferred Shares by delivery to us of a notice of conversion (a “Holder Notice of Conversion”). A Holder Notice of Conversion will be effective as of the 15th calendar day (or, if the 15th calendar day is not a business day, then on the business day immediately following the 15th calendar day) and last business day of each calendar month (the “Holder Conversion Deadline”). We will settle any Holder Optional Conversion by paying or delivering, as the case may be, (A) any portion of the Settlement Amount (as defined below) that we elect to pay in cash and (B) a number of our common shares calculated using a conversion rate (the “HOC Rate”) equal to (1) the Settlement Amount minus any portion of the Settlement Amount that we elect to pay in cash, divided by (2) the closing price on the New York Stock Exchange of our common shares on the Holder Conversion Exercise Date (as defined herein) (the “HOC Conversion Price”). For the Series A Preferred Shares the “Settlement Amount” means (A) $10.00 per share (the “Liquidation Preference”), plus (B) unpaid dividends accrued to, but not including, the Holder Conversion Exercise Date, minus (C) the Holder Optional Conversion Fee (as defined herein) applicable on the respective Holder Conversion Deadline. For the Series B Preferred Shares, the “Settlement Amount” means (A) the Liquidation Preference, plus (B) unpaid dividends accrued to, but not including, the Holder Conversion Exercise Date, but if a holder of Series B Preferred Shares exercises a Holder Optional Conversion within the first twelve months following the issuance of such Series B Preferred Shares, the Settlement Amount payable to such holder will be reduced by the aggregate amount of all dividends, whether paid or accrued, on such Series B Preferred Shares in the three full months prior to the Holder Conversion Exercise Date (the “Series B Clawback”). The right of holders to convert a given Offered Preferred Share will terminate in the event such shares are subsequently listed on a national securities exchange.

Issuer Optional Conversion. Subject to certain limitations, beginning two years from the date of issuance of a given Offered Preferred Share (or, if the Offered Preferred Shares have been listed on a national securities exchange, two years from the first date on which any Offered Preferred Shares were issued), such Offered Preferred Share will be convertible at our option, upon not less than 30 calendar days’ written notice to the holder, prior to the date fixed for conversion thereof (an “Issuer Optional Conversion”). We will settle any Issuer Optional Conversion by paying or delivering, as the case may be, (A) any portion of the IOC Payment (as defined below) that we elect to pay in cash and (B) a number of our common shares calculated using a conversion rate (the “IOC Rate” and together with the HOC Rate, each a “Conversion Rate”) equal to (1) the IOC Payment, minus any portion of the IOC Payment that we elect to pay in cash, divided by (2) the arithmetic average of the VWAP per common share over each of the five consecutive trading days ending on the date of the Issuer Optional Conversion (the “IOC Conversion Price”, and each of the HOC Conversion Price and the IOC Conversion Price, a “Conversion Price”). The “IOC Payment” means (A) the Liquidation Preference, plus (B) unpaid dividends accrued to, but not including, the date fixed for conversion. We will not exercise an Issuer Optional Conversion with respect to a given Offered Preferred Share until after the second anniversary of its issuance, except as described in this prospectus supplement. In connection with an Issuer Optional Conversion, we may use commercially reasonable efforts to obtain or maintain any shareholder approval that may be required under the Investment Company Act of 1940, as amended (the “1940 Act”) to permit us to issue our common shares below net asset value (“NAV”). If we do not have or have not obtained any required shareholder approval under the 1940 Act to issue our common shares below NAV and the applicable Conversion Price is at a discount to the then-current NAV per common share, we will settle any conversions in connection with an Issuer Optional Conversion by paying or delivering, as the case may be, (A) any portion of the IOC Payment that we elect to pay in cash and (B) a number of our common shares calculated using a conversion rate equal to (1) (a) the IOC Payment, minus (b) any portion of the IOC Payment that we elect to pay in cash, divided by (2) the NAV per common share as of the close of business on the business day immediately preceding the date of conversion. In the event that we exercise an Issuer Optional Conversion with respect to any Offered Preferred Shares, the holder of such Offered Preferred Shares may instead elect a Holder Optional Conversion with respect to such Offered Preferred Shares; provided, that the date of conversion for such Holder Optional Conversion would occur prior to the date of conversion for an Issuer Optional Conversion. We may also effect an Issuer Optional Conversion of any or all of the Offered Preferred Shares at any time following the date of issuance if our Board of Trustees determines, in its sole discretion, that the conversion of the Offered Preferred Shares is necessary to comply with the asset coverage requirements of the 1940 Act applicable to us (as described below), to maintain our status as a RIC (as defined below), to maintain or enhance one or more of our credit ratings, to help comply with regulatory or other obligations, to achieve a strategic transaction, or to improve our liquidity position.

In addition, at any time following the date of issuance of the Offered Preferred Shares, if we fail to maintain asset coverage (as defined in Section 18(h) of the 1940 Act) of at least 200%, we shall, to the extent permitted under the 1940 Act and Delaware Law, effect a conversion (an “Asset Coverage Conversion”), or a redemption, as the case may be, of the number of our Preferred Shares (which at our discretion may include any number of Offered Preferred Shares but would not necessarily include Offered Preferred Shares before other of our Preferred Shares, if any have then been issued) that, when combined with any debt securities redeemed for failure to maintain the asset coverage required by the indenture governing such securities, (1) results in us having asset coverage of at least 200%, or (2) if fewer, the maximum number of Preferred Shares that can be converted out of funds legally available for such conversion. In connection with any conversion for failure to maintain such asset coverage, we may, in our sole option, convert such additional number of Offered Preferred Shares that will result in asset coverage up to and including 285%. Any Asset Coverage Conversion shall be settled in the same manner as an Issuer Optional Conversion.

Our common shares trade on the New York Stock Exchange (the “NYSE”) under the symbol “BPRE”. We determine the NAV per common share on a daily basis. The NAV per common share on May 1, 2026 was $23.52. The last reported closing sales price for our common shares as of May 1, 2026 was $16.68 per share, representing a 29.09% discount to the NAV per common share as of May 1, 2026.

Investing in our Offered Preferred Shares involves a high degree of risk, including the risk of a substantial loss of investment. Before purchasing any Offered Preferred Shares, you should read the discussion of the principal risks of investing in the Offered Preferred Shares, which are summarized in “Risk Factors” beginning on page S-12 of this prospectus supplement and on page 10 of the accompanying prospectus.

This prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain important information you should know before investing in the Offered Preferred Shares. Please read these documents before you invest and retain them for future reference. We file annual and semi-annual shareholder reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). To obtain this information free of charge or make other inquiries pertaining to us, please visit our website (http://www.BPREfund.com) or call 1-844-819-8287 (toll-free). Information on our website is not incorporated by reference into or a part of this prospectus supplement or the accompanying prospectus. See “Additional Information” on page S-43 of this prospectus supplement. You may also obtain a copy of any information regarding us filed with the SEC from the SEC’s website (www.sec.gov).

Neither the SEC nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Series A Preferred Share	Per Series B Preferred Share	Total(1)
Public offering price	$10.00	$10.00	$250,000,000.00
Maximum selling commission	$0.60	$0.00	$15,000,000.00
Maximum Dealer Manager Fee	$0.30	$0.30	$7,500,000.00
Proceeds to us (before expenses) (2)	$9.10	$9.70	$227,500,000.00	(3)(4)

(1)	For each Offered Preferred Share sold, we will pay a selling commission of up to 6.0% of the Liquidation Preference and a dealer manager fee (the “Dealer Manager Fee”), of up to 3.0% of the Liquidation Preference. The selling commission and the Dealer Manager Fee are payable by us to Bluerock Capital Markets, LLC, our dealer manager (the “Dealer Manager”). The Dealer Manager may reallow a portion or all of the selling commission and/or the Dealer Manager Fee to Selling Agents (as defined below) for selling the Offered Preferred Shares to investors. Reductions in selling commissions and/or Dealer Manager Fees will be reflected in reduced public offering prices as described in the “Plan of Distribution” section of this prospectus supplement and the net proceeds to us will not be impacted by such reductions; therefore, our net proceeds from all of the Offered Preferred Shares will be reduced by 6.0% of the Liquidation Preference, although the selling commission paid by us to our Dealer Manager may represent less than 6.0% of the Liquidation Preference, and will be reduced by 3.0% of the Liquidation Preference, although the Dealer Manager Fee paid by us to our Dealer Manager may represent less than 3.0% of the Liquidation Preference. We or our affiliates also may provide permissible forms of cash and/or non-cash compensation to registered representatives of our Dealer Manager and the Selling Agents. The combined selling commission, Dealer Manager Fee, and other cash and non-cash underwriting compensation for this offering will not exceed 9.0% of the aggregate gross proceeds of this offering (the “FINRA Cap”). See “Plan of Distribution.”
(2)	Assumes all shares sold were subject to the maximum selling commission and Dealer Manager Fee.
(3)	The selling commission and Dealer Manager Fee, when combined with organization and offering expenses (including due diligence expenses and fees for establishing servicing arrangements for new shareholder accounts), are not currently expected to exceed 10.25% of the gross offering proceeds. Our Board of Trustees may, in its discretion, authorize us to incur underwriting, organization and other offering expenses in excess of 10.25% of the gross offering proceeds. In no event will the combined selling commission, Dealer Manager Fee and other expenses deemed to be underwriting compensation exceed the FINRA Cap.
(4)	Total offering expenses payable by us are estimated to be approximately $25.625 million, assuming that (i) we sell the entire number of Offered Preferred Shares being offered in this offering and (ii) we pay a selling commission equal to 6.0% of the Liquidation Preference and a Dealer Manager Fee equal to 3.0% of the Liquidation Preference on the entire number of Offered Preferred Shares sold.

The Dealer Manager of this offering is Bluerock Capital Markets, LLC, an affiliate of the Advisor. The Dealer Manager is not required to sell any specific number or dollar amount of the Offered Preferred Shares, but will use its “best efforts” to sell the Offered Preferred Shares offered. The Dealer Manager may enter into selling agreements (the “Selling Agreements”), with various broker-dealers and other financial intermediaries (the “Selling Agents”), some of which may be affiliates of the Advisor, that have agreed to participate in the sale of the Offered Preferred Shares. We will pay to the Dealer Manager a selling commission of up to 6.0% of the Liquidation Preference for each Offered Preferred Share sold and a Dealer Manager Fee of up to 3.0% of the Liquidation Preference for each Offered Preferred Share sold. The Dealer Manager and a Selling Agent may, as mutually agreed and stated in the applicable agreement, waive all or a portion of the selling commission and Dealer Manager Fee for certain investors. The minimum initial investment in the Offered Preferred Shares is generally $5,000, but initial investments of less than $5,000 may be accepted at the sole discretion of the Dealer Manager, and the minimum additional investment in the Offered Preferred Shares is $500. We reserve the right to waive investment minimums. The Dealer Manager and/or any Selling Agent may impose additional eligibility requirements for investors who purchase Offered Preferred Shares through the Dealer Manager or such Selling Agent. We may terminate this offering at any time or may offer Offered Preferred Shares pursuant to a new registration statement.

We will deliver the Offered Preferred Shares through DTC or DRS. See the section entitled “Plan of Distribution” in this prospectus supplement for a description of these settlement methods.

Bluerock Capital Markets, LLC

As Dealer Manager

The date of this prospectus supplement is May 4, 2026.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific details regarding this offering of the Offered Preferred Shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or the information included in any document filed prior to the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement will control. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN, AND ANY FREE WRITING PROSPECTUS PREPARED BY, OR ON BEHALF OF, US THAT RELATES TO THIS OFFERING OF THE OFFERED PREFERRED SHARES. WE HAVE NOT, AND THE DEALER MANAGER HAS NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE DEALER MANAGER IS NOT, MAKING AN OFFER TO SELL THE OFFERED PREFERRED SHARES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN, AND ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US THAT RELATES TO THIS OFFERING IS ACCURATE ONLY AS OF ITS RESPECTIVE DATE, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS, ANY FREE WRITING PROSPECTUS OR ANY SALES OF THE OFFERED PREFERRED SHARES. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

S-i

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

FORWARD-LOOKING STATEMENTS	1
PROSPECTUS SUMMARY	2
SUMMARY OF FUND EXPENSES	7
FINANCIAL HIGHLIGHTS	8
TRADING AND NET ASSET VALUE INFORMATION	8
THE FUND	8
USE OF PROCEEDS	8
INVESTMENT OBJECTIVE, POLICIES AND STRATEGIES	8
RISK FACTORS	10
MANAGEMENT OF THE FUND	14
DETERMINATION OF NET ASSET VALUE	16
CONFLICTS OF INTEREST	16
DISTRIBUTION POLICY	17
DIVIDEND REINVESTMENT POLICY	17
TAX MATTERS	18
DESCRIPTION OF CAPITAL STRUCTURE AND SHARES	19
RIGHTS OFFERINGS	20
CERTAIN PROVISIONS OF THE DECLARATION OF TRUST AND BY-LAWS	20
OWNERSHIP LIMITATIONS	21
PLAN OF DISTRIBUTION	21
LEGAL MATTERS	21
REPORTS TO SHAREHOLDERS	22
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
INCORPORATION BY REFERENCE	22
AVAILABLE INFORMATION	22

******

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all of the information that you should consider before investing in the Offered Preferred Shares. You should review the more detailed information contained or incorporated by reference in this prospectus and in the Statement of Additional Information, particularly the information set forth below under the heading “Risk Factors.”

The Fund

Bluerock Private Real Estate Fund (the “Fund”) is a continuously offered, non-diversified, closed-end management investment company. The Fund is an interval fund that provides investor liquidity by offering to make quarterly repurchases of each class of shares at that class of shares’ net asset value, which will be calculated on a daily basis. See “Quarterly Repurchases of Shares,” and “Determination of Net Asset Value.”

Investment Objectives and Policies

The Fund’s primary investment objective is to generate current income while secondarily seeking long-term capital appreciation with low to moderate volatility and low correlation to the broader markets.

The Fund pursues its investment objectives by investing, under normal circumstances, at least 80% of net assets, plus the amount of any borrowings for investment purposes, in “private real estate securities,” primarily in income producing equity and debt securities. The Fund invests in debt securities of any duration or maturity.

The Fund concentrates investments in the real estate industry, meaning that under normal circumstances, it invests over 25% of its assets in real estate industry securities. The Fund’s investments may be targeted in any one or more of the many sectors of the real estate market, including but not limited to the retail, office, multifamily, hospitality, industrial, residential, healthcare, life sciences and self-storage sectors. The Fund defines private real estate securities to include the common stock, partnership or similar interests, asset-backed securities, preferred stock, and secured or unsecured debt. Private real estate securities may be issued by a wide variety of entities including: private real estate investment funds managed by Institutional Investment Funds; Private REITs; and unregistered funds that invest principally in real estate. In certain circumstances or market environments the Fund may reduce its investment in private real estate securities and hold a larger position in cash or cash equivalents.

The Fund’s Statement of Additional Information (the “SAI”) contains a list of all of the fundamental and non-fundamental investment policies of the Fund, under the heading “Investment Objectives and Policies.”

Investment Strategy

The Fund pursues its investment objectives using a comprehensive investment strategy, primarily investing in a strategic combination of institutional private real estate investment funds and direct real estate assets.

The Fund is currently focused on the NNN, industrial real estate and private real estate credit sectors which the Advisor believes may offer attractive current and total return over a full market cycle. Each of these asset classes benefit from long-term secular tailwinds, including but not limited to reshoring of U.S. manufacturing activity, continued growth in e-commerce and diversification of supply chain models that prioritize proximity to the customer and a more elevated base rate environment versus the pre-COVID pandemic near-zero interest rates.

The Fund endeavors to enable investors to execute a comprehensive multi-strategy, multi-sector approach by making a single investment in the Fund, whereas due to the large minimums of many of the Institutional Investment Funds and significant equity requirements for direct real estate, such an approach may not otherwise be permitted or available to the investor.

Investment Advisor

Bluerock Fund Advisor, LLC was formed on May 11, 2012 and is registered with the SEC as an investment adviser. The Advisor is a subsidiary of Bluerock Enterprise Holdings, LP (“BEH” and, together with its affiliates, “Bluerock”). Bluerock is a leading institutional alternative asset manager with more than $20 billion in acquired and managed assets based in New York with regional offices across the United States. Bluerock principals have a collective 100+ years of investing experience with more than $120 billion of real estate and capital markets experience and manage multiple well-recognized real estate private and public company platforms.

Our Corporate Information

Our offices are located at 919 Third Avenue, 40th Floor, New York, NY 10022, and our telephone number is 1-844-819-8287.

THE OFFERING

Issuer	Bluerock Private Real Estate Fund

Securities Offered by Us	Up to 25 million Preferred Shares, with an aggregate Liquidation Preference of $250 million. The Preferred Shares will be issued in multiple series, including the Series A Preferred Shares and the Series B Preferred Shares.

Offering Price	$10.00 per share, subject to adjustments to reflect reductions in the selling commission and Dealer Manager Fee, as described in “Plan of Distribution.”

Manner of Offering	The Offered Preferred Shares may be purchased in semi-monthly closings; however, our Board of Trustees reserves the right in its sole discretion to suspend or modify semi-monthly closings from time to time when it believes it is in the best interests of the Fund. Each date on which Offered Preferred Shares are delivered is referred to as a “Closing Date.” For investors permitted to utilize DRS Settlement, we may sell Offered Preferred Shares using an investor application (the “Investor Application”), which will be delivered to the escrow agent. Prior to the receipt and acceptance of an Investor Application, such investor’s funds will be held in escrow. See “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from the sale of our securities to acquire investments in accordance with our investment objectives and strategies described in this prospectus supplement and in the accompanying prospectus, to make distributions to our shareholders, to pay expenses related to the Fund and offerings of the Fund’s securities, to repay any outstanding indebtedness or Preferred Shares and for other general working capital purposes. See “Use of Proceeds” in this prospectus supplement.

Liquidation Preference	In the event of a liquidation, dissolution or winding up of our affairs, holders of Offered Preferred Shares will be entitled to receive a liquidation distribution equal to the Liquidation Preference of $10.00 per share, plus an amount equal to accumulated but unpaid dividends, if any, on such shares (whether or not earned or declared, but excluding interest on such dividends) to, but excluding, the payment date.

Conversion at the Option of the Holder

So long as the Offered Preferred Shares have not been listed on a national securities exchange (which is not currently anticipated), Offered Preferred Shares will initially be convertible into our common shares on a semi-monthly basis, at the option of the holder of such Offered Preferred Shares (a “Holder Optional Conversion”), as follows:

Holder Notice of Conversion: Holders of Offered Preferred Shares may elect to convert their Offered Preferred Shares at any time by delivering to the Fund a notice of conversion (a “Holder Notice of Conversion”), subject to any Holder Optional Conversion Fee (as defined below).

Holder Conversion Deadline: A Holder Notice of Conversion will be effective as of the 15th calendar day of the month (or, if the 15th calendar day of the month is not a business day, then on the business day immediately following the 15th calendar day) or the last business day of the month, whichever occurs first after a Holder Notice of Conversion is duly received by the Fund (the “Holder Conversion Deadline”). A Holder Notice of Conversion must be received by the Fund on or before the Holder Conversion Deadline to be included in the conversion. If the Holder Notice of Conversion is received after 5:00 p.m. Eastern time on the Holder Conversion Deadline, it becomes effective on the next Holder Conversion Deadline.

Holder Conversion Exercise Date: For all Offered Preferred Shares duly submitted to us for conversion on or before a Holder Conversion Deadline, we will determine the Settlement Amount (defined below) on any business day after such Holder Conversion Deadline but before the next Holder Conversion Deadline (the “Holder Conversion Exercise Date”). Within such period, we may select the Holder Conversion Exercise Date in our sole discretion. We may, in our sole discretion, permit a holder to revoke their Holder Notice of Conversion at any time prior to 5:00 pm, Eastern time, on the business day immediately preceding the Holder Conversion Exercise Date.

We will settle any Holder Optional Conversion by paying or delivering, as the case may be, (A) any portion of the Settlement Amount (as defined below) that we elect to pay in cash and (B) a number of our common shares calculated using a conversion rate equal to (1) the Settlement Amount minus any portion of the Settlement Amount that we elect to pay in cash, divided by (2) the HOC Conversion Price.

For the Series A Preferred Shares, “Settlement Amount” means (A) the Liquidation Preference, plus (B) unpaid dividends accrued to, but not including, the Holder Conversion Exercise Date, minus (C) the Holder Optional Conversion Fee applicable on the respective Holder Conversion Deadline, if any.

For the Series B Preferred Shares, “Settlement Amount” means (A) the Liquidation Preference, plus (B) unpaid dividends accrued to, but not including, the Holder Conversion Exercise Date, minus (C) the Series B Clawback applicable on the respective Holder Conversion Exercise Date, if any. See “The Offering—Series B Clawback” in this prospectus supplement.

Common shares issued in connection with a Holder Optional Conversion can be issued at a price representing a discount to the then-current NAV per common share and we do not need shareholder approval in order to issue common shares based on a conversion rate that is below the then-current NAV per common share in connection with a Holder Optional Conversion. See “Risk Factors—Risks Relating to our Common Shares—Shareholders may incur dilution if we issue our common shares at conversion rates below the then current NAV per share.”

In the event that we provide notice of our intent to exercise an Issuer Optional Conversion (as defined below) with respect to Offered Preferred Shares for which a holder has provided notice of its intent to exercise the Holder Optional Conversion, such holder may revoke its notice with respect to such Offered Preferred Shares by delivering a written notice of revocation to the Fund at any time prior to 5:00 pm, Eastern time, on the business day immediately preceding the Holder Conversion Exercise Date.

In the event that we exercise an Issuer Optional Conversion with respect to any Offered Preferred Shares, the holder of such Offered Preferred Shares may instead elect a Holder Optional Conversion, provided, that the date of conversion for such Holder Optional Conversion would occur prior to the date of conversion for the Issuer Optional Conversion. See “Conversion at the Option of the Issuer” below.

Holder Optional Conversion Fee

The Series A Preferred Shares are subject to an early conversion fee (the “Holder Optional Conversion Fee”) if they are converted by their holder within four years of issuance. The amount of the fee equals a percentage of the maximum public offering price disclosed herein based on the year in which the conversion occurs after a given Series A Preferred Share is issued as follows:

● Prior to the first anniversary of the issuance of such share: 8.00% of the maximum public offering price disclosed herein, which equals $0.80 per share;

● On or after the first anniversary but prior to the second anniversary: 6.00% of the maximum public offering price disclosed herein, which equals $0.60 per share;

● On or after the second anniversary but prior to the third anniversary: 5.00% of the maximum public offering price disclosed herein, which equals $0.50 per share;

● On or after the third anniversary but prior to the fourth anniversary: 4.00% of the maximum public offering price disclosed herein, which equals $0.40 per share; and

● On or after the fourth anniversary: 0.00%.

We are permitted to waive the Holder Optional Conversion Fee through public announcement of the terms and duration of such waiver. Any such waiver would apply to any holder of Offered Preferred Shares qualifying for the waiver and exercising a Holder Optional Conversion during the pendency of the term of such waiver. Although we have retained the right to waive the Holder Optional Conversion Fee in the manner described above, we are not required to establish any such waivers and we may never establish any such waivers.

Series B Clawback

If a holder of Series B Preferred Shares exercises a Holder Optional Conversion within the first twelve months following the issuance of such Series B Preferred Shares, the Settlement Amount payable to such holder will be reduced by the aggregate amount of all dividends, whether paid or accrued, on such Series B Preferred Shares in the three full months prior to the Holder Conversion Exercise Date, if any (the “Series B Clawback”).

We are permitted to waive the Series B Clawback at our sole discretion. If we choose to waive the Series B Clawback in connection with a Holder Optional Conversion and we choose to settle such Holder Optional Conversion wholly or partially in cash, we will publicly announce the terms and duration of such waiver, and such waiver would apply to any holder of Series B Preferred Shares qualifying for the waiver and exercising a Holder Optional Conversion during the pendency of the term of such waiver. If we choose to settle such Holder Optional Conversion entirely in our common shares, no such announcement will be required and the waiver shall not apply to any additional holder. Although we have retained the right to waive the Series B Clawback in the manner described above, we are not required to establish any such waivers and we may never establish any such waivers.

Conversion at the Option of the Issuer	Subject to certain limitations, beginning two years from the date of issuance of a given Offered Preferred Share (or, if the Offered Preferred Shares have been listed on a national securities exchange, two years from the first date on which any Offered Preferred Shares were issued), such Offered Preferred Share may be converted at our option (an “Issuer Optional Conversion”), at any time or from time to time, for cash or our common shares, upon not less than 30 calendar days’ written notice to the holder prior to the date fixed for conversion thereof. We will settle any Issuer Optional Conversion by paying or delivering, as the case may be, (A) any portion of the IOC Payment (as defined below) that we elect to pay in cash and (B) a number of our common shares calculated using a conversion rate equal to (1) the IOC Payment minus any portion of the IOC Payment that we elect to pay in cash, divided by (2) the IOC Conversion Price; provided, that no portion of any Issuer Optional Conversion shall be paid in common shares unless such shares may be issued below NAV or, on the date of the Issuer Redemption Notice, the trading price of our common shares is at or above our NAV per common share.

In connection with an Issuer Optional Conversion, we may use commercially reasonable efforts to obtain or maintain any shareholder approval that may be required under the 1940 Act to permit us to issue our common shares below NAV. If we do not have or have not obtained any required shareholder approval under the 1940 Act to issue our common shares below NAV and the applicable Conversion Price is at a discount to the then-current NAV per common share, we will settle any conversions in connection with an Issuer Optional Conversion by paying or delivering, as the case may be, (A) any portion of the IOC Payment that we elect to pay in cash and (B) a number of our common shares calculated using a conversion rate equal to (1) (a) the IOC Payment, minus (b) any portion of the IOC Payment that we elect to pay in cash, divided by (2) the NAV per common share as of the close of business on the business day immediately preceding the date of conversion. See “Risk Factors—Risks Relating to our Common Shares—Shareholders may incur dilution if we issue our common shares at conversion rates below the then current NAV per common share.”

“IOC Payment” means (A) the Liquidation Preference, plus (B) unpaid dividends accrued to, but not including, the date fixed for conversion.

In addition, at any time following the issuance of the Offered Preferred Shares, we may opt to effect an Issuer Optional Conversion of any number of Offered Preferred Shares if our Board of Trustees determines, in its sole discretion, that the conversion of the Offered Preferred Shares is necessary to comply with the asset coverage requirements of the 1940 Act applicable to the Fund (as described above), to maintain the Fund’s status as a RIC, to maintain or enhance one or more of the Fund’s credit ratings, to help comply with regulatory or other obligations, to achieve a strategic transaction, or to improve the liquidity position of the Fund.

If we exercise an Issuer Optional Conversion for less than all of the outstanding Offered Preferred Shares, then Offered Preferred Shares will be selected for conversion on a pro rata basis or by lot across holders of the Offered Preferred Shares; provided, that if we exercise the Issuer Optional Conversion prior to the two year anniversary of the issuance of any Offered Preferred Shares, we will first convert on a pro rata basis or by lot the minimum number of Offered Preferred Shares that have been issued for more than two years necessary to achieve our Board of Trustees’ objective for the conversion, and, if the conversion of all such Offered Preferred Shares is insufficient to cause us to achieve such objective, we will then convert on a pro rata basis or by lot the minimum number of Offered Preferred Shares that have not been outstanding for two years for us to achieve the objective of our Board of Trustees.

No Holder Optional Conversion Fee will be charged upon an Issuer Optional Conversion.

Change of Control Redemption by the Fund

Upon the occurrence of a Change of Control (as defined below), we will be required to redeem all outstanding Offered Preferred Shares in whole within 60 days after the first date on which such Change of Control occurred, in cash at a redemption price of $10.00 per share, plus an amount equal to all accrued but unpaid cash dividends, if any, to and including the redemption date. If Delaware law solvency tests prohibit us from paying the full redemption price in cash, then we will pay such portion as would otherwise violate the solvency tests in common shares to holders on a pro rata basis, based on the closing price per share of our common shares for the single trading day prior to the date of redemption. Further, our obligation to redeem any of the Offered Preferred Shares in cash may be restricted by Delaware law.

A “Change of Control” is when, after the initial issuance of the Offered Preferred Shares, any of the following has occurred and is continuing:

●   a “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than our company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common shares representing more than 50% of the total voting power of all of our outstanding common shares that are entitled to vote generally in the election of trustees, with the exception of the formation of a holding company;

●   consummation of any share exchange, consolidation or merger of our company or any other transaction or series of transactions pursuant to which our common shares will be converted into cash, securities or other property, (1) other than any such transaction where the common shares outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the common equity of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, and (2) expressly excluding any such transaction preceded by our company’s acquisition of the capital stock of another company for cash, securities or other property, whether directly or indirectly through one of our subsidiaries, as a precursor to such transaction; or

●   Continuing Trustees cease to constitute at least a majority of our Board of Trustees.

“Continuing Trustee” means a trustee who either was a member of our Board of Trustees on May 4, 2026 or who becomes a member of our Board of Trustees subsequent to that date and whose appointment, election or nomination for election by our shareholders was duly approved by a majority of the Continuing Trustees on our Board of Trustees at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Fund on behalf of our Board of Trustees in which such individual is named as nominee for trustee.

Mandatory Conversion for Asset Coverage	If, at any time following the issuance of the Offered Preferred Shares, we fail to maintain asset coverage (as defined in Section 18(h) of the 1940 Act) of at least 200% as of the last business day of any calendar quarter and such failure is not cured by the date that is 30 calendar days following the filing date of our Annual Report on Form N-CSR, Semiannual Report on Form N-CSRS or Quarterly Report on Form N-PORT, as applicable, for that quarter (the “Asset Coverage Cure Date”), then we shall, to the extent permitted under the 1940 Act and Delaware Law, within 90 calendar days of the Asset Coverage Cure Date, effect a conversion (an “Asset Coverage Conversion”), or a redemption, as the case may be, of the number of our Preferred Shares (which at our discretion may include any number of Offered Preferred Shares but would not necessarily include the Offered Preferred Shares before other of our Preferred Shares, if any have then been issued) that, when combined with any debt securities redeemed for failure to maintain the asset coverage required by the indenture governing such securities, (1) results in us having asset coverage of at least 200%, or (2) if fewer, the maximum number of Preferred Shares that can be converted out of funds legally available for such conversion. In connection with any conversion for failure to maintain such asset coverage, we may, in our sole option, convert such additional number of Preferred Shares that will result in asset coverage up to and including 285%. Any Asset Coverage Conversion shall be settled in the same manner as an Issuer Optional Conversion.

If Offered Preferred Shares are to be converted for failure to maintain asset coverage of at least 200%, such shares will be converted at a conversion price equal to the Liquidation Preference plus accumulated but unpaid dividends, if any, on such shares (whether or not declared, but excluding interest on accumulated but unpaid dividends, if any) to, but excluding, the date fixed for such conversion. See “Description of the Offered Preferred Shares—Conversion or Redemption—Conversion for Failure to Maintain Asset Coverage” in this prospectus supplement.

Selling Commission	Up to 6.0% of the Liquidation Preference, paid by the Fund to the Dealer Manager, with respect to each Series A Preferred Share sold. Reductions in selling commissions will be reflected in reduced public offering prices as described in the “Plan of Distribution” section of this prospectus supplement and the net proceeds to us will not be impacted by such reductions; therefore, our net proceeds from all Series A Preferred Shares will be reduced by 6.0% of the Liquidation Preference, although the selling commission paid by us to our Dealer Manager may represent less than 6.0% of the Liquidation Preference. The selling commission is reallowable, in whole or partially, to Selling Agents.

The Dealer Manager may enter into Selling Agreements with Selling Agents for the sale and distribution of the Series A Preferred Shares. The Fund or its affiliates may pay additional compensation to Selling Agents in connection with the sale of Series A Preferred Shares. In return for the additional compensation, the Fund may receive certain marketing benefits or services including access to a broker’s or dealer’s registered representatives, placement on a list of investment options offered by a broker or dealer, or the ability to assist in training and educating the broker’s or dealer’s registered representatives. The additional compensation may differ among brokers or dealers in amount or in the method of calculation. Payments of additional compensation may be fixed dollar amounts, based on the aggregate value of outstanding Series A Preferred Shares held by holders introduced by the broker or dealer, or determined in some other manner. The receipt of additional compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

Dealer Manager Fee	Up to 3.0% of the Liquidation Preference, paid by the Fund to the Dealer Manager, with respect to each Offered Preferred Share sold. Reductions in Dealer Manager Fee will be reflected in reduced public offering prices as described in the “Plan of Distribution” section of this prospectus supplement and the net proceeds to us will not be impacted by such reductions; therefore, our net proceeds from all Offered Preferred Shares will be reduced by 3.0% of the Liquidation Preference, although the Dealer Manager Fee paid by us to our Dealer Manager may represent less than 3.0% of the Liquidation Preference. The Dealer Manager Fee is reallowable, in whole or partially, to Selling Agents.

Dividends

We intend to pay monthly dividends on the Offered Preferred Shares at a fixed annual rate of 7.00% of the Liquidation Preference ($0.70 per share per year) (the “Dividend Rate”). Our Board of Trustees may determine not to declare, or may be precluded from declaring, such dividends if our Board of Trustees believes it is not in the best interest of our shareholders or if we fail to maintain the asset coverage required by the 1940 Act. The Dividend Rate will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Cumulative cash dividends on each Offered Preferred Share will be payable monthly, when, as and if declared, or under authority granted, by our Board of Trustees out of funds legally available for such payment. The first period for which dividends on the Offered Preferred Shares offered pursuant to this prospectus supplement will be calculated (each such period, a “Dividend Period”) will commence upon the first issuance of any Offered Preferred Shares (the “Date of Original Issue”). In the case of a given Offered Preferred Share issued on a date subsequent to the Date of Original Issue, (a) if such share is issued before the Record Date (as defined below) for the Dividend Period in which such share is issued, dividends and distributions on such Offered Preferred Share will accumulate from the first day of such Dividend Period and (b) if such share is issued after the Record Date for the Dividend Period in which such share is issued, dividends and distributions on such Offered Preferred Share will accumulate from the first day of the Dividend Period immediately following the issuance of such share. See “Description of the Offered Preferred Shares—Dividends—Dividend Periods” in this prospectus supplement.

Dividend Reinvestment Plan	Under our amended and restated dividend reinvestment plan (the “DRIP”), each holder of at least one full Offered Preferred Share will be automatically enrolled in the DRIP and distributions on our Offered Preferred Shares are automatically reinvested in additional Offered Preferred Shares of the same series at a 5% discount of the Liquidation Preference by Computershare (the “DRIP Agent”), unless the holder opts out of our DRIP. Holders of our Offered Preferred Shares who receive distributions in the form of additional Offered Preferred Shares are nonetheless subject to the applicable federal, state or local taxes on the reinvested distribution but will not receive a corresponding cash distribution with which to pay any applicable tax. Offered Preferred Shares received through our DRIP will have the same original issuance date, (i) for purposes of the Holder Optional Conversion Fee and (ii) for other terms of the Offered Preferred Shares based on issuance date, as the Offered Preferred Shares for which the dividend was declared. Distributions that are reinvested through the issuance of new shares increase our shareholders’ equity on which a management fee is payable to the Advisor. If we declare a distribution payable in cash, holders of our Offered Preferred Shares who opt out of participation in our DRIP (including those holders whose shares are held through a broker or other nominee who has opted out of participation in our DRIP) generally will receive such distributions in cash. For more information on our DRIP, see “Description of the Offered Preferred Shares — Dividends – Dividend Reinvestment Plan.”

Ranking

The Offered Preferred Shares will be senior securities that constitute capital stock. The Offered Preferred Shares will rank:

●   senior to our common shares in priority of payment of dividends and as to the distribution of assets upon dissolution, liquidation or the winding-up of our affairs;

●   equal in priority with all other series of Preferred Shares we may issue in the future, as to priority of payment of dividends and as to distributions of assets upon dissolution, liquidation or the winding-up of our affairs; and

●   subordinate in right of payment to the holders of any of our future senior indebtedness.

Subject to the asset coverage requirements of the 1940 Act, we may issue additional series of Preferred Shares (or additional Offered Preferred Shares), but we may not issue additional classes of shares of beneficial interest that rank senior or junior to the Offered Preferred Shares as to priority of payment of dividends or as to the distribution of assets upon dissolution, liquidation or winding-up of our affairs.

Leverage

We may use leverage as and to the extent permitted by the 1940 Act. We are permitted to obtain leverage using any form of financial leverage instruments, including funds borrowed from banks or other financial institutions, margin facilities, notes or Preferred Shares and leverage attributable to reverse repurchase agreements or similar transactions. See “Prospectus Supplement Summary — Financing and Hedging Strategy — Leverage by the Fund” in this prospectus supplement. We expect that we will, or that we may need to, raise additional capital in the future to fund our continued growth, and we may do so by entering into a credit facility, issuing additional Preferred Shares or debt securities or through other leveraging instruments.

Certain instruments that create leverage are considered to be senior securities under the 1940 Act. With respect to senior securities that are stocks (i.e., Preferred Shares), we are required under current law to have an asset coverage of at least 200%, as measured at the time of the issuance of any such Preferred Shares and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness plus the aggregate liquidation preference of any outstanding Preferred Shares. With respect to senior securities representing indebtedness (i.e., borrowing or deemed borrowing), other than temporary borrowings as defined under the 1940 Act, we are required under current law to have an asset coverage of at least 300%, as measured at the time of borrowing and calculated as the ratio of our total assets (less all liabilities and indebtedness not represented by senior securities) over the aggregate amount of our outstanding senior securities representing indebtedness.

Issuance Date Consolidation	All the Series A Preferred Shares or Series B Preferred Shares, as applicable, that are sold to investors on a given Closing Date will, as a group, be assigned a unique CUSIP number. We have the right pursuant to the terms of the Series A Preferred Shares or Series B Preferred Shares, as applicable, without shareholder approval, to consolidate all Offered Preferred Shares issued during any six-month period under a single CUSIP number. Following such consolidation, the deemed issuance date for such consolidated group of shares will be the earliest actual issuance date for any of such consolidated shares, but in no event will be earlier than six months prior to the date on which any of such consolidated shares were originally issued. If we exercise this right, Offered Preferred Shares that were issued later during the relevant six-month period will benefit in the sense that the dates on which the Holder Optional Conversion Fee or Series B Clawback applicable to such shares will be reduced or eliminated will occur sooner than it would have if we did not exercise this right; however, the earlier deemed issuance date for such shares will also mean that we will be permitted to exercise an Issuer Optional Conversion without constraint sooner than if we did not exercise such right, as the two-year anniversary of such deemed issuance date will occur sooner than the two-year anniversary of the actual issuance of such shares. Any consolidation of Offered Preferred Shares under a single CUSIP may be effected through a mandatory tender, exchange, conversion or other reorganization transaction, and cash may be issued in lieu of fractional shares in connection with any such transaction.

Restrictions on Transfers	Transfers of Offered Preferred Shares may be made only with the consent of the Fund, which consent may be granted or withheld in the sole and absolute discretion of the Fund’s Board of Trustees, which may, in its discretion, delegate such authority to the Advisor or the officers of the Fund.

Voting Rights	Except as otherwise provided in our declaration of trust or as otherwise required by law, (1) each holder of Offered Preferred Shares will be entitled to one vote for each Offered Preferred Share held on each matter submitted to a vote of our shareholders and (2) the holders of all outstanding Preferred Shares, and all outstanding common shares will vote together as a single class; provided that holders of Preferred Shares, voting separately as a class, will be entitled to elect two (2) of our trustees (the “Preferred Trustees”), and, if we fail to pay dividends on any outstanding Preferred Shares, in an amount equal to two (2) full years of dividends, and continuing until such failure is cured, will be entitled to elect a majority of our trustees.

Holders of the Series A Preferred Shares or Series B Preferred Shares, as applicable, will also vote separately as a class on any matter that materially and adversely affects any preference, right or power of holders of the Series A Preferred Shares or Series B Preferred Shares.

See “Description of the Offered Preferred Shares — Voting Rights” in this prospectus supplement.

Conversion and Paying Agent	Pursuant to the Transfer Agency and Registrar Services Agreement between the Fund and Computershare Trust Company, N.A. (“Computershare,” the “Transfer Agent” or “Conversion and Paying Agent”), Computershare serves as transfer agent and registrar, dividend disbursing agent and conversion and paying agent with respect to the Offered Preferred Shares.

U.S. Federal Income Taxes	We have elected to be treated, and intend to qualify annually, as a RIC under Subchapter M of the Code. Prospective investors are urged to consult their own tax advisors regarding the tax implications associated with acquiring, holding and disposing of an investment in the Offered Preferred Shares in light of their personal investment circumstances.

Risk Factors	Investing in the Offered Preferred Shares involves risks. You should carefully consider the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus before deciding to invest in the Offered Preferred Shares.

RISK FACTORS

Investing in the Offered Preferred Shares involves a number of significant risks. In addition to the risks described below and in “Risk Factors” in the accompanying prospectus, you should carefully consider the risks described below and all other information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to purchase our securities. The risks and uncertainties described below and in the accompanying prospectus are not the only ones facing us. Additional risks and uncertainties not presently known to us, or not presently deemed material by us, may also impair our operations and performance and the value of our securities.

If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected and the value of our securities may be impaired. If that happens, the NAV per common share and the trading price of the Offered Preferred Shares could decline and you may lose all or part of your investment.

The risks described below specifically relate to this offering. Please see the “Risk Factors” section of the accompanying prospectus and in the “Risks and Uncertainties” section of our Annual Report on Form N-CSR for the fiscal year ended September 30, 2025, filed with the SEC on December 8, 2025 and incorporated by reference herein, and in any other documents incorporated by reference herein.

Risks Related to the Offering

The price of our common shares may fluctuate significantly during the period used to calculate any Conversion Price and up to 16 calendar days will pass between the Holder Conversion Deadline and the applicable Holder Conversion Exercise Date, which may make it difficult for you to resell the Offered Preferred Shares or common shares issuable upon conversion of the Offered Preferred Shares when you want or at prices you find attractive.

The price of our common shares on the NYSE constantly fluctuates and we expect this to continue to be the case. Because the Offered Preferred Shares are convertible into our common shares based on the Conversion Price (with certain exceptions as described herein), which is in turn based on the price of our common shares, volatility or declining prices for our common shares during the period used to determine the Conversion Price or during the period between when a holder delivers a Holder Notice of Conversion and the related Holder Conversion Exercise Date could have a similar effect on the value of the Offered Preferred Shares or the price thereof when and if the Offered Preferred Shares are listed on a national securities exchange.

The price of our common shares may fluctuate as a result of a variety of factors, many of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to:

●	price and volume fluctuations in the overall stock market from time to time;

●	investor demand for our common shares;

●	significant volatility in the market price and volume of securities of registered closed-end management investment companies or other companies in our sector, which are not necessarily related to the operating performance of these companies;

●	changes in regulatory policies or tax guidelines with respect to RICs or registered closed-end management investment companies;

●	failure to qualify as a RIC, or the loss of RIC status;

●	any shortfall in revenue or net income or any increase in losses from levels expected by investors or securities analysts;

●	changes, or perceived changes, in the value of our portfolio investments;

●	departures of any members of the Advisor’s Senior Investment Team;

●	operating performance of companies comparable to us; or

●	general economic conditions and trends and other external factors.

In addition, in recent years, the stock market in general has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons often unrelated to their operating performance. These broad market fluctuations may adversely affect our share price, regardless of our operating results.

The consideration paid upon a Holder Optional Conversion or Issuer Optional Conversion is uncertain.

Under the terms of the Offered Preferred Shares, we or holders of Offered Preferred Shares may choose to convert Offered Preferred Shares at a time when the market price of common shares has dropped significantly. If we elect to settle conversions in our common shares, this may cause significant dilution to the NAV per common share, including common shares owned by holders of Offered Preferred Shares that had previously converted their Offered Preferred Shares into common shares. We may elect to settle conversions solely in cash, provided that cash is available after taking into account the leverage requirements under the 1940 Act and the terms of any of our outstanding senior securities at the time, and provided that we are otherwise entitled to satisfy conversions or redemptions in cash as described in this prospectus supplement.

The HOC Rate and, assuming we have any required shareholder approval under the 1940 Act to issue our common shares below NAV, the IOC Rate, are both based on the Conversion Price, which may represent a discount to the then-current NAV per common share. If the Conversion Price in connection with an Issuer Optional Conversion would represent a discount to the then-current NAV per common share but we do not have or have not obtained any required shareholder approval under the 1940 Act to issue our common shares below NAV, then the Offered Preferred Shares will be converted into common shares calculated using a conversion rate based on the NAV per common share as of the close of business on the business day immediately preceding the date of conversion. In this circumstance, there may be fewer common shares issued upon conversion of Offered Preferred Shares; while this would reduce dilution to existing common shareholders, including former holders of Offered Preferred Shares who had previously converted their holdings to common shares, it would also reduce the proportionate interest in the Fund for holders of Offered Preferred Shares subject to such an Issuer Optional Conversion. Conversely, if we do have or have obtained such shareholder approval and effect an Issuer Optional Conversion at a Conversion Price that represents a discount to the then-current NAV per common share, such Issuer Optional Conversion would result in greater dilution to existing common shareholders (including former holders of Offered Preferred Shares who had previously converted their holdings to common shares). Additionally, conversions at a Conversion Price that represents a discount to the then-current NAV per common share upon the exercise of a Holder Optional Conversion will not require shareholder approval. Dilution due to issuance of common shares at a discount to the then-current NAV per share may be more likely given that the notice period for a Holder Optional Conversion is shorter than the notice period for an Issuer Optional Conversion, which means that holders of Offered Preferred Shares can supersede any Issuer Optional Conversion by effecting a Holder Optional Conversion and thereby obtain a conversion rate based on the Conversion Price (assuming the conversion of Offered Preferred Shares is settled in our common shares and not cash), even if we do not have or have not obtained any required shareholder approval under the 1940 Act to issue our common shares below NAV. See “Issuances of Common Shares Below Net Asset Value.”

There is no cap on the number of our common shares that can be issued upon the conversion of Offered Preferred Shares. The conversion of Offered Preferred Shares into common shares could cause the price of our common shares to decline significantly.

There is no cap on the number of our common shares that can be issued upon the conversion of Offered Preferred Shares. Because the number of our common shares issued upon conversion of the Offered Preferred Shares will be based on the then-current price of our common shares, the lower the price of our common shares at the time of conversion, the more of our common shares into which the Offered Preferred Shares are convertible and the greater the dilution that will be experienced by holders of our common shares. Accordingly, there is no limit on the amount of dilution that may be experienced by holders of our common shares.

The issuance of the Offered Preferred Shares may be followed by a decline in the price of our common shares, creating additional dilution to the existing holders of the common shares. Such a price decline may allow holders of Offered Preferred Shares to convert Preferred Shares into large amounts of our common shares. As our common shares are issued upon conversion of the Offered Preferred Shares, our common shares price may decline further.

Additionally, the issuance of the Offered Preferred Shares could result in our failure to comply with NYSE’s listing standards. NYSE’s listing standards that may be affected by the issuance of the Offered Preferred Shares include voting rights rules, bid price requirements, listing of additional shares rules, change in control rules and NYSE discretionary authority rules. Failure to comply with any of these rules could result in the delisting of the Fund’s securities from the NYSE or impact the ability to list the Offered Preferred Shares on a national securities exchange.

The potential decline in the price of our common shares described above may negatively affect the price of our common shares and our ability to obtain financing in the future. In addition, the issuance of the Offered Preferred Shares may provide incentives for holders thereof that intend to convert their shares to seek to cause a decline in the price of our common shares (including through selling our common shares short) in order to receive an increased number of our common shares upon such conversion of the Offered Preferred Shares, and may encourage other investors to sell short or otherwise dispose of our common shares.

The Offered Preferred Shares will be subject to a risk of early conversion at our option and holders may not be able to reinvest their funds.

Subject to certain limited exceptions, we may elect to convert any outstanding Offered Preferred Share at any time after it has been outstanding for two years. We also may be forced to convert some or all of the outstanding Offered Preferred Shares to meet regulatory asset coverage requirements. Any such conversion may occur at a time that is unfavorable to holders of the Offered Preferred Shares. We may have an incentive to convert the Offered Preferred Shares if market conditions allow us to issue additional Offered Preferred Shares or debt securities at a dividend or interest rate that is lower than the dividend rate on the Offered Preferred Shares. In the event that the Offered Preferred Shares are listed on a national securities exchange, the possibility of early conversion at our option may also limit the potential for price appreciation, if any. See “Description of the Offered Preferred Shares – Conversion at the Option of the Issuer.”

If we convert Offered Preferred Shares, the holders of such converted shares face the risk that the return on an investment purchased with proceeds from such conversion may be lower than the return previously obtained or anticipated from the investment in Offered Preferred Shares.

Our requirement to redeem the Offered Preferred Shares in the event of a Change of Control may, in either case, deter a change of control transaction otherwise in the best interests of our shareholders.

Upon the occurrence of a Change of Control (as defined below), we will be required to redeem all outstanding Offered Preferred Shares in whole within 60 days after the first date on which such Change of Control occurred, in cash at a redemption price of $10.00 per share, plus an amount equal to all accrued but unpaid cash dividends, if any, to and including the redemption date. If Delaware law solvency tests prohibit us from paying the full redemption price in cash, then we will pay such portion as would otherwise violate the solvency tests in common shares to holders on a pro rata basis, based on the closing price per share of our common shares for the single trading day prior to the date of redemption. Further, our obligation to redeem any of the Offered Preferred Shares in cash may be restricted by Delaware law.

A “Change of Control” is when, after the initial issuance of the Offered Preferred Shares, any of the following has occurred and is continuing:

●	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than our company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common shares representing more than 50% of the total voting power of all of our outstanding common shares that are entitled to vote generally in the election of trustees, with the exception of the formation of a holding company;
●	consummation of any share exchange, consolidation or merger of our company or any other transaction or series of transactions pursuant to which our common shares will be converted into cash, securities or other property, (1) other than any such transaction where the common shares outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the common equity of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, and (2) expressly excluding any such transaction preceded by our company’s acquisition of the capital stock of another company for cash, securities or other property, whether directly or indirectly through one of our subsidiaries, as a precursor to such transaction; or
●	Continuing Trustees cease to constitute at least a majority of our Board of Trustees.

“Continuing Trustee” means a trustee who either was a member of our Board of Trustees on May 4, 2026 or who becomes a member of our Board of Trustees subsequent to that date and whose appointment, election or nomination for election by our shareholders was duly approved by a majority of the Continuing Trustees on our Board of Trustees at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Fund on behalf of our Board of Trustees in which such individual is named as nominee for trustee.

The terms of the Offered Preferred Shares limit our ability to exercise an Issuer Optional Conversion.

Except in limited circumstances as described elsewhere in this prospectus supplement, we may elect to convert any outstanding Offered Preferred Share only after it has been outstanding for two years. This could impair our ability to use an Issuer Optional Conversion (subject to the limitations described herein on an Issuer Optional Conversion) as a tool to manage our leverage position, liquidity, regulatory, contractual or other obligations or to achieve our strategic objectives. Our inability to use the Issuer Optional Conversion as such a tool may require us to address any such matters in a different manner that may not be as advantageous as an Issuer Optional Conversion, which could negatively affect our results of operations.

A liquid secondary market may not develop for the Offered Preferred Shares.

The Offered Preferred Shares will have a limited market, if any. As a result, we cannot predict the patterns of the Offered Preferred Shares, and a liquid secondary market may not develop. Holders of the Offered Preferred Shares may be able to sell such shares only at substantial discounts from the Liquidation Preference. There is a risk that the Offered Preferred Shares may be thinly traded, and the market for such shares may be relatively illiquid compared to the market for other types of securities, with the spread between the bid and asked prices considerably greater than the spreads of other securities with comparable terms and features.

The Offered Preferred Shares are subject to restrictions on transfer.

An investment in the Offered Preferred Shares is highly illiquid and is not suitable for investors who need access to their capital. The Offered Preferred Shares are subject to substantial restrictions on transfer under the supplement to our declaration of trust setting forth the terms of the Offered Preferred Shares. No Holder may sell, assign, or otherwise transfer their Offered Preferred Shares without the prior written consent of the Fund, which consent may be granted or withheld in the sole and absolute discretion of the Board of Trustees, which may, in its discretion, delegate such authority to the Advisor or the officers of the Fund. Any transfer made without such consent will not be recognized by the Fund and may be voided. Because of these restrictions, you may be required to bear the financial risk of an investment in the Offered Preferred Shares for an indefinite period of time.

Common shares, which Offered Preferred Shares may be converted into, rank junior to the Preferred Shares with respect to dividends and upon liquidation.

We may choose to convert the Offered Preferred Shares to our common shares (subject to the limitations described herein on an Issuer Optional Conversion). Holders of Offered Preferred Shares may also choose to convert their Offered Preferred Shares, subject to our election to settle conversions in cash or our common shares or a combination thereof. The rights of the holders of Preferred Shares rank senior to the rights of the holders of our common shares as to dividends and payments upon liquidation. Unless full cumulative dividends on our shares of all series of our Preferred Shares for all past dividend periods have been declared and paid (or set apart for payment), we will not declare or pay dividends with respect to any of our common shares for any period. Upon liquidation, dissolution or winding up of the Fund, the holders of our Preferred Shares are entitled to receive the Liquidation Preference of $10.00 per share, plus an amount equal to any accumulated, accrued and unpaid dividends at the applicable rate, after provision is made for our senior liabilities, but prior and in preference to any distribution to the holders of our common shares or any other class of our equity securities junior to our Preferred Shares.

We may issue our common shares in offerings that are not a part of this offering or described in this prospectus supplement and we may also issue additional Preferred Shares or debt securities that are convertible into our common shares.

We may issue common shares in one or more offerings that are not a part of this offering or described in this prospectus supplement. In addition, we may issue additional Preferred Shares or debt securities that are convertible into our common shares. The net effect of both types of offerings would be to increase the number of our common shares outstanding or available, which could negatively impact the market price of our common shares and cause the market value of our common shares to become more volatile. Because the Offered Preferred Shares are convertible into our common shares, any such conversions may also impact the value of our Offered Preferred Shares. Further, to the extent that our common shares are issued in connection with a conversion effected at a price below the then-current NAV per common share, existing common shareholders would experience dilution of their interest (both voting and economic, in terms of NAV) in the Fund.

A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or our Preferred Shares or debt securities, if any, or change in the debt markets could cause the liquidity or market value of the Offered Preferred Shares to decline significantly, or result in increased exercises of Holder Optional Conversions, which could result in dilution of the NAV per common share or reduce our liquid assets.

Any credit rating is an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in any credit ratings will generally affect the market value of our Preferred Shares and our debt securities. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of our Preferred Shares and debt securities. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor any Selling Agent undertakes any obligations to obtain or maintain any credit ratings or to advise holders of the Offered Preferred Shares of any changes in any credit ratings. There can be no assurance that any credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agencies if, in their judgment, future circumstances relating to the basis of the credit rating, such as adverse changes in the Fund, warrant such action. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Offered Preferred Shares. Additionally, real or anticipated changes in any credit ratings could lead holders of the Offered Preferred Shares to effect a Holder Optional Conversion of some or all of their Offered Preferred Shares. To the extent that such Holder Optional Conversions are settled in whole or in part in cash, such conversions would reduce our liquid assets, and to the extent that such Holder Optional Conversions are settled in whole or in part in our common shares, such conversions could result in dilution to the NAV per common share if the applicable Conversion Price is at a discount to the then-current NAV per common share.

The rights of holders of the Offered Preferred Shares will be subordinated to the rights of holders of senior indebtedness.

While the holders of the Offered Preferred Shares will have equal liquidation and distribution rights to any other series of our Preferred Shares we may issue in the future, they will be subordinated to the rights of holders of senior indebtedness we may issue in the future. Therefore, dividends, distributions and other payments to preferred shareholders in liquidation or otherwise may be subject to prior payments due to the holders of senior indebtedness. In addition, the 1940 Act may provide debt holders with voting rights that are superior to the voting rights of our Preferred Shares.

To the extent that our distributions represent a return of capital for U.S. federal income tax purposes, holders of Offered Preferred Shares may recognize an increased gain or a reduced loss upon subsequent sales (including cash redemptions or conversions) of their Offered Preferred Shares.

The dividends payable by us on the Offered Preferred Shares may exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. If that were to occur, it would result in the amount of distributions that exceed our earnings and profits being treated first as a return of capital to the extent of the holder’s adjusted tax basis in the holder’s Offered Preferred Shares and then, to the extent of any excess over the holder’s adjusted tax basis in the holder’s Offered Preferred Shares, as capital gain. Any distribution that is treated as a return of capital will reduce the holder’s adjusted tax basis in the holder’s Offered Preferred Shares, and subsequent sales (including cash redemptions or conversions) of such holder’s Offered Preferred Shares will result in recognition of an increased taxable gain or reduced loss due to the reduction in such adjusted tax basis. See “Tax Matters” in the accompanying prospectus.

Risks Relating to our Common Shares

Because the Offered Preferred Shares may be converted into common shares, holders who exercise their option to convert Offered Preferred Shares into common shares, or whose Offered Preferred Shares are converted into common shares at our option, will be subject to the risks of an investment in our common shares. These risks are reflected in the risk factors included in the accompanying prospectus and in our other filings with the SEC incorporated by reference herein, which you should review carefully. See “Incorporation by Reference.”

Shareholders may incur dilution if we issue common shares at conversion rates below the then-current NAV per share.

The 1940 Act prohibits us from issuing our common shares at a price representing a discount to the then-current NAV per share, with certain exceptions. One such exception is prior shareholder approval of issuances below NAV. We do not currently have shareholder approval of issuances below NAV. In connection with an Issuer Optional Conversion or Asset Coverage Conversion, we may use commercially reasonable efforts to obtain or maintain any shareholder approval that may be required under the 1940 Act to permit us to issue our common shares below NAV. In addition, common shares issued in connection with a Holder Optional Conversion can be issued at a price representing a discount to the then-current NAV per share and we do not need shareholder approval in order to issue common shares based on a conversion rate that is below the then-current NAV per share in connection with a Holder Optional Conversion.

If we were to issue common shares below NAV per share in connection with any Issuer Optional Conversion, Asset Coverage Conversion, or Holder Optional Conversion, such issuances would result in an immediate dilution to the NAV per share. This dilution would occur as a result of the issuance of shares at a price below the then-current NAV per share and a proportionately greater decrease in a shareholder’s interest in our earnings and assets and voting interest in us than the increase in our assets resulting from such issuance. Our common shares may also experience a related decline in the market price per share.

Because the number of our common shares that could be so issued and the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted with certainty. See “Issuances of Common Shares Below Net Asset Value.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

All statements contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus, other than historical facts, may constitute “forward-looking statements.” These statements may relate to, among other things, future events or our future operating results, actual and potential conflicts of interest with the Advisor, the Administrator and their affiliates, and the adequacy of our financing sources and working capital, among other factors. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “may,” “might,” “believe,” “will,” “provided,” “anticipate,” “future,” “could,” “growth,” “plan,” “project,” “intend,” “expect,” “should,” “would,” “if,” “seek,” “possible,” “potential,” “likely” or the negative or other variations of such terms or comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include:

●	changes in the economy and the capital markets;

●	risks associated with negotiation and consummation of pending and future transactions;

●	changes in our investment objectives and strategy;

●	availability, terms (including the possibility of interest rate volatility) and deployment of capital;

●	changes in interest rates, exchange rates, regulation or the general economy;

●	changes in governmental regulations, tax rates and similar matters;

●	our ability to exit investments in a timely manner;

●	our ability to maintain our qualification as a RIC;

●	our investment portfolio performance particularly as it relates to cash flow, prepayment rates, and credit performance;

●	increased competition;

●	use of the proceeds of this offering;

●	our ability to sell the Offered Preferred Shares in this offering in the amounts and on the terms contemplated, or at all; and

●	those factors described in the “Risk Factors” section of this prospectus supplement and the accompanying prospectus and in similar sections in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We have based forward-looking statements on information available to us on the date of this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement or the accompanying prospectus, except as otherwise required by applicable law. The forward-looking statements contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus are excluded from the safe harbor protection provided by the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act.

SUPPLEMENT TO TAX MATTERS

The following summary of certain U.S. federal income tax considerations supplements the discussion set forth under the heading “Tax Matters” in the accompanying prospectus and is subject to the qualifications and assumptions set forth therein. The following summary is for general information only and is not tax advice. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular holders of Offered Preferred Shares in light of their personal investment or tax circumstances and does not apply to holders subject to special tax rules or shareholders that own or have owned, actually or constructively, 5% or more of our common shares or any series of Offered Preferred Shares. This discussion applies only to a holder of Offered Preferred Shares that acquires Offered Preferred Shares for cash pursuant to this offering at the offering price set forth in this prospectus supplement (i.e., 100% of the liquidation preference of the Offered Preferred Shares) and holds their share as capital assets (generally, assets held for investment). Holders that acquire Offered Preferred Shares at a different price may be subject to different consequences than those set forth herein. Except as otherwise expressly indicated, this discussion further assumes that we will pay all dividends on the Offered Preferred Shares on each dividend payment date and that such dividends will therefore not accumulate. No definitive or controlling legal authority or precedent exists for purposes of determining the consequences of the ownership, disposition, or conversion of the Offered Preferred Shares. Thus, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

EACH PROSPECTIVE HOLDER IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO IT OF ACQUIRING, HOLDING, CONVERTING, EXCHANGING, OR OTHERWISE DISPOSING OF THE OFFERED PREFERRED SHARES AND OF OUR ELECTION TO BE TAXED AS A RIC, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

General

Subject to the discussion below, an investment in the Offered Preferred Shares generally is subject to the same U.S. federal income tax considerations applicable to an investment in our common shares. See “Tax Matters” in the accompanying prospectus for a general discussion of the considerations relating to an investment in our common shares, which would also apply to common shares received upon conversion of the Offered Preferred Shares.

Distributions

In the case of distributions with respect to the Offered Preferred Shares, a holder of such shares generally will be subject to the same rules that are applicable to distributions received by holders of our common shares, as discussed in the accompanying prospectus. However, in determining the extent to which a distribution will be treated as being made from our earnings and profits, our earnings and profits will be allocated, on a pro rata basis, first to distributions with respect to our preferred shares, and then to our common shares. In addition, the IRS currently requires a RIC that has two or more classes of shares outstanding to report to each such class proportionate amounts of each type of its income (e.g., ordinary income, capital gain dividends, qualified dividend income, dividends eligible for the dividends received deduction) for each tax year based upon the percentage of total dividends distributed to each class for such year. Dividends are taxable to you even if they are reinvested in additional Offered Preferred Shares of the same series pursuant to the DRIP. Shares acquired pursuant to the DRIP should have an initial tax basis equal to the amount of the dividend reinvested (net of any applicable withholding tax) therein and a holding period that begins on the day after the date the dividend is paid.

Under Section 305(c) of the Code, a holder of convertible preferred stock of a corporation may be treated as having received a constructive distribution from the corporation if the conversion rate of the convertible preferred stock is adjusted (or fails to be adjusted) and as a result of such adjustment (or failure to adjust), the proportionate interest of such holder in the corporation’s assets or earnings and profits is increased, unless the adjustment (or failure to adjust) is made pursuant to a bona fide, reasonable anti-dilution formula. We do not expect to treat the reduction over time of the Holder Optional Conversion Fee applicable to the Offered Preferred Shares as an adjustment that gives rise constructive distributions under Section 305(c). However, no assurances can be given that the IRS would not challenge that position.

If we allow dividends on the Offered Preferred Shares to accumulate to an amount that exceeds certain thresholds in relation to a holder’s tax basis in the Offered Preferred Shares and subsequently pay such accumulated dividends, such payment could be characterized as an “extraordinary dividend” under the Code, with the result that certain corporate holders may be required to reduce their tax basis in the Offered Preferred Shares by a portion of such extraordinary dividend, and a non-corporate holder may be required to treat loss on the sale of such Offered Preferred Shares as long-term capital loss to the extent of a portion of the extraordinary dividends received. Prospective investors should consult their tax advisor with respect to these rules.

Sale or Exchange

Subject to the discussion below regarding redemptions and conversions of the Offered Preferred Shares, a holder generally will realize capital gain or loss on a sale or other disposition of Offered Preferred Shares measured by the difference between the holder’s amount realized on the sale or exchange and the holder’s adjusted tax basis in its Offered Preferred Shares, and such gain or loss would be treated in accordance with the sections of the discussion in the accompanying prospectus relating to sales and exchanges of common shares.

Redemptions

A redemption of Offered Preferred Shares (including a conversion of Offered Preferred Shares solely for cash) will be treated under Section 302 of the Code as a taxable sale or other disposition, in accordance with the sections of this discussion and the discussion in the accompanying prospectus relating to sales or other dispositions of our common shares by our shareholders (except that redemption proceeds attributable to declared but unpaid dividends, if any, generally would be treated as a distribution), if the redemption (i) is “substantially disproportionate” with respect to the holder; (ii) results in a “complete termination” of the holder’s share interest in us; or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares (including both Offered Preferred Shares and common shares) actually owned and considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code generally must be taken into account. In general, a holder that owns (actually or constructively) only an insubstantial percentage of the total equity interests in us and that exercises no control over our corporate affairs will be entitled to sale or exchange treatment if such holder experiences a reduction in its equity interest in us as a result of the redemption. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular holder of Offered Preferred Shares will depend upon the facts and circumstances as of the time the determination is made, prospective investors are advised to consult their tax advisors to determine such tax treatment.

If a redemption does not satisfy any of the foregoing tests, the amount of cash received in the redemption will be treated as a distribution, generally taxable in accordance with the sections of this discussion and the discussion in the accompanying prospectus relating to distributions to our shareholders, except that we expect to allocate our current earnings and profits to regular distributions on our preferred shares and common shares (in the manner described above), if any, before redemptions on the Offered Preferred Shares. The holder’s adjusted tax basis in the redeemed Offered Preferred Shares would, in that case, be transferred to the holder’s remaining stockholdings in us. If, however, the holder has no remaining shareholdings in us, such basis may, under certain circumstances, be transferred to a related person, or it may be lost entirely.

With respect to a redemption of our Offered Preferred Shares that is treated as a distribution but that is not otherwise taxable as a dividend because it exceeds our earnings and profits, the method by which a holder must reduce its basis is uncertain in situations where the holder owns different blocks of shares that were acquired at different prices and thus have different bases. Each holder should consult its own tax advisor with respect to the treatment of a redemption of our Offered Preferred Shares that is treated as a distribution.

Conversions

Conversion of the Offered Preferred Shares solely for common shares. Upon the conversion of Offered Preferred Shares solely into our common shares (and cash in lieu of a fractional share), you generally will not recognize gain or loss on the conversion, except with respect to cash received in lieu of a fractional share and amounts treated as attributable to dividend arrearages, which will be treated as described below. Your adjusted tax basis in our common shares received upon conversion of the Offered Preferred Shares will equal your tax basis in the corresponding Offered Preferred Shares (reduced by any basis allocable to a fractional share), except that the tax basis of common shares that are attributable to dividend arrearages will equal the fair market value of such shares at the time of conversion. Your holding period for our common shares received generally will include the holding period for the corresponding Offered Preferred Shares surrendered in the conversion, except that the holding period of common shares treated as attributable to dividend arrearages will commence on the day after the date of receipt.

Cash received in lieu of a fractional share upon conversion generally is expected to be treated as a payment in redemption of the fractional share in accordance with the discussion under “—Redemptions.” Your tax basis in a fractional share will be determined by allocating your tax basis in the common shares received (including the fractional share deemed received) between the common shares actually received upon conversion and the fractional share, in accordance with their respective fair market values.

Any common shares received in respect of accrued and unpaid dividends that have been declared will be taxable as described above under “—Distributions.” The tax treatment of a holder’s receipt of common shares paid upon conversion in respect of accrued and unpaid dividends that have not been declared is uncertain. Such common shares may be treated as (and we may choose to report such amounts as) a distribution as described under “-Distributions” in an amount equal to the lesser of (i) the amount of such accrued but unpaid dividends and (ii) the amount by which the fair market value of the common shares received in the conversion (including fractional shares deemed received) exceeds the issue price of the Offered Preferred Shares. References in this discussion to amounts treated as attributable to dividend arrearages include any amounts properly treated as distributions.

Conversion of the Offered Preferred Shares solely for cash. A conversion of Offered Preferred Shares in exchange solely for cash should be treated as a redemption in accordance with the discussion above under “—Redemptions.”

Conversion of the Offered Preferred Shares for cash and common shares. The tax treatment of a conversion of Offered Preferred Shares into cash and common shares is uncertain and subject to different possible characterizations. Upon such a conversion, we intend to treat the conversion as a recapitalization under Section 368(a)(1)(E) of the Code. Under that characterization, you would recognize gain equal to the lesser of (i) the excess of the fair market value of the common shares (including any fractional share) and cash received (excluding any amounts received that are treated as attributable to dividend arrearages, which would be treated as described above) over your tax basis in the Offered Preferred Shares and (ii) the amount of cash received (less any cash treated as attributable to dividend arrearages and any cash attributable to a fractional share). Such gain generally would be treated as capital gain on the disposition of the Offered Preferred Shares unless the receipt of cash has the effect of a dividend under Sections 302 and 356(a)(2) of the Code, in which case the portion of such gain equal to your ratable share, if any, of our earnings and profits would be treated as a dividend (with any remainder of such gain treated as capital gain). You would not be able to recognize any loss realized in the conversion (except with respect to cash received in lieu of a fractional share). Your adjusted tax basis in the common shares received in the recapitalization (excluding any common shares treated as attributable to dividend arrearages, which would have a tax basis equal the fair market value of such common shares) would equal your tax basis in the corresponding Offered Preferred Shares (reduced by any basis allocable to a fractional share), less the amount of cash received (excluding cash treated as attributable to dividend arrearages and any cash received in lieu of a fractional share), plus the amount of any taxable gain recognized on the conversion (other than with respect to a fractional share). Your holding period for the common shares received would include the holding period for the corresponding Offered Preferred Shares surrendered in the conversion except that the holding period of any common shares treated as attributable to dividend arrearages would commence on the day after the date of receipt.

Alternatively, if, in the unexpected event that the receipt of cash and common shares upon conversion of the Offered Preferred Shares is not treated as a single recapitalization, it is possible that the cash payment could be treated as the proceeds from the redemption of a portion of the Offered Preferred Shares and taxed as described above under “—Redemptions,” and the common shares received would be treated as received in a recapitalization of the remaining Offered Preferred Shares, which generally would not be taxable to you except to the extent of any common shares treated as attributable to dividend arrearages. In such case, although the law on this point is not entirely clear, your basis in the common shares received would equal a proportionate part (based on the relative fair market values of the common shares and the amount of cash you receive in the conversion) of the basis of the corresponding Offered Preferred Shares surrendered in the conversion and the holding period of the common shares received would include the period during which you held such Offered Preferred Shares, except that the holding period of any common shares treated as attributable to dividend arrearages would commence on the day after the date of receipt.

Cash received in lieu of a fractional share upon conversion into cash and common shares generally would be treated in accordance with the discussion above of cash in lieu of fractional shares under “—Conversion of the Offered Preferred Shares solely for common shares.”

Holders are urged to consult their tax advisors concerning the tax treatment to them if the Offered Preferred Shares are converted for a combination of our common shares and cash.

Reorganization Event. The treatment of the conversion of the Offered Preferred Shares into a security other than our common shares as a result of a Reorganization Event may depend on a number of factors, including the nature of the Reorganization Event and the security into which the Offered Preferred Shares are convertible, and such transaction could be in whole or in part a taxable transaction for any particular holder. Holders should consult their own tax advisors as to the treatment of any such transaction.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, if fully subscribed, will be approximately $224.375 million after deducting the maximum selling commission and Dealer Manager Fee payable by us of $22.50 million and estimated offering expenses of approximately $3.125 million payable by us.

We intend to use the proceeds from the sale of the Offered Preferred Shares to acquire investments in accordance with our investment objectives and strategies and for general working capital purposes, including, as applicable, making distributions to our shareholders, repaying any outstanding indebtedness, and/or paying expenses related to the Fund and offerings of the Fund’s securities. We cannot estimate the approximate amount intended to be used for each of these purposes. Such amounts will depend on our cash flow needs after closing of the offering, market conditions and other factors.

We currently anticipate that it will generally take approximately three to six months after the receipt of proceeds from the offering of securities to invest substantially all of such proceeds of the offering in our targeted investments or otherwise utilize such proceeds, although such period may vary and depends on the size of the offering and the availability of appropriate investment opportunities consistent with our investment objectives and market conditions. We cannot assure you we will achieve our targeted investment pace, which may negatively impact our returns. Until appropriate investments or other uses can be found, we may invest in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less, which we expect will have returns substantially lower than the returns that we anticipate earning from investments that are consistent with our investment objectives and strategies. Investors should expect, therefore, that before we have fully invested the proceeds of the offering in accordance with our investment objectives and strategies, our income may not exceed our expenses. To the extent that the net proceeds from this offering have not been fully invested in accordance with our investment objectives and strategies prior to the next payment of a distribution to our shareholders, a portion of the proceeds may be used to pay such distribution and may represent a return of capital.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025:

●	on an actual basis;

●	on a pro forma basis to give effect to (1) the payment of distributions of (i) $0.3335 per common share on November 19, 2025 to holders of record as of November 18, 2025; (ii) $0.1117 per common share on January 30, 2026 to holders of record as of January 16, 2026; and (iii) $0.1167 per common share on February 27, 2026 and March 27, 2026 to holders of record as of February 13, 2026 and March 12, 2026, respectively; (2) the declaration of distributions of (i) $0.1167 per common share, payable on April 30, 2026 to holders of record as April 15, 2026 and (ii) $0.1208 per common share, payable on each of May 29, 2026 and June 30, 2026, to holders of record as of May 20, 2026 and June 17, 2026, respectively (assuming, solely for purposes of preparing this capitalization table, that 50% of such distributions constitutes return of capital and the remaining 50% constitutes income); and (3) the disposition of certain of the Fund’s investments in the Fidelity Investments Money Market Funds – Government Portfolio (FIGXX) to cover payment of such distributions; and

●	on a pro forma (as adjusted) basis to give effect to (1) the distributions and dispositions described above; (2) the issuance and sale of up to 25 million Preferred Shares in this offering at a public offering price of $10.00 per share, after deducting the maximum selling commission and Dealer Manager Fee payable by us of $22.50 million and estimated offering expenses of approximately $3.125 million payable by us, inclusive of an estimated 1.25% of gross proceeds in organization and offering expenses (including due diligence expenses and fees for establishing servicing arrangements for new shareholder accounts); and (3) the application of the net proceeds of this offering as described in “Use of Proceeds.”

	Actual	Pro Forma	Pro Forma (as adjusted)
	(Dollars in Thousands)
Assets:
Investments, at value (Cost $4,168,012)	$4,244,985	$4,097,671	$4,322,046
Cash	12,804	12,804	12,804
Other assets	18,944	18,944	18,944
Total assets	$4,276,733	$4,129,419	$4,343,794
Liabilities:
Line of credit payable	$665,000	$665,000	$665,000
Other liabilities	9,788	9,788	9,788
Total liabilities	$674,788	$674,788	$674,788
Temporary Equity:
Offered Preferred Shares: none outstanding, actual and pro forma; 25,000,000 outstanding, pro forma (as adjusted)	$—	$—	$224,375
Total Temporary Equity	$—	$—	$224,375
Net Assets Attributable to Common Stock	$3,601,945	$3,454,631	$3,454,631
Net Assets consist of:
Paid-in capital	$3,526,034	$3,433,649	$3,433,649
Total distributable earnings/(accumulated deficit)	75,912	20,983	20,983
Total Net Assets Attributable to Common Stock	$3,601,945	$3,454,631	$3,454,631

ISSUANCES OF COMMON SHARES BELOW NET ASSET VALUE

We must obtain shareholder approval under the 1940 Act in order to issue our common shares below NAV in connection with any Issuer Optional Conversion or Asset Coverage Conversion. If we do not have or have not obtained any required shareholder approval under the 1940 Act to issue our common shares below NAV and the arithmetic average of the VWAP per common share over each of the five consecutive days preceding any conversion is at a discount to the then-current NAV per common share, we will settle any conversions in connection with an Issuer Optional Conversion or Asset Coverage Conversion by paying or delivering, as the case may be:

●	any portion of the IOC Payment that we elect to pay in cash; and

●	a number of our common shares at a conversion rate equal to (1) (a) the IOC Payment, minus (b) any portion of the IOC Payment that we elect to pay in cash, divided by (2) the NAV per common share as of the close of business on the business day immediately preceding the date of conversion.

See “Risk Factors—The consideration paid upon a Holder Optional Conversion or Issuer Optional Conversion is uncertain.” in this prospectus supplement.

A holder’s exercise of his or her Holder Optional Conversion option is not subject to the foregoing restrictions and limitations; however, the dilutive effects of such conversion to existing common shareholders would be the same as described below under “—Impact on Existing Shareholders Who Do Not Receive Common Shares Below NAV.”

We may issue our common shares pursuant to an Issuer Optional Conversion or Asset Coverage Conversion at prices below the most recently determined NAV per common share, if authorized to do so by our shareholders.

We may issue our common shares pursuant to an Issuer Optional Conversion or Asset Coverage Conversion at prices below the most recently determined NAV per common share, if authorized to do so by our shareholders. We will not issue common shares below NAV pursuant to an Issuer Optional Conversion, Asset Coverage Conversion or Holder Optional Conversion under our current registration statement if the cumulative dilution to our NAV per share from such issuances and other offerings and issuances of common shares at a price below NAV under the current registration statement exceed, in the aggregate, 15% (unless and until we subsequently amend the registration statement). This limit would be measured separately for each offering or issuance pursuant to the current registration statement by calculating the percentage dilution or accretion to aggregate NAV from that issuance and then summing the percentage from each issuance. For example, if our NAV per common share determined at the time of the first issuance was $25.00 and we have 100 million common shares outstanding, an issuance of 10 million common shares as a result of conversion of Preferred Shares at a Conversion Price of $15.00 per common share (an approximately 40.00% discount to NAV per share) would produce dilution of 3.64%. If we subsequently determined that our NAV per common share decreased to $21.25 on the then 110 million common shares outstanding and then made an additional issuance, we could, for example, issue approximately an additional 24.51 million common shares as a result of conversion of Preferred Shares at a Conversion Price of $8.00 per common share (an approximate 62.35% discount to our decreased NAV per common share of $21.25), which would produce dilution of 11.36%, before we would approach the aggregate 15% limit. If we file a new post-effective amendment, the threshold would reset.

Issuance by us of our common shares at a discount from the then-current NAV per share upon conversion of Offered Preferred Shares poses a potential risk for our common shareholders (whether or not they participate in this offering), as such issuance would result in an immediate dilution to the NAV per common share. This dilution would occur as a result of the issuance of shares at a price below the then-current NAV per common share and a proportionately greater decrease in a shareholder’s interest in our earnings and assets and voting interest in us than the increase in our assets resulting from such issuance. Because the number of our common shares that could be so issued and the timing of any issuance is not currently known, the actual dilutive effect cannot be predicted with certainty.

Impact On Existing Common Shareholders Who Do Not Receive Common Shares Below NAV

Our existing common shareholders who do not receive common shares below the then-current NAV per common share upon conversion of Offered Preferred Shares or who do not buy additional common shares in the secondary market at the same or lower price per common share than the Conversion Price used in a conversion of Offered Preferred Shares (after expenses and commissions) face the greatest potential risks. These common shareholders will experience an immediate decrease (often called dilution) in the NAV per share of the common shares they hold. These common shareholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the conversion of Offered Preferred Shares. These common shareholders may also experience a decline in the market price of their common shares, which often reflects to some degree announced or potential increases and decreases in NAV. This decrease could be more pronounced as the size of the issuance and/or level of discount increases. There is no maximum level of discount from NAV at which we may issue our common shares, subject to obtaining the required shareholder approval as discussed herein.

The table below provides hypothetical examples of the impact that conversion of a full issuance of the up to 25 million Offered Preferred Shares using (i) a Conversion Price of NAV per common share and (ii) a Conversion Price at a 10% discount to NAV per common share, which illustrates the impact a conversion may have on the NAV per common share. However, the table below does not show and is not intended to show any potential changes in the market price of our common shares that may occur as a result of a conversion of Offered Preferred Shares using a Conversion Price of the then-current NAV per common share, as it is not possible to predict any potential changes in the market price of our common shares that may occur from such a conversion of Offered Preferred Shares. The NAV per common share used in the table below is based on the NAV per common share determined as of April 24, 2026, adjusted to give effect to the issuance of up to 25 million Offered Preferred Shares. The actual NAV per common share may be higher or lower based on potential changes in valuations of our portfolio securities, accruals of income, expenses and distributions declared and thus may be higher or lower at the assumed sales prices than shown below. The examples assume that we have 143,044,372 common shares outstanding, $4.15 billion in total assets and $760 million in total temporary equity and liabilities, inclusive of up to 25 million Offered Preferred Shares at carrying value, resulting in a NAV per share of $23.58.

	Prior to Conversion of 25 Million Offered Preferred Shares	After Conversion of 25 Million Offered Preferred Shares at NAV per Share	After Conversion of 25 Million Offered Preferred Shares at 10% discount to NAV per Share
Conversion Price per Share of Common Shares	—	$23.58	$21.22
Total Common Shares Outstanding	143,044,372	153,646,578	154,824,600
NAV	$3,373,000,000	$3,597,375,000	$3,597,375,000
NAV per Share of Common Shares after Conversion	$—	$23.41	$23.24
Offered Preferred Shares Outstanding	10,000,000	—	—
Carrying Value of Offered Preferred Shares Outstanding	$224,375,000	—	—
Dilution per Share of Common Shares from Conversion of 25 Million Offered Preferred Shares	—	$0.17	$0.34
Percentage Dilution per Share of Common Shares from Conversion of 25 Million Offered Preferred Shares	—	0.71%	1.46%

Impact On Existing Common Shareholders Who Do Receive Common Shares Below NAV

Our existing common shareholders who receive common shares issued below the then-current NAV per common share upon conversion of Offered Preferred Shares will experience the same types of NAV dilution as the nonparticipating common shareholders, albeit at a lower level, to the extent they receive a percentage of the discounted common shares being issued that is less than their percentage interest in our common shares immediately prior to the issuance. The level of NAV dilution will decrease as the number of common shares such shareholders receive in the issuance increases.

DESCRIPTION OF THE OFFERED PREFERRED SHARES

The following description of the particular terms of the Offered Preferred Shares supplements and, to the extent inconsistent with, replaces the description of the general terms and provisions of our Preferred Shares set forth in the accompanying prospectus. This is not a complete description and is subject to, and entirely qualified by reference to, our declaration of trust and the supplement thereto setting forth the terms of the Series A Preferred Shares and Series B Preferred Shares, as applicable. You may obtain copies of these documents using the methods described in “Additional Information” in this prospectus supplement.

General

We are authorized to issue an unlimited amount of Preferred Shares. At the time of issuance, the Preferred Shares offered pursuant to this prospectus supplement will be fully paid and non-assessable and have no preemptive rights or rights to cumulative voting.

Ranking

The Offered Preferred Shares will rank equally in right with all other Preferred Shares that we may issue in the future from time to time in accordance with the 1940 Act, if any, as to payment of dividends and the distribution of our assets upon dissolution, liquidation or winding up of our affairs. The Offered Preferred Shares and all other Preferred Shares that we may issue from time to time in accordance with the 1940 Act, if any, will rank senior to our common shares as to payment of dividends and the distribution of our assets upon dissolution, liquidation or winding up of our affairs and subordinate to the rights of holders of any of our future senior indebtedness.

Dividends

General. Holders of the Offered Preferred Shares are entitled to receive cumulative cash dividends and distributions at the Dividend Rate of 7.00% of the Liquidation Preference, or $0.70 per share per year (subject to adjustment in certain circumstances as described below), when, as and if declared by, or under authority granted by, our Board of Trustees out of funds legally available for payment, in parity with dividends and distributions to holders of the Offered Preferred Shares and in preference to dividends and distributions on our common shares. Dividends on the Preferred Shares offered pursuant to this prospectus supplement will be payable monthly in arrears on the last business day of every month (the “Dividend Payment Date”). Dividends on the Offered Preferred Shares will be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on the Offered Preferred Shares on any date prior to the end of a Dividend Period, and for the initial Dividend Period, will be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.

Dividend Reinvestment Plan. Under our DRIP, each holder of at least one full Offered Preferred Share will be automatically enrolled in our DRIP and distributions on our Offered Preferred Shares are automatically reinvested in additional Offered Preferred Shares of the same series, at a 5% discount to the Liquidation Preference by the DRIP Agent, unless the holder opts out of our DRIP. Holders of our Offered Preferred Shares who receive distributions in the form of additional Offered Preferred Shares are nonetheless subject to the applicable federal, state or local taxes on the reinvested distribution but will not receive a corresponding cash distribution with which to pay any applicable tax. Offered Preferred Shares received through our DRIP will have the same original issuance date, (i) for purposes of the Holder Optional Conversion Fee and (ii) for other terms of the Offered Preferred Shares based on issuance date, as the Offered Preferred Shares for which the dividend was declared. Distributions that are reinvested through the issuance of new shares increase our shareholders’ equity on which a management fee is payable to the Advisor. If we declare a distribution payable in cash, holders of our Offered Preferred Shares who opt out of participation in our DRIP (including those holders whose shares are held through a broker or other nominee who has opted out of participation in our DRIP) generally will receive such distributions in cash. For more information on our DRIP, please contact our DRIP Agent.

Dividend Periods. For each Offered Preferred Share, (a) if such share is issued before the Record Date (as defined below) for the Dividend Period in which such share is issued, dividends and distributions on such Offered Preferred Share will accumulate from the first day of such Dividend Period and (b) if such share is issued after the Record Date for the Dividend Period in which such share is issued, dividends and distributions on such Offered Preferred Share will accumulate from the date of issuance of such share. Dividends will be payable monthly in arrears on the Dividend Payment Date and upon redemption or conversion of the Offered Preferred Shares. Dividends with respect to any monthly Dividend Period will be declared and paid to holders of record of Offered Preferred Shares as their names appear on our registration books as of the close of business on the applicable record date, which will be a date designated by our Board of Trustees that is not more than 20 nor less than 7 calendar days prior to the applicable Dividend Payment Date (each, a “Record Date”).

Only holders of Offered Preferred Shares on the record date for a Dividend Period will be entitled to receive dividends and distributions payable with respect to such Dividend Period, and holders of Offered Preferred Shares who sell shares before such a record date and purchasers of Offered Preferred Shares who purchase shares after such a record date should take the effect of the foregoing provisions into account in evaluating the price to be received or paid for such Offered Preferred Shares.

Mechanics of Payment of Dividends. Dividends will be paid by the Conversion and Paying Agent to the holders of Offered Preferred Shares as their names appear on our registration books on the applicable record date preceding the applicable Dividend Payment Date. Dividends that are in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date. Such payments are made to holders of Offered Preferred Shares as their names appear on our registration books on such date, which date will not be more than 20 nor less than 7 calendar days before the payment date, as may be fixed by our Board of Trustees. Any payment of dividends in arrears will first be credited against the earliest accumulated but unpaid dividends. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments on any Offered Preferred Shares which may be in arrears. We do not intend to establish any reserves for the payment of dividends.

Upon our failure to pay dividends for at least two years, the holders of Offered Preferred Shares will acquire certain additional voting rights. See “—Voting Rights” below. Such rights will be the exclusive remedy of the holders of Offered Preferred Shares upon any failure to pay dividends on Offered Preferred Shares.

Restrictions on Dividend, Redemption, Conversion, Other Payments and Issuance of Debt. No full dividends and distributions will be declared or paid on the Offered Preferred Shares for any Dividend Period, or a part of a Dividend Period, unless the full cumulative dividends and distributions due through the most recent Dividend Payment Dates for all outstanding Preferred Shares of any series have been, or contemporaneously are, declared and paid through the most recent Dividend Payment Dates for each share of our Preferred Shares. If full cumulative dividends and distributions due have not been declared and paid on all outstanding Preferred Shares of any series, any dividends and distributions being declared and paid on Offered Preferred Shares will be declared and paid as nearly pro rata as possible in proportion to the respective amounts of dividends and distributions accumulated but unpaid on the shares of each such series of Preferred Shares on the relevant Dividend Payment Date. No holders of Offered Preferred Shares will be entitled to any dividends and distributions in excess of full cumulative dividends and distributions as provided in the applicable supplement to our declaration of trust.

For so long as any Offered Preferred Shares are outstanding, we will not: (x) declare any dividend or other distribution (other than a dividend or distribution paid in common shares) in respect of the common shares, (y) call for redemption, redeem, purchase or otherwise acquire for consideration any such common shares, or (z) pay any proceeds of our liquidation in respect of such common shares, unless, in each case, (A) immediately thereafter, we will be in compliance with the 200% asset coverage limitations set forth under the 1940 Act with respect to a class of senior security which is stock, after deducting the amount of such dividend or distribution or redemption or purchasing price or liquidation proceeds, as described below, (B) all cumulative dividends and distributions of Offered Preferred Shares and all series of any future Preferred Shares ranking on parity with the Offered Preferred Shares due on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition have been declared and paid (or have been declared and sufficient funds or Deposit Securities as permitted by the terms of such Preferred Shares for the payment thereof have been deposited irrevocably with the applicable paying agent) and (C) we have deposited Deposit Securities with the Conversion and Paying Agent in accordance with the requirements described herein with respect to outstanding Offered Preferred Shares to be converted pursuant to a mandatory conversion resulting from the failure to comply with the asset coverage requirements as described below for which a Notice of Conversion (as defined below) has been given or has been required to be given in accordance with the terms described herein on or prior to the date of the applicable dividend, distribution, redemption, purchase or acquisition.

Except as required by law, we will not redeem or convert any Offered Preferred Shares unless all accumulated and unpaid dividends and distributions on all outstanding Preferred Shares of any series existing in the future ranking on parity with the Offered Preferred Shares with respect to dividends and distributions for all applicable past Dividend Periods (whether or not earned or declared by us) (x) will have been or are contemporaneously paid or (y) will have been or are contemporaneously declared and Deposit Securities or sufficient funds (in accordance with the terms of such Preferred Shares) for the payment of such dividends and distributions will have been or are contemporaneously deposited with the applicable paying agent, provided, however, that the foregoing will not prevent the purchase or acquisition of outstanding Offered Preferred Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to holders of all outstanding Preferred Shares for which all accumulated and unpaid dividends and distributions have not been paid.

1940 Act Asset Coverage. Under the 1940 Act, we may not (1) declare any dividend with respect to any Preferred Shares if, at the time of such declaration (and after giving effect thereto), our asset coverage with respect to any of our borrowings that are senior securities representing indebtedness (as determined in accordance with Section 18(h) under the 1940 Act), would be less than 200% or (2) declare any other distribution on the preferred shares or purchase or redeem Preferred Shares if at the time of the declaration or redemption (and after giving effect thereto), asset coverage with respect to such borrowings that are senior securities representing indebtedness would be less than 300% (other than certain privately arranged debt). “Senior securities representing indebtedness” generally means any bond, debenture, note or similar obligation or instrument constituting a security (other than shares of capital stock) and evidencing indebtedness and could include our obligations under any borrowings. For purposes of determining our asset coverage for senior securities representing indebtedness in connection with the payment of dividends or other distributions on or purchases or redemptions of stock, the term senior security does not include any promissory note or other evidence of indebtedness issued in consideration of any loan, extension or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed. The term senior security also does not include any such promissory note or other evidence of indebtedness in any case where such a loan is for temporary purposes only and in an amount not exceeding 5% of the value of our total assets at the time when the loan is made; a loan is presumed under the 1940 Act to be for temporary purposes if it is repaid within 60 calendar days and is not extended or renewed; otherwise such loan is presumed not to be for temporary purposes.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our Preferred Shares will be entitled to receive out of our assets available for distribution to shareholders, after satisfying claims of creditors but before any distribution or payment will be made in respect of the common shares, a liquidation distribution equal to the Liquidation Preference plus an amount equal to all unpaid dividends and distributions accumulated to, but excluding, the date fixed for such distribution or payment (whether or not earned or declared by us, but excluding interest thereon), and such holders will be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

If, upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, our assets available for distribution among the holders of all Offered Preferred Shares, and any other outstanding Preferred Shares, if any, will be insufficient to permit the payment in full to such holders of Offered Preferred Shares of the Liquidation Preference plus accumulated and unpaid dividends and distributions and the amounts due upon liquidation with respect to such other Preferred Shares, then the available assets will be distributed among the holders of such Offered Preferred Shares and such other series of Preferred Shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. In connection with any liquidation, dissolution or winding up of our affairs whether voluntary or involuntary, unless and until the Liquidation Preference on each outstanding Offered Preferred Share plus accumulated and unpaid dividends and distributions has been paid in full to the holders of Offered Preferred Shares, no dividends, distributions or other payments will be made on, and no redemption, repurchase or other acquisition by us will be made by us in respect of, our common shares.

Neither the sale of all or substantially all of our property or business, nor the merger, consolidation or our reorganization into or with any other business or corporation, statutory trust or other entity, nor the merger, consolidation or reorganization of any other business or corporation, statutory trust or other entity into or with us will be a dissolution, liquidation or winding up, whether voluntary or involuntary, for purposes of the provisions relating to liquidation set forth in the applicable supplement to our declaration of trust.

Conversion or Redemption

Conversion at the Option of the Holder. So long as the Offered Preferred Shares are not listed on a national securities exchange, they will be convertible, at the option of the holder of the Offered Preferred Shares (the “Holder Optional Conversion”) as follows:

●	Holder Notice of Conversion: Holders of Offered Preferred Shares may elect to convert their Offered Preferred Shares at any time by delivering to the Fund a notice of conversion (a “Holder Notice of Conversion”), subject to any Holder Optional Conversion Fee.
●	Holder Conversion Deadline: A Holder Notice of Conversion will be effective as of: the 15th calendar day of the month (or, if the 15th calendar day of the month is not a business day, then on the business day immediately following the 15th calendar day) or the last business day of the month, whichever occurs first after a Holder Notice of Conversion is duly received by Preferred Shareholder Services, or a “Holder Conversion Deadline.” A Holder Conversion must be received by the Fund on or before the Holder Conversion Deadline to be included in the conversion. If the Holder Notice of Conversion is received after 5:00 p.m. Eastern time on the Holder Conversion Deadline, it becomes effective on the next Holder Conversion Deadline.

●	Holder Conversion Exercise Date: For all Offered Preferred Shares duly submitted to us for conversion on or before a Holder Conversion Deadline, we will determine the Settlement Amount (defined below) on any business day after such Holder Conversion Deadline but before the next Holder Conversion Deadline (such date, the “Holder Conversion Exercise Date”). Within such period, we may select the Holder Conversion Exercise Date in our sole discretion. We may, in our sole discretion, permit a holder to revoke their Holder Notice of Conversion at any time prior to 5:00 pm, Eastern time, on the business day immediately preceding the Holder Conversion Exercise Date.

With respect to any conversion of the Offered Preferred Shares, we may elect, at our sole discretion and subject to the restrictions and limitations described herein, to pay any portion (or no portion) of the amount owed in cash and settle the remaining portion in our common shares.

Each Series A Preferred Share is subject to a Holder Optional Conversion Fee if it is converted by its holder within four years of its issuance. The amount of the fee equals a percentage of the maximum offering price disclosed herein based on the year in which the conversion occurs after a given share is issued, as follows:

●	Prior to the first anniversary of the issuance of such Series A Preferred Share: 8.00% of the maximum public offering price disclosed herein, which equals $0.80 per share;
●	On or after the first anniversary but prior to the second anniversary: 6.00% of the maximum public offering price disclosed herein, which equals $0.60 per share;
●	On or after the second anniversary but prior to the third anniversary: 5.00% of the maximum public offering price disclosed herein, which equals $0.50 per share;
●	On or after the third anniversary but prior to the fourth anniversary: 4.00% of the maximum public offering price disclosed herein, which equals $0.40 per share; and
●	On or after the fourth anniversary: 0.00%.

We are permitted to waive the Holder Optional Conversion Fee through public announcement of the terms and duration of such waiver. Any such waiver would apply to any holder of Offered Preferred Shares qualifying for the waiver and exercising a Holder Optional Conversion during the pendency of the term of such waiver. Although we have retained the right to waive the Holder Optional Conversion Fee in the manner described above, we are not required to establish any such waivers and we may never establish any such waivers.

We will settle any Holder Optional Conversion by paying or delivering, as the case may be, (A) any portion of the Settlement Amount (as defined below) that we elect to pay in cash and (B) a number of our common shares calculated using a conversion rate (the “HOC Rate”), equal to (1) the Settlement Amount, minus any portion of the Settlement Amount that we elect to pay in cash, divided by (2) the Conversion Price.

For the Series A Preferred Shares, “Settlement Amount” means (A) the Liquidation Preference, plus (B) unpaid dividends accrued to, but not including, the Holder Conversion Exercise Date, minus (C) the Holder Optional Conversion Fee applicable on the respective Holder Conversion Deadline, if any.

For the Series B Preferred Shares, “Settlement Amount” means (A) the Liquidation Preference, plus (B) unpaid dividends accrued to, but not including, the Holder Conversion Exercise Date, but if a holder of Series B Preferred Shares exercises a Holder Optional Conversion within the first twelve months following the issuance of such Series B Preferred Shares, the Settlement Amount payable to such holder will be reduced by the aggregate amount of all dividends, whether paid or accrued, on such Series B Preferred Shares in the three full months prior to the Holder Conversion Exercise Date, if any (the “Series B Clawback”). We are permitted to waive the Series B Clawback at our sole discretion. If we choose to waive the Series B Clawback in connection with a Holder Optional Conversion and we choose to settle such Holder Optional Conversion wholly or partially in cash, we will publicly announce the terms and duration of such waiver, and such waiver would apply to any holder of Series B Preferred Shares qualifying for the waiver and exercising a Holder Optional Conversion during the pendency of the term of such waiver. If we choose to settle such Holder Optional Conversion entirely in our common shares, no such announcement will be required and the waiver shall not apply to any additional holder. Although we have retained the right to waive the Series B Clawback in the manner described above, we are not required to establish any such waivers and we may never establish any such waivers.

The following table is intended to assist investors in understanding the Liquidation Preference and liquidation preference of a given Series A Preferred Share, after factoring in upfront and ongoing fees, and the impact of the Holder Optional Conversion on the Settlement Amount of any given Series A Preferred Share if exercised within four years of the issuance of such share. This table provides only a summary of certain features of the Series A Preferred Shares. Please also refer to “Summary of Fund Expenses” in the accompanying prospectus.

Impact of Holder Optional Conversion Fee on the Settlement Amount of a given Series A Preferred Share(1)

Settlement Amount per Share
Year 1	$9.20
Year 2	$9.40
Year 3	$9.50
Year 4	$9.60
After Year 4 and beyond	$10.00

(1)	Table does not reflect, but Settlement Amount will include, unpaid dividends accrued to, but not including, the Holder Conversion Exercise Date.

We will determine the Conversion Price by reference to the arithmetic average of the daily volume weighted average price per common share over each of the five consecutive days ending on the Holder Conversion Exercise Date or Issuer Conversion Exercise date, as the case may be, as displayed under the heading “Bloomberg VWAP” on Bloomberg page ECC <equity> (or its equivalent successor if such page is not available) in respect of the daily period from the scheduled opening time of the exchange to the scheduled closing time of the exchange (or if such volume-weighted average price is unavailable from such source, we will determine the Conversion Price in good faith and in a commercially reasonable manner). If, as of any date of determination of the Conversion Price, the common shares are not listed or quoted on a national securities exchange or automated quotation system, references to the Conversion Price will instead be determined based on the last quoted bid price for the common shares in the over-the-counter market as reported by OTC Markets Group Inc. or any similar organization, or, if that bid price is not available, the market price of the common shares on that date as determined by an independent financial advisor retained by the us for such purpose. We do not need shareholder approval in order to issue common shares based on a Conversion Price that is below the then-current NAV per common share in connection with a Holder Optional Conversion.

In the event that we provide notice of our intent to exercise an Issuer Optional Conversion with respect to Offered Preferred Shares for which a holder has provided a Holder Notice of Conversion, such holder may revoke its notice with respect to such Preferred Shares by delivering, prior to the applicable Holder Conversion Exercise Date, a written notice of revocation to the Fund. In the event that we exercise an Issuer Optional Conversion with respect to any Offered Preferred Shares, the holder of such Offered Preferred Shares may instead elect a Holder Optional Conversion (which would be effected at the Conversion Price, which may represent a discount to the then-current NAV per common share on the date of the conversion) provided that the date of conversion for such Holder Optional Conversion would occur prior to the date of conversion for the Issuer Optional Conversion (which may be effected at a conversion rate based on the NAV per common share on the date of conversion). See “Conversion at the Option of the Issuer” below.

Change of Control Redemption by the Fund. Upon the occurrence of a Change of Control (as defined below), we will be required to redeem all outstanding Offered Preferred Shares in whole within 60 days after the first date on which such Change of Control occurred, in cash at a redemption price of $10.00 per share, plus an amount equal to all accrued but unpaid cash dividends, if any, to and including the redemption date. If Delaware law solvency tests prohibit us from paying the full redemption price in cash, then we will pay such portion as would otherwise violate the solvency tests in common shares to holders on a pro rata basis, based on the closing price per share of our common shares for the single trading day prior to the date of redemption. Further, our obligation to redeem any of the Offered Preferred Shares in cash may be restricted by Delaware law.

We will mail to you, if you are a record holder of the Offered Preferred Shares, a notice of redemption no fewer than seven days before the redemption date. We will send the notice to your address shown on our stock transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Offered Preferred Shares except as to the holder to whom notice was defective or not given; provided, that notice given to the last address of record will be deemed to be valid notice. Each notice will state the following:

●	the redemption date;

●	the redemption price;

●	the number of Offered Preferred Shares to be redeemed;

●	DTC’s procedures for book entry transfer of Offered Preferred Shares for payment of the redemption price;

●	that dividends on the Offered Preferred Shares to be redeemed will cease to accrue on such redemption date;

●	that payment of the redemption price and an amount equal to any accrued but unpaid dividends will be made upon book entry transfer of such Offered Preferred Shares in compliance with DTC’s procedures; and

●	that the Offered Preferred Shares are being redeemed pursuant to our mandatory redemption in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control.

If we (i) have given a notice of redemption, (ii) have set apart sufficient funds for the redemption in trust for the benefit of the holders of the Offered Preferred Shares called for redemption and (iii) have given irrevocable instructions to pay the redemption price, then from and after the redemption date, those Offered Preferred Shares will be treated as no longer being outstanding, no further dividends will accrue and all other rights of the holders of those Offered Preferred Shares will terminate. The holders of those Offered Preferred Shares will retain their right to receive the redemption price for their shares and an amount equal to all accrued but unpaid cash dividends, if any, to and including the redemption date, without interest.

The holders of Offered Preferred Shares at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Offered Preferred Shares on the corresponding payment date notwithstanding the redemption of the Offered Preferred Shares between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid cash dividends, whether or not in arrears, on Offered Preferred Shares for which redemption notice has been given.

A “Change of Control” is when, after the initial issuance of the Offered Preferred Shares, any of the following has occurred and is continuing:

●	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than our company, its subsidiaries, and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common shares representing more than 50% of the total voting power of all of our outstanding common shares that are entitled to vote generally in the election of trustees, with the exception of the formation of a holding company;
●	consummation of any share exchange, consolidation or merger of our company or any other transaction or series of transactions pursuant to which our common shares will be converted into cash, securities or other property, (1) other than any such transaction where the common shares outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the common equity of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction, and (2) expressly excluding any such transaction preceded by our company’s acquisition of the capital stock of another company for cash, securities or other property, whether directly or indirectly through one of our subsidiaries, as a precursor to such transaction; or
●	Continuing Trustees cease to constitute at least a majority of our Board of Trustees.

“Continuing Trustee” means a trustee who either was a member of our Board of Trustees on May 4, 2026 or who becomes a member of our Board of Trustees subsequent to that date and whose appointment, election or nomination for election by our shareholders was duly approved by a majority of the Continuing Trustees on our Board of Trustees at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Fund on behalf of our Board of Trustees in which such individual is named as nominee for trustee.

Optional Redemption Following Death or Disability of a Holder. Subject to restrictions, beginning on the date of original issuance and so long as the Offered Preferred Shares are not listed on a national securities exchange, we will redeem Offered Preferred Shares of a beneficial owner who is a natural person (including a natural person who holds Offered Preferred Shares through an individual retirement account or in a personal or estate planning trust) upon his or her death or disability at the written request of an authorized representative of the beneficial owner or his or her estate at a redemption price equal to the Liquidation Preference, plus an amount equal to any accumulated, accrued and unpaid dividends thereon to, but excluding, the date of such redemption; provided, however, that our obligation to redeem any of the Offered Preferred Shares is limited to the extent that we do not have sufficient funds available to fund any such redemption or we are restricted by applicable law from making such redemption. No conversion fee, including the Holder Optional Conversion Fee, will be charged in connection with the redemption of Offered Preferred Shares upon the death or disability of a beneficial owner. The beneficial owner or the beneficial owner’s estate must hold such Offered Preferred Shares for a minimum of 12 months before their Offered Preferred Shares are eligible for such redemption.

Upon any such redemption request from a beneficial owner or his or her estate upon the death or disability of such beneficial owner, we will pay the redemption price in cash, in exchange for the Offered Preferred Shares. Forms for the exercise of the optional redemption rights described above may be obtained from the Transfer Agent at Computershare Trust Company, N.A., P.O. Box 43007 Providence, RI 02940-3006.

Conversion at the Option of the Issuer. Subject to certain limitations, a given Offered Preferred Share may be converted at our option at any time or from time to time for cash or our common shares upon not less than 30 calendar days’ written notice (an “Issuer Redemption Notice”) to the holder prior to the date fixed for conversion thereof; provided, that such conversion will be for common shares only if on the date of the Issuer Redemption Notice the price of our common shares is at or above NAV.

We will settle any Issuer Optional Conversion by paying or delivering, as the case may be, subject to the restrictions and limitations described in this prospectus supplement:

(a)	any portion of the IOC Payment (as defined below) that we elect to pay in cash; plus

(b)	a number of our common shares calculated using a conversion rate (the “IOC Rate”), equal to (1) the IOC Payment, minus any portion of the IOC Payment that we elect to pay in cash, divided by (2) the IOC Conversion Price;

 provided, that no portion of any Issuer Optional Conversion shall be paid in common shares unless such shares may be issued below NAV or, on the date of the Issuer Redemption Notice, the trading price of our common shares is at or above our NAV per common share.

The “IOC Payment” means (A) the Liquidation Preference, plus (B) unpaid dividends accrued to, but not including, the date fixed for conversion.

We may use commercially reasonable efforts to obtain or maintain any shareholder approval that may be required under the 1940 Act to permit us to issue our common shares below NAV.

We will not effect an Issuer Optional Conversion prior to the two year anniversary of the date on which a given Offered Preferred Share has been issued (provided, if the Offered Preferred Shares have been listed on a national securities exchange, such date will be the two year anniversary of the first date on which any Offered Preferred Shares were issued) unless our Board of Trustees determines, in its sole discretion, that the conversion of the Offered Preferred Shares is necessary to comply with the asset coverage requirements of the 1940 Act applicable to the Fund (as described below), to cause the Fund to maintain the Fund’s status as a RIC, to maintain or enhance one or more of the Fund’s credit ratings, to help comply with regulatory or other obligations, to achieve a strategic transaction, or to improve the liquidity position of the Fund.

In connection with an Issuer Optional Conversion, we may use commercially reasonable efforts to maintain any shareholder approval that may be required under the 1940 Act to permit us to issue our common shares below NAV. If we do not have or have not obtained any required shareholder approval under the 1940 Act to issue our common shares below NAV and the applicable Conversion Price is at a discount to the then-current NAV per common share, we will settle any conversions in connection with an Issuer Optional Conversion by paying or delivering, as the case may be, (A) any portion of the IOC Payment that we elect to pay in cash and (B) a number of our common shares calculated using a conversion rate equal to (1) (a) the IOC Payment, minus (b) any portion of the IOC Payment that we elect to pay in cash, divided by (2) the NAV per common share as of the close of business on the business day immediately preceding the date of conversion.

If we exercise an Issuer Optional Conversion for less than all of the outstanding Preferred Shares, then Preferred Shares will be selected for conversion on a pro rata basis or by lot across holders of the series of Preferred Shares selected for conversion; provided that if we exercise the Issuer Optional Conversion prior to the two year anniversary of the issuance of any Offered Preferred Shares, we will first convert on a pro rata basis or by lot the minimum number of Offered Preferred Shares that have been issued for more than two years necessary to achieve our Board of Trustees’ objective for the conversion, and, if the conversion of all such Offered Preferred Shares is insufficient to cause us to achieve such objective, we will then convert on a pro rata basis or by lot the minimum number of Preferred Shares that have not been outstanding for two years for us to achieve the objective of our Board of Trustees.

In addition, we may purchase Offered Preferred Shares on the open market (if the Offered Preferred Shares have been listed on a national securities exchange) or repurchase Offered Preferred Shares by means of privately negotiated transactions, tender offers or otherwise, in accordance with applicable law.

No Holder Optional Conversion Fee will be charged upon an Issuer Optional Conversion.

We will file a notice of our intention exercise an Issuer Optional Conversion with the SEC so as to provide the 30-calendar day notice period contemplated by Rule 23c-2 under the 1940 Act, or such shorter notice period as may be permitted by the SEC or its staff.

Conversion for Failure to Maintain Asset Coverage. If we fail to maintain asset coverage (as defined in the 1940 Act) of at least 200% as provided in the supplement to our declaration of trust for the Series A Preferred Shares or the Series B Preferred Shares, as applicable, or any other Preferred Shares we may issue, and such failure is not cured as of the close of business on the Asset Coverage Cure Date, we shall, to the extent permitted under the 1940 Act and Delaware Law, fix a conversion date and proceed to effect an Asset Coverage Conversion or a redemption, as the case may be, of the number of Preferred Shares (which at our discretion may include any number of Offered Preferred Shares but would not necessarily include Offered Preferred Shares before other Preferred Shares, if any have then been issued) that, when combined with any debt securities redeemed for failure to maintain the asset coverage required by the indenture governing such securities, (1) would result in us having asset coverage of at least 200% if the redemption or conversion, as applicable, of such securities were deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date or (2) if fewer, the maximum number of Preferred Shares that can be converted out of funds legally available for such conversion. In connection with any such conversion for failure to maintain the asset coverage required by the 1940 Act, we may, at our sole option, convert such additional number of Offered Preferred Shares that will result in our having asset coverage of up to and including 285%. If Offered Preferred Shares are to be converted for failure to maintain asset coverage of at least 200%, such shares will be converted at a conversion price equal to the Liquidation Preference plus accumulated but unpaid dividends, if any, on such shares (whether or not declared, but excluding interest on accumulated but unpaid dividends, if any) to, but excluding, the date fixed for such conversion. We will effect a conversion on the date fixed by us, which date will not be later than 90 calendar days after the Asset Coverage Cure Date, except that if we do not have funds legally available for the conversion of all of the required number of Offered Preferred Shares which have been designated to be converted or we otherwise are unable to effect such conversion on or prior to 90 calendar days after the Asset Coverage Cure Date, we will convert those Offered Preferred Shares which we were unable to convert on the earliest practicable date on which we are able to effect such conversion.

Conversion Date. The Holder Conversion Exercise Date will be the “Conversion Date” with respect to any Holder Optional Conversion and the date we fix for conversion will be the “Conversion Date” with respect to any Issuer Optional Conversion. A converting holder will cease to be holder of the relevant Offered Preferred Shares as of the close of business on the relevant Conversion Date and will be deemed to be a record holder of any our common shares to be issued in connection with such conversion as of the open of business on the business day immediately following the relevant Conversion date.

Settlement on Conversion. We will settle any conversions by paying or delivering, as the case may be, cash, our common shares or a combination thereof on or about the second Business Day after any Conversion Date. To the extent we elect to settle any conversion obligations by the delivery of our common shares, we will deliver a number of our common shares calculated using the relevant Conversion Rate.

No fractional common shares will be issued upon conversion of any Offered Preferred Shares into common shares. In lieu of fractional shares otherwise issuable, each holder will be entitled to receive an amount in cash equal to the fraction of a share of common shares multiplied by the Conversion Price applicable to such Conversion Date. In order to determine whether the number of common shares to be delivered to a holder upon the conversion of such holder’s Offered Preferred Shares will include a fractional share, such determination will be based on the aggregate number of Offered Preferred Shares of such holder that are being converted on any single Conversion Date. Notwithstanding the foregoing, if, on any Conversion Date, the Fund is prohibited from making any cash distribution pursuant to the 1940 Act or the terms of the Fund’s senior securities then outstanding, no fractional shares will be issued and no cash in lieu of fractional shares will be paid and the amount of common shares to be delivered to a holder upon conversion will be rounded down to the nearest whole share of common shares.

Forms for the exercise of the optional conversion rights described above may be obtained from our transfer agent, Computershare Trust Company, N.A., P.O. Box 43007 Providence, RI 02940-3006.

Conversion Procedures. We will file a notice of our intention to convert with the SEC so as to provide the 30-calendar day notice period contemplated by Rule 23c-2 under the 1940 Act, or such shorter notice period as may be permitted by the SEC or its staff.

If we determine to or are required to convert, in whole or in part, Offered Preferred Shares as described herein other than in connection with a Holder Optional Conversion, we will deliver a notice of conversion (a “Notice of Conversion”), by overnight delivery, by first class mail, postage prepaid or by electronic means to the holders of record of such Offered Preferred Shares to be converted, or request the Conversion and Paying Agent, on our behalf, to promptly do so by overnight delivery, by first class mail or by electronic means. A Notice of Conversion will be provided not more than 60 calendar days prior to the date fixed for conversion in such Notice of Conversion (the “Conversion Date”). If fewer than all of the outstanding Offered Preferred Shares are to be converted pursuant to the mandatory conversion provisions triggered by our failure to maintain the required asset coverage, the Offered Preferred Shares to be converted will be selected either (1) pro rata among Offered Preferred Shares or (2) by lot. If fewer than all Offered Preferred Shares held by any holder are to be redeemed or converted, the Notice of Conversion mailed to such holder will also specify the number of Offered Preferred Shares to be converted or the method of determining such number. We may provide in any Notice of Conversion relating to a conversion contemplated to be effected pursuant to the applicable supplement to the declaration of trust for the Offered Preferred Shares that such conversion is subject to one or more conditions precedent and that we will not be required to effect such conversion unless each such condition has been satisfied. No defect in any Notice of Conversion or delivery thereof will affect the validity of conversion proceedings except as required by applicable law.

If we give a Notice of Conversion, then at any time from and after the giving of such Notice of Conversion and prior to 12:00 noon, New York City time, on the Conversion Date (so long as any conditions precedent to such conversion have been met or waived by us), we will (i) deposit with the Conversion and Paying Agent Deposit Securities having an aggregate market value at the time of deposit not less than the conversion price of the Offered Preferred Shares to be converted on the Conversion Date and (ii) give the Conversion and Paying Agent irrevocable instructions and authority to pay the applicable or conversion price to the holders of Offered Preferred Shares called for conversion on the Conversion Date.

Upon the date of the deposit of Deposit Securities by us for purposes of conversion of Offered Preferred Shares, all rights of the holders of Offered Preferred Shares so called for conversion will cease and terminate except the right of the holders thereof to receive the applicable conversion price and such Offered Preferred Shares will no longer be deemed outstanding for any purpose whatsoever (other than the transfer thereof prior to the applicable Conversion Date and other than the accumulation of dividends on such shares in accordance with the terms of the Offered Preferred Shares up to, but excluding, the applicable Conversion Date). We will be entitled to receive, promptly after the Conversion Date, any Deposit Securities in excess of the aggregate or conversion price of Offered Preferred Shares called for conversion on the Conversion Date. Any Deposit Securities so deposited that are unclaimed at the end of 90 calendar days from the Conversion Date will, to the extent permitted by law, be repaid to us, after which the holders of Offered Preferred Shares so called for conversion can look only to us for payment of the conversion price. We will be entitled to receive, from time to time after the Conversion Date, any interest on the Deposit Securities so deposited.

If any conversion for which a Notice of Conversion has been provided is not made by reason of the absence of our legally available funds in accordance with the applicable supplement to our declaration of trust and applicable law, such conversion will be made as soon as practicable to the extent such funds become available. No default will be deemed to have occurred if we have failed to deposit in trust with the Conversion and Paying Agent the applicable conversion price with respect to any shares where (1) the Notice of Conversion relating to such conversion provided that such conversion was subject to one or more conditions precedent and (2) any such condition precedent has not been satisfied at the time or times and in the manner specified in such Notice of Conversion. Notwithstanding the fact that a Notice of Conversion has been provided with respect to any Offered Preferred Shares, dividends may be declared and paid on such Offered Preferred Shares in accordance with their terms if Deposit Securities for the payment of the conversion price of such Offered Preferred Shares have not been deposited in trust with the Conversion and Paying Agent for that purpose.

We may, in our sole discretion and without a shareholder vote, modify the conversion procedures with respect to notification of conversion for the Offered Preferred Shares, provided that such modification does not materially and adversely affect the holders of Offered Preferred Shares or cause us to violate any applicable law, rule or regulation.

Issuance Date Consolidation. All the Series A Preferred Shares or Series B Preferred Shares, as applicable, that are sold to investors on a given settlement date will, as a group, be assigned a unique CUSIP number. We have the right pursuant to the terms of the Series A Preferred Shares or Series B Preferred Shares, as applicable, without shareholder approval, to consolidate all Offered Preferred Shares issued during any six-month period under a single CUSIP number. Following such consolidation, the deemed issuance date for such consolidated group of shares will be the earliest actual issuance date for any of such consolidated shares, but in no event will be earlier than six months prior to the date on which any of such consolidated shares were originally issued. If we exercise this right, Offered Preferred Shares that were issued later during the relevant six-month period will benefit in the sense that the dates on which the Holder Optional Conversion Fee applicable to such shares will be reduced or eliminated will occur sooner than it would have if we did not exercise this right; however, the earlier deemed issuance date for such shares will also mean that we will be permitted to exercise an Issuer Optional Conversion without constraint sooner than if we did not exercise such right, as the two-year anniversary of such deemed issuance date will occur sooner than the two-year anniversary of the actual issuance of such shares. Any consolidation of Offered Preferred Shares under a single CUSIP may be effected through a mandatory tender, exchange, conversion or other reorganization transaction, and cash may be issued in lieu of fractional shares in connection with any such transaction.

Voting Rights

Except for matters that do not require the vote of holders of the Offered Preferred Shares under the 1940 Act and except as otherwise provided in our declaration of trust or bylaws, in the applicable supplement to declaration of trust or as otherwise required by applicable law, each holder of the Offered Preferred Shares will be entitled to one vote for each Offered Preferred Share held on each matter submitted to a vote of our common shareholders, and the holders of outstanding Preferred Shares and our common shares will vote together as a single class on all matters submitted to shareholders.

In addition, the holders of our Preferred Shares, voting as a separate class, will have the right to elect two Preferred Trustees at all times (regardless of the number of trustees serving on our Board of Trustees). The holders of our outstanding common shares together with the holders of our outstanding Preferred Shares, voting together as a single class, will elect the remaining members of our Board of Trustees.

Notwithstanding the foregoing, if (1) as of the close of business on any Dividend Payment Date for dividends on any outstanding share of any series of our Preferred Shares, including any outstanding Offered Preferred Shares, accumulated dividends (whether or not earned or declared) on such share of Preferred Shares equal to at least two full years’ dividends are due and unpaid and sufficient cash or specified securities have not been deposited with the Conversion and Paying Agent or other applicable paying agent for the payment of such accumulated dividends; or (2) at any time holders of any Offered Preferred Shares, together with holders of any of our outstanding Preferred Shares, are entitled under the 1940 Act to elect a majority of our trustees (a period when either of the foregoing conditions exists, a “Voting Period”), then the number of members constituting our Board of Trustees will automatically be increased by the smallest number of trustee (each, a “New Preferred Trustee”) that, when added to the two Preferred Trustees, would constitute a majority of our Board of Trustees as so increased by such smallest number. The terms of office of the persons who are trustees at the time of that election will not be affected by the election of the New Preferred Trustees. If we pay, or declare and set apart for payment, in full all dividends payable on all outstanding Preferred Shares for all past Dividend Periods, or the Voting Period is otherwise terminated, (1) the voting rights stated above will cease, subject always, however, to the re-vesting of such voting rights in the holders of our Preferred Shares upon the further occurrence of any of the events described herein, and (2) the terms of office of all New Preferred Trustees will terminate automatically. Any Preferred Shares issued after the date hereof will vote with the Offered Preferred Shares as a single class on the matters described above, and the issuance of any other Preferred Shares by us may reduce the voting power of the holders of the Offered Preferred Shares.

As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect New Preferred Trustees, we will call a special meeting of such holders and notify the Conversion and Paying Agent and/or such other person as is specified in the terms of such Preferred Shares to receive notice, (i) by mailing or delivery by electronic means or (ii) in such other manner and by such other means as are specified in the terms of such Preferred Shares, a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 30 calendar days after the date of the delivery by electronic means or mailing of such notice. If we fail to call such a special meeting, it may be called at our expense by any such holder on like notice. The record date for determining the holders of Preferred Shares entitled to notice of and to vote at such special meeting will be the close of business on the business day preceding the calendar day on which such notice is mailed. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all our other securities and classes of shares of beneficial interest), will be entitled to elect the number of New Preferred Trustees prescribed above on a one-vote-per-share basis.

Except as otherwise permitted by the terms of the supplement to our declaration of trust, (1) so long as any Preferred Shares are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of all outstanding Preferred Shares, voting as a separate class, amend, alter or repeal the provisions of our declaration of trust or any applicable supplement thereto (or any other document governing the rights of our Preferred Shares or the holders thereof as may be required by the rules of any applicable securities exchange), whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of our Preferred Shares or the holders thereof and (2) so long as any of the Series A Preferred Shares or Series B Preferred Shares, as applicable, are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of all outstanding Series A Preferred Shares or Series B Preferred Shares, as applicable, voting as a separate class, amend, alter or repeal the provisions of our declaration of trust or the applicable supplement thereto (or any other document governing the rights of the Series A Preferred Shares or the Series B Preferred Shares, as applicable, or the holders thereof as may be required by the rules of any applicable securities exchange), whether by merger, consolidation or otherwise, so as to materially and adversely affect any preference, right or power of the Series A Preferred Shares or the Series B Preferred Shares, as applicable, or the holders thereof differently from any other outstanding series of our Preferred Shares; provided, however, that (i) a change in our capitalization as described under the heading “Issuance of Additional Preferred Shares” below will not be considered to materially and adversely affect the rights and preferences of any holder of our Preferred Shares, and (ii) a division of a share of Preferred Shares will be deemed to affect such preferences, rights or powers only if the terms of such division materially and adversely affect the holders of such Preferred Shares. No matter will be deemed to adversely affect any preference, right or power of a share of Preferred Shares, including the Offered Preferred Shares or the holders of Offered Preferred Shares, unless such matter (i) alters or abolishes any preferential right of such share of Preferred Shares, or (ii) creates, alters or abolishes any right in respect of redemption of the Preferred Shares or the applicable series thereof (other than as a result of a division of a share of Preferred Shares). So long as any Preferred Shares are outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the Preferred Shares outstanding at the time, voting as a separate class, file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as we are solvent and does not foresee becoming insolvent.

The affirmative vote of the holders of at least a “majority of our Preferred Shares,” including the Offered Preferred Shares outstanding at the time, voting as a separate class, will be required (i) to approve any action requiring a vote of our security holders pursuant to Section 13(a) of the 1940 Act, or (ii) to approve any plan of “reorganization” (as such term is defined in Section 2(a)(33) of the 1940 Act) adversely affecting such Preferred Shares. For purposes of the foregoing, the vote of a “majority of the outstanding Preferred Shares” means the vote at an annual or special meeting duly called (a) of 67% or more of such shares present at a meeting, if the holders of more than 50% of such outstanding shares are present or represented by proxy at such meeting, or (b) of more than 50% of such outstanding shares, whichever is less.

For purposes of determining any rights of the holders of Offered Preferred Shares to vote on any matter, whether such right is created by our declaration of trust, by the provisions of the applicable supplement thereto in respect of the Offered Preferred Shares, by statute or otherwise, no holder of the Offered Preferred Shares will be entitled to vote any Offered Preferred Shares and no Offered Preferred Share will be deemed to be “outstanding” for the purpose of voting or determining the number of common shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or the time of the actual vote on the matter, as the case may be, the requisite Notice of Conversion with respect to such Offered Preferred Share will have been given in accordance with the applicable supplement to our declaration of trust, and the price for the redemption of such Offered Preferred Shares will have been irrevocably deposited with the Conversion and Paying Agent for that purpose. No Offered Preferred Shares held by us will have any voting rights or be deemed to be outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

Unless otherwise required by law or our declaration of trust, holders of the Offered Preferred Shares will not have any relative rights or preferences or other special rights with respect to voting other than those specifically set forth in the applicable supplement to our declaration of trust for the Offered Preferred Shares. The holders of Offered Preferred Shares will have no rights to cumulative voting. In the event that we fail to declare or pay any dividends on the Offered Preferred Shares, the exclusive remedy of the holders will be the right to vote for additional trustees as discussed above; provided that the foregoing does not affect our obligation to accumulate and, if permitted by applicable law and the applicable supplement to our declaration of trust for the Offered Preferred Shares, pay dividends at the Default Rate as discussed above.

Issuance of Additional Preferred Shares

So long as any Offered Preferred Shares are outstanding, we may, without the vote or consent of the holders thereof, authorize, establish and create and issue and sell shares of one or more series of a class of our senior securities representing stock under Section 18 of the 1940 Act, ranking on parity with the Offered Preferred Shares as to payment of dividends and distribution of assets upon dissolution, liquidation or the winding up of our affairs, including additional series of Preferred Shares, and authorize, issue and sell additional shares of any such series of Preferred Shares then outstanding (including additional Offered Preferred Shares) or so established and created, in each case in accordance with applicable law, provided, that we will, immediately after giving effect to the issuance of such additional Preferred Shares and to its receipt and application of the proceeds thereof, including to the redemption of Preferred Shares with such proceeds, have asset coverage of at least 200%.

Actions on Other than Business Days

Unless otherwise provided in the applicable supplement to our declaration of trust for the Offered Preferred Shares, if the date for making any payment, performing any act or exercising any right is not a business day (i.e., a calendar day on which the NYSE is open for trading), such payment will be made, act performed or right exercised on the next succeeding business day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount will accrue for the period between such nominal date and the date of payment.

Modification

Without the consent of any holders of the Offered Preferred Shares, our Board of Trustees may amend or modify these terms of the Offered Preferred Shares, subject to applicable law, (i) to supply any omission, or cure, correct or supplement any ambiguous, defective or inconsistent provision of such terms, to the extent not adverse to any holder of Offered Preferred Shares; (ii) to the extent the Board of Trustees deems necessary to conform the terms of the Offered Preferred Shares to the requirements of applicable law, including the 1940 Act; and (iii) for the purpose of converting, exchanging, reorganizing or combining two or more series of Preferred Shares into a single series of Preferred Shares having materially the same rights, preferences or privileges as the Offered Preferred Shares, including in connection with the listing of the Offered Preferred Shares on a national securities exchange, and may cause the Fund to conduct a mandatory tender, exchange, conversion, or other reorganization for the purpose of effecting such combination into a single series of Preferred Shares, which conversion, combination, exchange or reorganization shall not be deemed to materially and adversely affect the rights, preferences or privileges of the shares or of one or more series of the Preferred Shares, notwithstanding that in connection with any such conversion, combination, exchange or reorganization holders may receive cash in lieu of fractional shares, and which conversion, combination, exchange or reorganization shall be effective at such time as approved by the Board of Trustees.

PLAN OF DISTRIBUTION

General

We are offering up to 25 million Preferred Shares, with an aggregate liquidation preference of $250 million. The Preferred Shares will be issued in multiple series, including the Series A Preferred Shares and the Series B Preferred Shares, through our Dealer Manager on a “best efforts” basis, which means that the Dealer Manager is only required to use its good faith efforts and reasonable diligence to sell the Offered Preferred Shares and has no firm commitment or obligation to purchase any specific number or dollar amount of the Offered Preferred Shares. The Offered Preferred Shares will be sold at a public offering price of $10.00 per share, subject to reduction as described below under “Dealer Manager and Selling Agent Compensation.” The Offered Preferred Shares will not be certificated.

The Dealer Manager and the Fund may enter into Selling Agreements with Selling Agents for the sale of the Offered Preferred Shares. The Dealer Manager is not required to sell any specific number or dollar amount of the Offered Preferred Shares but will use its best efforts to solicit orders for the purchase of the Offered Preferred Shares. There is currently no plan to list the Offered Preferred Shares on any national securities exchange, and the Dealer Manager is not expected to act as a market maker for the Offered Preferred Shares. Under the agreement between the Fund and the Dealer Manager (the “Dealer Manager Agreement”), the Dealer Manager also provides certain marketing and wholesale services in consideration of its receipt of a Dealer Manager Fee. Pursuant to the terms of the Dealer Manager Agreement, the Dealer Manager will seek to market and otherwise promote the Fund through various wholesale distribution channels.

The Fund or its affiliates may pay additional compensation to Selling Agents in connection with the sale of Offered Preferred Shares. In return for the additional compensation, the Fund may receive certain marketing benefits or services including access to a Selling Agent’s registered representatives, placement on a list of investment options offered by a Selling Agent, or the ability to assist in training and educating the Selling Agents. The additional compensation may differ among Selling Agents in amount or in the manner of calculation: payments of additional compensation may be fixed dollar amounts, based on the aggregate value of outstanding Offered Preferred Shares held by holders introduced by the Selling Agent, or determined in some other manner. The receipt of additional compensation by a Selling Agent may create potential conflicts of interest between an investor and its Selling Agent who is recommending the Fund over other potential investments.

We will sell the Offered Preferred Shares using two closing services provided by DTC. The first service is DTC Settlement and the second service is DRS Settlement. Investors purchasing the Offered Preferred Shares through DTC Settlement will coordinate with their registered representatives to pay the full purchase price for their Offered Preferred Shares by the settlement date, and such payments will not be held in escrow. Investors who are permitted to utilize the DRS Settlement method will complete and sign an investor application (the “Investor Application”), which will be delivered to the escrow agent. In addition, such investors will pay the full purchase price for their Offered Preferred Shares to the escrow agent (as set forth in the Investor Application), to be held in trust for the investors’ benefit pending release to us as described herein. See “Settlement Procedures” for a description of the closing procedures.

In connection with the sale of the Offered Preferred Shares on our behalf, the Dealer Manager may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Dealer Manager may be deemed to be underwriting commissions or discounts.

The Dealer Manager is a securities broker-dealer registered with the SEC and a member firm of FINRA. The principal business address of the Dealer Manager is 919 3rd Ave 40th Floor, Suite 4000, New York, NY 10022.

Purchase Terms

The Offered Preferred Shares may be purchased in semi-monthly closings; however, our Board of Trustees reserves the right in its sole discretion to suspend or modify semi-monthly closings from time to time when it believes it is in the best interest of the Fund. We intend to publish on our website a calendar of dates on which purchases of the Offered Preferred Shares will be accepted (each, an “Acceptance Date”).

Except as otherwise permitted by our Board of Trustees, initial and subsequent purchases of the Offered Preferred Shares will be payable in cash. Each initial or subsequent purchase of the Offered Preferred Shares will be payable in one installment which will generally be due (i) three business days prior to the Acceptance Date, where funds are remitted by wire transfer, or (ii) four business days prior to the Acceptance Date, where funds are remitted by check. A prospective investor must also submit a completed Investor Application (including investor certifications) at least four business days before the Acceptance Date. We reserve the right, in our sole discretion, to accept or reject any subscription to purchase the Offered Preferred Shares at any time. Although we may, in our sole discretion, elect to accept a subscription prior to receipt of cleared funds, an investor will not become a shareholder until cleared funds have been received. In the event that cleared funds and/or a properly completed Investor Application (including investor certifications) are not received from a prospective investor prior to the cut-off dates pertaining to a particular Acceptance Date, we may hold the relevant funds and Investor Application for processing in the next Acceptance Date.

Pending any closing, funds received from prospective investors permitted to utilize DRS Settlement will be placed in an account with the escrow agent. On the date of any closing, the balance in the account with respect to each investor whose investment is accepted will be transferred to the Fund on behalf of such investor.

Subscriptions will be accepted or rejected within 45 days of receipt by us and, if rejected, all funds shall be promptly returned to subscribers within such timeframe without deduction for any expenses. Shares issued pursuant to our DRIP typically will be issued on the same date that we hold our first closing of each month for the sale of shares in this offering.

Despite having to meet the funding deadline described above, we will not issue the Offered Preferred Shares purchased (and an investor does not become a shareholder with respect to such Offered Preferred Shares) until the applicable purchase date, i.e., the first or fifteenth day of the relevant calendar month. Consequently, purchase proceeds do not represent capital of the Fund, and do not become assets of the Fund, until such date.

Any funds received in advance of the initial or subsequent purchases of Offered Preferred Shares are placed in an account with the escrow agent (which may or may not bear interest) prior to being transferred to the Fund, in accordance with Rule 15c2-4 under the 1934 Act. We reserve the right to reject any purchase of Offered Preferred Shares for any reason (including, without limitation, when it has reason to believe that a purchase of Offered Preferred Shares would be unlawful). Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by us will be returned to the prospective investor.

We have the sole right to determine and change the number and timing of closings, including the ability to change the number and timing of closings after communicating the anticipated closing timing to Selling Agents.

Compensation of Dealer Manager and Selling Agents

With respect to Series A Preferred Shares, we will pay a selling commission of up to 6.0% of the Liquidation Preference. Selling commissions are payable by us to the Dealer Manager. Reductions in selling commissions will be reflected in reduced public offering prices as described below under “—Dealer Manager and Selling Agent Compensation” and the net proceeds to us will not be impacted by such reductions; therefore, our net proceeds from all of the Series A Preferred Shares will be reduced by 6.0% of the Liquidation Preference, although the selling commission paid by us to our Dealer Manager may represent less than 6.0% of the Liquidation Preference. We will also pay to the Dealer Manager up to 3.0% of the Liquidation Preference per Offered Preferred Share from this offering as compensation for acting as Dealer Manager (the “Dealer Manager Fee”), which fee may be reallowed in whole or partially. Reductions in the Dealer Manager Fee will be reflected in reduced public offering prices as described below under “—Dealer Manager and Selling Agent Compensation” and the net proceeds to us will not be impacted by such reductions; therefore, our net proceeds from all of the Offered Preferred Shares will be reduced by 3.0% of the Liquidation Preference, although the Dealer Manager Fee paid by us to our Dealer Manager may represent less than 3.0% of the Liquidation Preference. As Dealer Manager, the Dealer Manager will manage, direct and supervise its associated persons who will be wholesalers in connection with the offering.

The combined selling commission, Dealer Manager Fee and properly documented expenses associated with the offer, sale or distribution of the Offered Preferred Shares, which are paid by or reimbursed by the Fund and are deemed components of underwriting compensation under this offering, will not exceed the applicable FINRA Cap. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the Offered Preferred Shares.

We expect the Dealer Manager to authorize third-party broker-dealers and other financial intermediaries (the “Selling Agents”) to sell our Offered Preferred Shares. The selling commission and Dealer Manager Fee, each in its entirety, will be paid to the Dealer Manager. The Dealer Manager may reallow a portion or all of the selling commission and/or Dealer Manager Fee to Selling Agents and/or financial advisors for selling the Offered Preferred Shares to their customers.

The Dealer Manager will agree with each Selling Agent, in the relevant Selling Agreement, how much of the selling commission and/or Dealer Manager Fee will be reallowed, if any, to such Selling Agent, based on factors such as the volume of sales estimated to be made by the Selling Agent or the Selling Agent’s agreement to comply with one or more of the following conditions:

●	to have and use internal marketing support personnel (such as telemarketers or a marketing director) to assist the Dealer Manager’s marketing team;

●	to have and use marketing communications vehicles such as newsletters, conference calls, webinars and mail to promote the Fund and this offering;
●	to answer investors’ inquiries concerning investor statements, valuations, distribution rates, tax information, quarterly financial statements, conversion rights and procedures, the Fund’s financial status, and the markets in which we have invested;
●	to assist investors with conversions; or
●	to facilitate training and education of the Selling Agent’s registered representatives or financial advisors.

The Dealer Manager conducts marketing activities to offer the Offered Preferred Shares for sale. The selling commission and Dealer Manager Fee may be used to pay for such expenses. We may also reimburse the Dealer Manager or pay for such marketing expenses directly. Marketing expenses include, but are not limited to:

●	hosting or attending training/education seminars or meetings;
●	hosting or attending conferences with Selling Agents;
●	promotional items that do not exceed an aggregate value of $100 per annum per registered representative and that are not pre-conditioned on achievement of a sales target (including, but not limited to, seasonal gifts); and
●	travel and entertainment related to offering the Offered Preferred Shares.

Dealer Manager and Selling Agent Compensation

The table below sets forth the nature and estimated amount of all items viewed as “underwriting compensation” by FINRA.

Selling Commission (maximum)	$15,000,000.00
Dealer Manager Fee (maximum)	$7,500,000.00
Total	$22,500,000.00

Subject to the cap on offering expenses described below, we also will reimburse the Dealer Manager for reimbursements it may make to Selling Agents for bona fide due diligence expenses presented on detailed and itemized invoices. We or our affiliates also may provide permissible forms of non-cash compensation to registered representatives of the Dealer Manager and the Selling Agents, including gifts. In no event will such gifts exceed an aggregate value of $100 per annum per participating salesperson or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering and subject to the FINRA Cap. The selling commission, Dealer Manager Fee and properly documented expenses associated with the offer, sale or distribution of the Offered Preferred Shares, which are paid by or reimbursed by the Fund and are deemed components of underwriting compensation under this offering, when combined with organization and offering expenses (including due diligence expenses and fees for establishing servicing arrangements for new shareholder accounts), are not expected to exceed 10.25% of the gross offering proceeds. Our Board of Trustees may, in its discretion, authorize the Fund to incur underwriting and other offering expenses in excess of 10.25% of the gross offering proceeds. In no event will the combined selling commission, Dealer Manager Fee and properly documented expenses associated with the offer, sale or distribution of the Offered Preferred Shares, which are paid by or reimbursed by the Fund and are deemed components of underwriting compensation under this offering, when combined with organization and offering expenses (including due diligence expenses and fees for establishing servicing arrangements for new shareholder accounts) exceed FINRA’s limit on underwriting compensation.

To the extent permitted by law and our charter, we will indemnify the Selling Agents and the Dealer Manager against certain civil liabilities, including certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.

We will be responsible for the expenses of issuance and distribution of the Offered Preferred Shares in this offering, including registration fees, marketing related expenses, printing expenses and the Fund’s legal and accounting fees, which we estimate will total approximately $3.125 million (excluding selling commissions and Dealer Manager Fee), in each case subject to FINRA’s limit on underwriting compensation (as applicable).

The net proceeds to us will not be affected by reducing the commissions payable in connection with sales of the Offered Preferred Shares. To the extent a Selling Agent or other financial intermediary reduces its selling commission and/or Dealer Manager Fee, the public offering price of the Offered Preferred Shares will be decreased by an amount equal to such reduction. Selling commissions will be established by each Selling Agent, and it is anticipated that all or a portion of the 6.0% selling commission on the Series A Preferred Shares will be waived for an investor that purchases such shares in a fee-based or “wrap” account maintained with a Selling Agent or other financial intermediary.

As reflected in the table below, the selling commission received by Selling Agents and Dealer Manager Fee received by the Dealer Manager will vary depending on the fixed offering price at which the Selling Agents sell the Offered Preferred Shares to investors. The table below details various fixed offering prices within the established range of $9.10 to $10.00 per Offered Preferred Share only at 50 basis point intervals of the corresponding aggregate amount of selling commission and Dealer Manager Fee; the public offering price per Offered Preferred Share at any given applicable selling commission and Dealer Manager Fee will equal the product of (a) 91.00% plus the applicable selling commission and Dealer Manager Fee, multiplied by (b) $10.00. The selling commission received by the Selling Agents in connection with the sales of the Series A Preferred Shares will never exceed 6.0% of the Liquidation Preference.

Aggregate Reduction in Selling Commission and Dealer Manager Fee per Offered Preferred Share	Public Offering Price per Offered Preferred Share
0.00%	$10.00
0.50%	$9.95
1.00%	$9.90
1.50%	$9.85
2.00%	$9.80
2.50%	$9.75
3.00%	$9.70	(1)
3.50%	$9.65
4.00%	$9.60
4.50%	$9.55
5.00%	$9.50
5.50%	$9.45
6.00%	$9.40
6.50%	$9.35
7.00%	$9.30
7.50%	$9.25
8.00%	$9.20
8.50%	$9.15
9.00%	$9.10

(1)	Represents the lowest possible public offering price per Series B Preferred Share.

The Dealer Manager and/or a Selling Agent may, at its discretion, waive all or a portion of the Dealer Manager Fee and/or the selling commission for the purchase of Offered Preferred Shares by or on behalf of: (i) the Advisor or its affiliates; (ii) purchasers for whom the Dealer Manager, the Advisor or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity; (iii) employees and retired employees (including spouses, children, and parents of employees and retired employees) of the Dealer Manager, the Advisor and any affiliates of the Dealer Manager or the Advisor; (iv) trustees and retired trustees of the Fund (including spouses, children and parents of trustees and retired trustees of the Fund); (v) purchasers who use proceeds from an account for which the Dealer Manager, the Advisor or one of their affiliates acts in a fiduciary, advisory, custodial, or similar capacity, to purchase Offered Preferred Shares; (vi) Selling Agents and their employees (and the immediate family members of such individuals); (vii) investment advisers or financial planners that have entered into an agreement with the Dealer Manager that charge a fee for their services and that purchase Offered Preferred Shares for (1) their own accounts or (2) the accounts of eligible clients; (viii) clients of such investment advisers or financial planners described in (vii) above who place trades for the clients’ own accounts if such accounts are linked to the master account of the investment adviser or financial planner on the books and records of a Selling Agent; (ix) orders placed on behalf of other investment companies that the Dealer Manager, the Advisor or an affiliated company distributes; (x) orders placed on behalf of purchasers who have previously invested in the Fund or other companies advised by the Advisor, Dealer Manager and any affiliates of the Advisor or Dealer Manager; or (xi) any other eligible client of Dealer Manager, Advisor, a Selling Agent, or any affiliates of Dealer Manager, Advisor or a Selling Agent, whose financial representative has negotiated a reduction or waiver of the selling commission and/or Dealer Manager Fee. To receive a fee reduction or waiver in conjunction with any of the above categories, an investor must, at the time of purchase, give the Dealer Manager sufficient information to permit the Dealer Manager to confirm that the investor qualifies for such a waiver. Notwithstanding any waiver, investors remain subject to eligibility requirements set forth in this prospectus.

The obligations of the Dealer Manager may be terminated upon the occurrence of certain conditions specified in the Dealer Manager Agreement.

Settlement Procedures

We will deliver Offered Preferred Shares through the facilities of DTC Settlement or DRS Settlement. Using DTC Settlement, you can place an order for the purchase of Offered Preferred Shares through your broker-dealer. A broker-dealer using this service will have an account with DTC in which your funds are placed to facilitate the anticipated bi-weekly closing cycle. Orders will be executed by your broker-dealer electronically and you must coordinate with your registered representative to pay the full purchase price of the Offered Preferred Shares by the settlement date, which depends on when you place the order during the bi-weekly settlement cycle and can be anywhere from one to 15 days after the date of your order, or longer if we delay a Closing Date. This purchase price will not be held in escrow. Orders will be effective upon our acceptance, and we reserve the right to reject any order in whole or in part in our sole discretion for any or no reason.

Using DRS Settlement, you should complete and sign a subscription agreement similar to the one filed as an exhibit to the registration statement of which this prospectus is a part, which is available from your registered representative and which will be delivered to the escrow agent. In connection with a DRS Settlement subscription, you should pay the full purchase price of the Offered Preferred Shares to the escrow agent as set forth in the subscription agreement. Subscribers may not withdraw funds from the escrow account. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part in our sole discretion for any or no reason.

We have the sole right, which we may delegate to our Dealer Manager, to, without notice to our Dealer Manager or the Selling Agents: (i) determine and change the number and timing of closings, including the ability to change the number and timing of closings after communicating the anticipated closing timing to Selling Agents; (ii) limit the total amount of Offered Preferred Shares sold by all Selling Agents per closing; (iii) limit the total amount of Offered Preferred Shares sold by any one Selling Agent per closing; and (iv) limit the total number of Offered Preferred Shares sold by any one Selling Agent.

Irrespective of whether you purchase Preferred Shares using DTC Settlement or DRS Settlement, by accepting Offered Preferred Shares you will be deemed to have accepted the terms of our charter.

Subject to compliance with Rule 15c2-4 of the Exchange Act, in connection with purchases using DRS Settlement, our Dealer Manager or the Selling Agents promptly will deposit any checks received from subscribers in an escrow account maintained by UMB Bank, National Association by the end of the next business day following receipt of the subscriber’s subscription documents and check. When our Dealer Manager or a Selling Agent’s internal supervisory procedures are conducted at the site at which the subscription documents and check were initially received from the subscriber, our Dealer Manager or the Selling Agent, as applicable, will transmit the subscription documents and check to the escrow agent by the end of the next business day following receipt of the check and subscription documents. When, pursuant to our Dealer Manager or a Selling Agent’s internal supervisory procedures, the final internal supervisory procedures are conducted at a different location (the “final review office”), the Dealer Manager or Selling Agent, as applicable, will transmit the check and subscription documents to the final review office by the end of the next business day following the receipt of the subscription documents and check. The final review office will, by the end of the next business day following its receipt of the subscription documents and check, forward the subscription documents and check to the escrow agent.

In recommending to a potential investor the purchase of Offered Preferred Shares, each Selling Agent must have reasonable grounds to believe, on the basis of information obtained from the potential investor concerning his investment objectives, other investments, financial situation and needs, and any other information known by the Selling Agent, that the potential investor is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the prospectus, including the tax benefits where they are a significant aspect of the Fund; the potential investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and the program is otherwise suitable for the potential investors. In making this determination, the Selling Agent will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, investment time horizon, income, net worth, financial situation, other investments, liquidity needs, risk tolerance and other pertinent information. Each investor should be aware that the Selling Agent will be responsible for determining whether this investment is appropriate for your portfolio. However, you are required to represent and warrant in the subscription agreement or, if placing an order through your registered representative not through a subscription agreement in connection with a DTC Settlement, to the registered representative, that you have received a copy of this prospectus and have had sufficient time to review this prospectus. The Dealer Manager and each Selling Agent will maintain records of the information used to determine that an investment in the Offered Preferred Shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Minimum Purchase Requirements

The minimum initial investment in the Fund from each investor is generally $5,000, but initial investments of less than $5,000 may be accepted at the sole discretion of the Dealer Manager, and the minimum additional investment in the Offered Preferred Shares is $500. The minimum initial and additional investments may be reduced by the Fund. The Fund may repurchase all Offered Preferred Shares held by a holder if the holder’s account balance in the Fund, as a result of Holder Optional Conversions effected by such holder, is less than $5,000. Investors may purchase Offered Preferred Shares through a broker-dealer or Selling Agent that may establish different minimum investment requirements than the Fund and may also independently charge transaction fees and additional amounts (which may vary) in return for its services, which will reduce an investor’s return.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of Offered Preferred Shares, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any other material relating to us or Offered Preferred Shares where action for that purpose is required. Accordingly, Offered Preferred Shares may not be offered or sold, directly or indirectly, and neither this prospectus supplement, the accompanying prospectus nor any other offering material or advertisements in connection with Offered Preferred Shares may be distributed or published, in or from any non-U.S. jurisdiction except in compliance with any applicable rules and regulations of any such non-U.S. jurisdiction.

The Dealer Manager, Selling Agents and their respective affiliates may arrange to sell the Offered Preferred Shares offered hereby in certain jurisdictions outside the United States, either directly or through affiliates, where it is permitted to do so.

Operations

The Fund may engage affiliated or third-party firms to provide certain non-offering issuer support services relating to the Offered Preferred Shares, including, for example, assistance with recordkeeping, answering investor inquiries regarding the Fund, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request and assistance with share repurchase requests, pursuant to a services agreement. The Fund will be responsible for any payments due in connection with any such engagement.

In order to reduce the risk of any one Offered Preferred Shares investor exercising undue influence over the Fund, other holders of any series of the Fund’s Preferred Shares (whether sold in this offering or otherwise) and holders of the Fund’s common shares, the Fund intends to request that any investors or group of investors purchasing or holding significant positions in any series or combination of series of the Fund’s Preferred Shares whether sold in this offering or otherwise, either in one transaction or as a result of a series of transactions, and whether as part of an original issuance or by virtue of any secondary market transaction of which the Fund becomes aware, enter into an agreement pursuant to which such investor or group of investors will agree to vote its Preferred Shares in the same proportion as the vote of all other holders of the Fund’s shares of beneficial interest voting on the matter (also known as “mirror voting”).

LEGAL MATTERS

Certain legal matters in connection with the Offered Preferred Shares will be passed upon for us by Dechert LLP, 1900 K Street, NW, Washington, DC 20006. Dechert LLP also represents the Advisor.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cohen & Company, Ltd. is the independent registered public accounting firm for the Fund and audits the Fund’s financial statements. Cohen & Company, Ltd. is located at 1835 Market St., Suite 310, Philadelphia, PA 19103.

ADDITIONAL INFORMATION

This prospectus supplement and the accompanying prospectus constitute part of a registration statement on Form N-2 that we have filed with the SEC, together with any and all amendments and related exhibits under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, some of which is contained in exhibits filed as part of, or incorporated by reference into, the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the Offered Preferred Shares we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement, including the exhibits filed as a part of, or incorporated by reference into, the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement or otherwise incorporated by reference as an exhibit thereto, please see the copy of the contract or document that has been filed or incorporated by reference. Each statement in this prospectus supplement and the accompanying prospectus relating to a contract or document filed or incorporated by reference as an exhibit is qualified in all respects by such exhibit.

We file with or submit to the SEC annual and semi-annual reports, proxy statements and other information meeting the informational requirements of the Securities Exchange Act of 1934, as amended or pursuant to Rule 30b2-1 under the 1940 Act. The SEC maintains a website that contains reports, proxy and information statements and other information we file with the SEC at www.sec.gov. Information on our website is not incorporated by reference into or a part of this prospectus supplement or the accompanying prospectus. This information is available free of charge by writing us at Bluerock Private Real Estate Fund, 919 Third Avenue, 40th Floor, New York, NY 10022 by telephone at 1-844-819-8287, or on our website at http://www.bluerockfunds.com. Information on our website is not incorporated by reference into or a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

We incorporate by reference in this prospectus supplement the documents listed below and any future reports and other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act or pursuant to Rule 30b2-1 under the 1940 Act, until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities (such reports and other documents deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents). To obtain copies of these filings, see “Additional Information.”

●	our Annual Report on Form N-CSR for the fiscal year ended September 30, 2025, filed with the SEC on December 8, 2025;

●	our Semi-Annual Report on Form N-CSRS for the six months ended March 31, 2025, filed with the SEC on May 6, 2025; and

●	our Definitive Proxy Statement on Schedule 14A for the annual meeting of the shareholders, filed with the SEC on September 10, 2025.

Common Shares
Preferred Shares
Rights to Purchase Common Shares

Bluerock Private Real Estate Fund

The Offering. Bluerock Private Real Estate Fund (the “Fund”) is registering for one or more offerings to be made on an immediate, continuous or delayed basis, common shares (“Common Shares”), preferred shares (“Preferred Shares”), and/or subscription rights to purchase Common Shares (“Rights,” and collectively with Common Shares and Preferred Shares, “Securities”), in any combination. The Fund may offer and sell such Securities directly to one or more purchasers, to or through underwriters, through dealers or agents that the Fund designates from time to time, or through a combination of these methods. The prospectus supplement relating to any offering of Securities will describe such offering, including, as applicable, the names of any underwriters, dealers or agents and information regarding any applicable purchase price, fee, commission or discount arrangements made with those underwriters, dealers or agents or the basis upon which such amount may be calculated. The prospectus supplement relating to any Rights offering will set forth the number of Common Shares issuable upon the exercise of each Right (or number of Rights) and the other terms of such Rights offering. For more information about the manners in which the Fund may offer Securities, see “Plan of Distribution.”

The Fund. The Fund is a non-diversified, closed-end management investment company. The Fund’s primary investment objective is to generate current income while secondarily seeking long-term capital appreciation with low to moderate volatility and low correlation to the broader markets. There can be no assurance that the Fund will achieve its investment objectives or that the Fund’s investment strategies will be successful.

Investing in Securities involves risks, including the risks associated with the Fund’s use of leverage. You could lose some or all of your investment. You should consider carefully these risks together with all of the other information in this Prospectus and any related prospectus supplement before making a decision to purchase any of the Securities. See “Risk Factors” beginning on page 9.

Common Shares are listed on the New York Stock Exchange (the “NYSE”). The trading or “ticker” symbol of the Common Shares is “BPRE.” The closing price of the Common Shares, as reported by the NYSE on April 29, 2026, was $16.53 per Common Share. The net asset value of the Common Shares at the close of business on that same date was $23.52 per Common Share. Preferred Shares and/or Rights issued by the Fund may also be listed on a securities exchange.

* * *

This Prospectus, together with any related prospectus supplement, is intended to concisely provide you, a prospective investor, with information about the Fund that you should know before deciding whether to invest. You are advised to thoroughly and carefully read this Prospectus, together with any related prospectus supplement, and retain it for future reference. Additional information about the Fund is also available on the Securities and Exchange Commission’s (“SEC”) website at http://www.sec.gov, including the Fund’s Statement of Additional Information dated April 30, 2026 (the “SAI”). The address of the SEC’s website is provided solely for the information of prospective shareholders and is not intended to be an active link. The SAI, Fund annual and semi-annual reports and other information and shareholder inquiries regarding the Fund may be requested free of charge by writing the Fund at c/o SS&C Global Investor & Distribution Solutions, Inc., PO Box 219445, Kansas City, MO 64121-9445 (the “Transfer Agent” or “SS&C GIDS”), by calling the Transfer Agent toll-free at 1-844-819-8287, or by visiting the Fund’s website at https://bluerock.com/bluerock-private-real-estate-fund. The information contained in, or that can be accessed through, the Fund’s website is not part of this Prospectus, except to the extent specifically incorporated by reference herein.

The date of this Prospectus is April 30, 2026.

The Securities do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investment Advisor | Bluerock Fund Advisor, LLC

FORWARD-LOOKING STATEMENTS

Any projections, forecasts and estimates contained or incorporated by reference herein are forward-looking statements and are based upon certain assumptions. Projections, forecasts and estimates are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any projections, forecasts or estimates will not materialize or will vary significantly from actual results. Actual results may vary from any projections, forecasts and estimates and the variations may be material. Some important factors that could cause actual results to differ materially from those in any forward-looking statements include changes in interest rates, market, financial or legal uncertainties, including changes in tax law, and the timing and frequency of defaults on underlying investments. Consequently, the inclusion of any projections, forecasts and estimates herein should not be regarded as a representation by the Fund or any of its affiliates or any other person or entity of the results that will actually be achieved by the Fund. Neither the Fund nor its affiliates has any obligation to update or otherwise revise any projections, forecasts and estimates including any revisions to reflect changes in economic conditions or other circumstances arising after the date hereof or to reflect the occurrence of unanticipated events, even if the underlying assumptions do not come to fruition. The Fund acknowledges that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as the Fund.

1

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in the Securities. You should review the more detailed information contained or incorporated by reference in this prospectus and any related prospectus supplement and in the Statement of Additional Information, particularly the information set forth below under the heading “Risk Factors.”

The Fund

Bluerock Private Real Estate Fund (the “Fund”) is a non-diversified, closed-end management investment company. See “The Fund.” The Fund’s common shares, no value per share (“Common Shares”), are traded on the New York Stock Exchange (the “NYSE”) under the symbol “BPRE.” Preferred Shares and/or Rights issued by the Fund may also be listed on a securities exchange.

The Offering

The Fund is registering for one or more offerings, Common Shares, preferred shares (“Preferred Shares”), and/or subscription rights to purchase Common Shares (“Rights,” and collectively with Common Shares and Preferred Shares, “Securities”), in any combination, on terms to be determined at the time of the offering. The Fund may offer and sell such Securities directly to one or more purchasers, to or through underwriters, through dealers or agents that the Fund designates from time to time, or through a combination of these methods. The prospectus supplement relating to any offering of Securities will describe such offering, including, as applicable, the names of any underwriters, dealers or agents and information regarding any applicable purchase price, fee, commission or discount arrangements made with those underwriters, dealers or agents or the basis upon which such amount may be calculated. For more information about the manners in which the Fund may offer Securities, see “Plan of Distribution.” The prospectus supplement relating to any Rights offering will set forth the number of Common Shares issuable upon the exercise of each Right (or number of Rights) and the other terms of such Rights offering. The minimum price on any day at which the Common Shares may be sold will not be less than the NAV per Common Share at the time of the offering plus the per share amount of any underwriting commission or discount; provided that Common Shares offered pursuant to Rights offerings that meet certain conditions may be offered at a price below the then current NAV. See “Rights Offerings.”

The Fund may not sell any Securities through agents, underwriters or dealers without delivery, or deemed delivery, of a prospectus, including the appropriate prospectus supplement, describing the method and terms of the particular offering of such Securities. You should read this Prospectus and the applicable prospectus supplement carefully before you invest in our Securities.

Investment Objectives and Policies

The Fund seeks primarily to generate current income while secondarily seeking long-term capital appreciation with low to moderate volatility and low correlation to the broader markets.

The Fund pursues its investment objectives by investing, under normal circumstances, at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in private real estate assets and securities, primarily in income producing equity and debt securities. The Fund’s investments may be targeted in any one or more of the many sectors of the real estate market, including but not limited to industrial, multifamily, triple net lease (“NNN”), life sciences, and real estate private credit. The Fund concentrates investments in the real estate industry, meaning that under normal circumstances, it invests over 25% of its assets in real estate industry securities. The Fund may use leverage to the extent permitted by the 1940 Act. Accordingly, the Fund may source leverage through a number of methods including the issuance of “senior securities” as defined under the 1940 Act.

The Fund defines private real estate securities to include the common stock, partnership or similar interests, asset-backed securities, preferred stock, and secured or unsecured debt. Private real estate securities may be issued by a wide variety of entities including: private real estate investment funds managed by institutional investment managers (“Institutional Investment Funds”); non-traded unregistered real estate investment trusts (“Private REITs”); and unregistered funds that invest principally in real estate.

The Fund may invest in issuers of private real estate securities of any credit quality; including fixed-income and preferred securities rated less than investment grade that are sometimes referred to as high yield or “junk bonds.” The Fund may invest in debt securities of any duration or maturity. The Fund may also, to a limited extent, make real estate-related investments other than through private real estate securities.

2

The Fund’s real estate industry investment policy is fundamental and may not be changed without shareholder approval. The Fund’s Statement of Additional Information (“SAI”) contains a list of the fundamental and non-fundamental investment policies of the Fund, under the heading “Investment Objectives and Policies.”

Investment Strategy

The Fund pursues its investment objectives using a comprehensive investment strategy, primarily investing in a strategic combination of institutional private real estate investment funds and direct real estate assets.

The Fund is currently focused on the NNN, industrial real estate and private real estate credit sectors which the Advisor believes may offer attractive current and total return over a full market cycle. Each of these asset classes benefit from long-term secular tailwinds, including but not limited to reshoring of U.S. manufacturing activity, continued growth in e-commerce and diversification of supply chain models that prioritize proximity to the customer and a more elevated base rate environment versus the pre-COVID pandemic near-zero interest rates.

The Fund endeavors to enable investors to execute a comprehensive multi-strategy, multi-sector strategy by making a single investment in the Fund, whereas due to the large minimums of many of the Institutional Investment Funds and significant equity requirements for direct real estate, such a strategy may not otherwise be permitted or available to the investor.

Investment Advisor

Bluerock Fund Advisor, LLC was formed on May 11, 2012 and is registered with the SEC as an investment adviser. The Advisor is a subsidiary of Bluerock Enterprise Holdings, LP (together with its affiliates, “Bluerock”). Bluerock is a leading institutional alternative asset manager with more than $20 billion in acquired and managed assets based in New York with regional offices across the United States. Bluerock principals have a collective 100+ years of investing experience with more than $120 billion of real estate and capital markets experience and manage multiple well-recognized real estate private and public company platforms.

Administrator, Accounting Agent and Transfer Agent

ALPS Fund Services, Inc. (the “Administrator”) serves as the Fund’s administrator and accounting agent. SS&C Global Investor & Distribution Solutions, Inc. (the “Transfer Agent” or “SS&C GIDS”) serves as the transfer agent for the Fund’s Common Shares. See “Management of the Fund.”

Use of Leverage

The Fund may use leverage to the extent permitted by the 1940 Act. Accordingly, the Fund may source leverage through a number of methods including the issuance of “senior securities” as defined under the 1940 Act. The Fund may also utilize leverage through borrowing for investment purposes. The Fund currently borrows money under two credit facilities.

Summary of Risks

Investing in the Fund involves risks, including the risk that you may receive little or no return on your investment or that you may lose part or all of your investment. Before investing you should consider carefully the risks that you assume when you invest in the Fund’s shares. See “Risk Factors.”

Real Estate Industry Concentration Risk. The Fund will concentrate its investments in real estate related securities, and it may invest in real estate directly. As such, its portfolio will be significantly impacted by the performance of the real estate market and may experience more volatility and be exposed to greater risk than a more diversified portfolio. The value of companies engaged in the real estate industry is affected by: (i) changes in general economic and market conditions; (ii) changes in the value of real estate properties; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) variations in rental income, neighborhood values or the appeal of property to tenants; (viii) the availability of financing; (ix) climate change and (x) changes in interest rates and leverage. There are also special risks associated with particular sectors, or real estate operations, including, but not limited to, those risks described below:

Healthcare and Life Sciences Properties. Healthcare and life sciences properties are affected by potential federal, state and local laws governing licenses, certification, adequacy of care, pharmaceutical distribution, rates, equipment, personnel and other factors regarding operations, funding for biotech companies and the continued availability of revenue from government reimbursement programs.

Industrial Properties. Industrial properties are affected by downturns in the manufacturing, processing and shipping of goods.

Multifamily Properties. Multifamily properties are affected by adverse economic conditions in the locale, oversupply and rent control laws.

Residential Properties. Residential properties can be significantly affected by the national, regional and local real estate markets. This segment of the real estate industry also is sensitive to interest rate fluctuations which can cause changes in the availability of mortgage capital and directly affect the purchasing power of potential homebuyers. Thus, residential properties can be significantly affected by changes in government spending, consumer confidence, demographic patterns and the level of new and existing home sales.

3

Retail Properties. Retail properties are affected by shifts in consumer demand due to demographic changes, changes in spending patterns and lease terminations.

Office Properties. Office properties are affected by a downturn in the businesses operated by their tenants.

Hospitality Properties. Hotel properties and other properties in the hospitality real estate sector, such as motels and extended-stay properties, are affected by declines in business and leisure travel.

Shopping Centers. Shopping center properties are affected by changes in the local markets where their properties are located and dependent upon the successful operations and financial condition of their major tenants.

Self-Storage Properties. Self-storage properties are affected by changes to competing local properties, consumer and small business demand for storage space, and the ability of the management team.

Other factors may contribute to the risk of real estate investments:

Development Issues. Real estate development companies in which the Underlying Funds (defined below) or the Fund may invest are affected by construction delays and insufficient tenant demand to occupy newly developed properties.

Lack of Insurance. Certain of the companies in the Fund’s portfolio may fail to carry comprehensive liability, fire, flood, wind or earthquake extended coverage and rental loss insurance, or insurance and may be subject to various policy specifications, limits and deductibles. Due to the prevalence of catastrophic events, the cost of insurance may increase materially.

Dependence on Tenants. The ability of companies in the real estate industry in which the Fund may invest to make distributions to shareholders depends upon the ability of the tenants at their properties to generate enough income in excess of tenant operating expenses to make their lease payments.

Financial Leverage. Companies in the real estate industry in which the Fund may invest may be highly leveraged and financial covenants may affect their ability to operate effectively. The use of floating rate loans may also negatively impact returns in a rising interest rate environment.

Environmental Issues. Owners of properties that may contain hazardous or toxic substances may be responsible for removal or remediation costs. Environmental risk from high winds, hurricanes, fires, flood and extreme heat may also materially affect a property’s value.

Credit Market Conditions. Instability in credit markets can potentially make it more difficult for borrowers to obtain financing or refinancing on attractive terms or at all. Conditions in the credit markets may expose borrowers to increased interest expenses for borrowed money and tightening underwriting standards. There is also a risk that a general lack of liquidity or other events in the credit markets may adversely affect the ability of issuers in whose securities the Fund invests to finance real estate developments and projects or refinance completed projects.

Market Discount from Net Asset Value. Shares of closed-end investment companies like the Fund frequently trade at prices lower than their NAV. This characteristic is a risk separate and distinct from the risk that the Fund’s NAV could decrease as a result of investment activities. Whether investors will realize gains or losses upon the sale of the common shares will depend not upon the Fund’s NAV but entirely upon whether the market price of the common shares at the time of sale is above or below the investor’s purchase price for the common shares. Because the market price of the common shares will be determined by factors such as relative supply of and demand for the common shares in the market, general market and economic circumstances, and other factors beyond the control of the Fund, the Fund cannot predict whether the common shares will trade at, below or above NAV. The common shares are designed primarily for long-term investors, and you should not view the Fund as a vehicle for short-term trading purposes.

Liquidity Risk. The Fund’s investments are subject to liquidity risk. Liquidity risk exists when particular investments of the Fund would be difficult to purchase or sell, possibly preventing the Fund from selling such illiquid securities at an advantageous time or price, or possibly requiring the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations.

Allocation Risk. The ability of the Fund to achieve its investment objective depends, in part, on the ability of the Advisor to allocate effectively the Fund’s assets among individual investments and asset classes. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objective or delivering positive returns.

Correlation Risk. The Fund seeks to produce returns that are not correlated to the broader financial markets. Although the prices of equity securities and fixed-income securities, as well as other asset classes, often rise and fall at different times so that a fall in the price of one may be offset by a rise in the price of the other, in down markets the prices of these securities and asset classes can also fall in tandem. Because the Fund allocates its investments among different real estate asset classes, the Fund is subject to correlation risk.

Credit Risk. It is possible that issuers of debt securities may not make scheduled interest and principal payments, resulting in losses to the Fund. In addition, the credit quality of securities held may be lowered if an issuer’s financial condition changes and this also may negatively impact the Fund’s returns on investment in such securities.

Return of Capital/Distribution Risk. All or a portion of a distribution may consist of a return of capital (i.e. from your original investment). Shareholders should not assume that the source of a distribution from the Fund is net profit. Shareholders should note that return of capital will reduce the tax basis of their shares and thus potentially subjecting the shareholder to future tax consequences in connection with the sale of Fund shares, even if sold at a loss to the shareholder’s original investment.

4

Fixed Income Risk. Typically, a rise in interest rates causes a decline in the value of fixed income securities. Recently, interest rates have risen sharply after maintaining historically low levels for a significant period of time. Current conditions may result in an increase in interest rate volatility, which in turn may result in a decline in the value of the fixed income investments held by the Fund. As a result, for the present, interest rate risk may be heightened. Fixed income securities are also subject to default risk.

Institutional Investment Fund Risk. The Fund’s investment in Institutional Investment Funds will require it to bear a pro rata share of the vehicles’ expenses, including management and performance fees. The fees the Fund pays to invest in an Institutional Investment Fund may be higher than if the manager of the Institutional Investment Fund managed the Fund’s assets directly. The performance fees charged by certain Institutional Investment Funds may create an incentive for its manager to make investments that are riskier and/or more speculative than those it might have made in the absence of a performance fee. Furthermore, Institutional Investment Funds, like the other Underlying Funds in which the Fund may invest, are subject to specific risks, depending on the nature of the vehicle, and also may employ leverage such that their returns are more than one times that of their benchmark which could amplify losses suffered by the Fund when compared to unleveraged investments. Shareholders of the Institutional Investment Funds are not entitled to the protections of the 1940 Act. For example, these funds need not have independent boards, shareholder approval of advisory contracts may not be required, may leverage to an unlimited extent, and may engage in joint transactions with affiliates. These characteristics present additional risks for shareholders.

Issuer and Non-Diversification Risk. The value of a specific security can perform differently from the market as a whole for reasons related to the investment manager or issuer, such as management performance, financial leverage and reduced demand for the respective properties and services. The Fund’s performance may be more sensitive to any single economic, business, political or regulatory occurrence than the value of shares of a diversified investment company because as a non-diversified fund, the Fund may invest more than 5% of its total assets in the securities of one or more issuers.

Lack of Control Over Institutional Investment Funds and Other Portfolio Investments. The Advisor will have no control over the investment decisions made by the manager of any Institutional Investment Fund or other investment vehicle (each, an “Underlying Fund” and together, the “Underlying Funds”) in which it invests. Although the Advisor will evaluate regularly each Underlying Fund and its manager to determine whether their respective investment programs are consistent with the Fund’s investment objective, the Advisor will not have any control over the investments made by any Underlying Fund. Even though the Underlying Funds are subject to certain constraints, the managers may change aspects of their investment strategies. The managers may do so at any time (for example, such change may occur immediately after providing the Advisor with the quarterly unaudited financial information for an Institutional Investment Fund). The Advisor may reallocate the Fund’s investments among the Underlying Funds, but the Advisor’s ability to do so may be constrained by the withdrawal limitations imposed by certain of the Underlying Funds, which may prevent the Fund from reacting rapidly to market changes should an Underlying Fund fail to effect portfolio changes consistent with such market changes and the demands of the Advisor. Such withdrawal limitations may also restrict the Advisor’s ability to terminate investments in Underlying Funds that are poorly performing or have otherwise had adverse changes. The Advisor will be dependent on information provided by the Underlying Fund, including quarterly unaudited financial statements, which if inaccurate could adversely affect the Advisor’s ability to manage the Fund’s investment portfolio in accordance with its investment objectives.

Leveraging Risk. The use of leverage, such as borrowing money to purchase securities or otherwise invest the Fund’s assets, will cause the Fund to incur additional expenses and may significantly magnify the Fund’s losses in the event of adverse performance of the Fund’s underlying investments. In addition to any borrowing utilized by the Fund, the Underlying Funds in which the Fund invests may utilize leverage, subject to the limitations of their charters and operative documents. Leverage by Underlying Funds and/or the Fund has the effect of potentially increasing losses. In addition, interest rates (including benchmarks like Secured Overnight Financing Rate (“SOFR”) and the spreads to such benchmarks charged by lenders) are highly sensitive to external factors outside a borrower’s control, including general and local economic conditions (such as inflation, recession, money supply and unemployment) and the monetary and fiscal policies of various governmental agencies such as the Federal Reserve Board. During periods of increased interest rates, borrowing costs of the Fund will likely increase and may adversely affect the Fund’s performance.

Management Risk. The judgments of the Advisor about the attractiveness, value and potential appreciation of particular real estate segment and securities in which the Fund invests may prove to be incorrect and may not produce the desired results.

Possible Competition Between Underlying Funds and Between the Fund and the Underlying Funds. The Underlying Funds operate independently of each other and may pursue investment strategies that “compete” with each other for execution or that cause the Fund to participate in positions that offset each other (in which case the Fund would bear its pro rata share of commissions and fees without the potential for a profit). Also, the Fund’s investments in any particular Underlying Fund could increase the level of competition for the same investments that other Underlying Funds might otherwise make, including the priorities of order entry. This could make it difficult or impossible to take or liquidate a position in a particular security at a price consistent with the Advisor’s strategy.

Preferred Securities Risk. Preferred securities are subject to credit risk and interest rate risk. Interest rate risk is, in general, that the price of a debt security falls when interest rates rise. Securities with longer maturities tend to be more sensitive to interest rate changes. Credit risk is the risk that an issuer of a security may not be able to make principal and interest or dividend payments on the security as they become. Holders of preferred securities may not receive dividends, or the payment can be deferred for some period of time. In bankruptcy, creditors are generally paid before the holders of preferred securities.

REIT Risk. The value of investments in REIT shares may decline because of adverse developments affecting the real estate industry and real property values. In general, real estate values can be affected by a variety of factors, including supply and demand for properties, the economic health of the country or of different regions, and the strength of specific industries that rent properties. Also, qualification as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”) in any particular year is a complex analysis that depends on a number of factors. There can be no assurance that an entity in which the Fund invests with the expectation

5

that it will be taxed as a REIT will, in fact, qualify as a REIT. An entity that fails to qualify as a REIT would be subject to a corporate level tax, would not be entitled to a deduction for dividends paid to its shareholders and would not pass through to its shareholders the character of income earned by the entity.

Market Risk. An investment in shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in shares represents an indirect investment in the securities owned by the Fund. The value of these securities, like other market investments, may move up or down, sometimes rapidly and unpredictably. In addition, the Fund is subject to the risk that geopolitical and other similar events will disrupt the economy on a national or global level. For instance, war, terrorism, market manipulation, government defaults, government shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters can all negatively impact the securities markets.

Therefore, the Fund could lose money over short periods due to short-term market movements and over longer periods during more prolonged market downturns. The foregoing could impair the Fund’s ability to maintain operational standards, disrupt the operations of the Fund and its service providers, adversely affect the performance, value and liquidity of the Fund’s investments, and negatively impact the Fund’s performance and your investment in the Fund. The value of your shares at any point in time may be worth less than the value of your original investment, even after taking into account any reinvestment of dividends and distributions.

Valuation of Institutional Investment Funds. Institutional Investment Funds are not publicly traded and the Fund relies on information provided by the institutional asset manager to determine the value of the Fund’s investment therein. The valuation provided by an institutional asset manager as of a specific date may vary from the actual sale price that may be obtained if such investment were sold to a third party. To determine the value of the Fund’s investment in Institutional Investment Funds, the Advisor considers, among other things, information provided by the Institutional Investment Funds, including quarterly unaudited financial statements, which if inaccurate could adversely affect the Advisor’s ability to value accurately the Fund’s shares.

U.S. Federal Income Tax

The Fund has elected to be treated, and intends to qualify each year, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). To qualify for the favorable U.S. federal income tax treatment generally accorded to a RIC under Subchapter M of the Code the Fund must, among other requirements, derive in each taxable year at least 90% of its gross income from certain prescribed sources and satisfy a diversification test on a quarterly basis. If the Fund fails to satisfy the qualifying income or diversification requirements in any taxable year, the Fund may be eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. Additionally, relief is provided for certain de minimis failures of the diversification requirements where the Fund corrects the failure within a specified period. In order to be eligible for the relief provisions with respect to a failure to meet the diversification requirements, the Fund may be required to dispose of certain assets. If these relief provisions were not available to the Fund and it were to fail to qualify for treatment as a RIC for a taxable year, all of its taxable income (including its net capital gain) would be subject to tax at the 21% regular corporate rate without any deduction for distributions to shareholders, and such distributions would be taxable as ordinary dividends to the extent of the Fund’s current and accumulated earnings and profits.

Distribution Policy

The Fund’s distribution policy is to make monthly distributions to shareholders. The level of distributions (including any return of capital) is not fixed. However, this distribution policy is subject to change. The Fund has a dividend reinvestment policy. Shareholders must make an affirmative election to “opt in” to participate in the dividend reinvestment policy. Shareholders who “opt in” will have all their distributions reinvested in additional shares under the Fund’s dividend reinvestment policy. Shareholders who do not “opt in” to participate in the Fund’s dividend reinvestment policy will receive all distributions in cash paid to the shareholder of record (or, if the shares are held in street or other nominee name, then to such nominee). See “Dividend Reinvestment Policy.”

Use of Proceeds

Unless otherwise specified in a prospectus supplement, the Fund will use the net proceeds from any offering of Securities in accordance with the Fund’s investment objective and policies as soon as practicable after receipt. See “Use of Proceeds”.

Custodian

UMB Bank, N.A. (“UMB Bank”) serves as the custodian for the Fund. See “Management of the Fund.”

6

SUMMARY OF FUND EXPENSES

Shareholder Transaction Expenses
Maximum Sales Load (as a percent of offering price)	—%*
Maximum Early Withdrawal Charge (as a percent of original purchase price)	—%*

*

The applicable prospectus supplement will disclose the Maximum Sales Load (as a percent of offering price) and the Maximum Early Withdrawal Charge (as a percent of original purchase price) and any other shareholder transaction expenses.

Annual Expenses (as a percentage of net assets attributable to shares)
Management Fees	1.50%
Other Expenses
Shareholder Servicing Fee	None
Distribution Fee	None
Remaining Other Expenses	0.32%
Interest Payments on Borrowed Funds[1]	1.71%
Acquired Fund Fees and Expenses	0.01%
Total Annual Expenses	3.54%

[1]	The actual amount of interest expense borne by the Fund will vary over time in accordance with the level of the Fund’s use of borrowings and variations in market interest rates.

The following example illustrates the hypothetical expenses that you would pay on a $1,000 investment assuming annual expenses attributable to shares remain unchanged and shares earn a 5% annual return:

1 Year	3 Years	5 Years	10 Years
$354	$1,083	$1,833	$3,808

The purpose of the above table is to help a holder of shares understand the fees and expenses that such holder would bear directly or indirectly. The example should not be considered a representation of actual future expenses. Actual expenses may be higher or lower than those shown.

7

FINANCIAL HIGHLIGHTS

The Fund’s financial highlights for the fiscal years ended September 30, 2025, September 30, 2024, September 30, 2023, September 30, 2022, and September 30, 2021, are incorporated by reference from the Fund’s Annual Report for the fiscal year ended September 30, 2025 (File No. 811-22710), as filed with the SEC on Form N-CSR on December 8, 2025. The financial highlights for the fiscal years ended September 30, 2025, September 30, 2024 and September 30, 2024, have been derived from financial statements audited by Cohen & Company, Ltd., the Fund’s independent registered public accounting firm, for the last three fiscal years. The information for the fiscal years ended prior to August 31, 2023, was audited by the Fund’s previous independent registered public accounting firm. The Fund’s financial highlights for the fiscal years ended September 30, 2020, September 30, 2019, September 30, 2018, September 30, 2017, and September 30, 2016, are incorporated by reference from the Fund’s Annual Report for the fiscal year ended September 30, 2020 (File No. 811-22710), as filed with the SEC on Form N-CSR on December 7, 2020.

TRADING AND NET ASSET VALUE INFORMATION

The following table shows for the periods indicated: (i) the high and low sales prices for the Common Shares reported as of the end of the day on the NYSE, (ii) the corresponding NAV per share, and (iii) the premium/(discount) to NAV per share at which the Common Shares were trading as of such date. The Fund’s Common Shares have a limited trading history and, while the Common Shares have previously traded at a discount, the Fund cannot predict whether its Common Shares will trade at a premium or discount to NAV in the future.

	Closing Market Price per Common Share		NAV per Common Share on Date of Market Price		Premium/(Discount) on Date of Market Price
Fiscal Quarter Ended	High	Low	High	Low	High	Low
March 2026	$24.37	$23.68	$18.11	$14.71	(24.3)%	(39.6)%
December 2025*	$16.71	$14.10	$24.36	$24.37	(31.4)%	(42.1)%

*

The Fund’s shares began trading on the NYSE on December 16, 2025. Prior to December 15, 2025, the Fund was not listed on an exchange and made quarterly repurchase offers in accordance with Rule 23c-3 under the 1940 Act.

The net asset value per Common Share, the market price, and percentage of premium/(discount) to net asset value per Common Share on April 29, 2026 were $23.52, $16.53 and 29.72%, respectively. As of April 7, 2026, the Fund had 143,044,372 Common Shares outstanding and net assets applicable to Common Shares of $3,384,707,179.49.

THE FUND

The Fund is a non-diversified, closed-end management investment company that is registered under the 1940 Act. The Fund was organized as a Delaware statutory trust on May 25, 2012. The Fund’s Common Shares commenced trading on the NYSE on December 16, 2025 under the symbol “BPRE”. The Fund’s principal office is located at 919 Third Avenue, 40th Floor, New York, NY 10022, and its telephone number is 1-844-819-8287.

The following provides information about the Fund’s outstanding Common Shares and Preferred Shares as of April 7, 2026:

Title of Class	Amount Authorized	Amount Held by the Fund or for its Account	Amount Outstanding
Common Shares	Unlimited	0	143,044,372
Preferred Shares	Unlimited	0	0

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds of any offering of Securities, after payment of the sales load (if applicable) and other associated expenses, will be invested in accordance with the Fund’s investment objective and policies (as stated below) as soon as practicable after receipt. Pending investment of the net proceeds in accordance with the Fund’s investment objective and policies, the Fund will invest in money market or short-term fixed-income mutual funds. Investors should expect, therefore, that before the Fund has fully invested the proceeds of the offering in accordance with its investment objective and policies, the Fund’s assets would earn interest income at a modest rate.

INVESTMENT OBJECTIVE, POLICIES AND STRATEGIES

Investment Objective and Policies

The Fund seeks primarily to generate current income while secondarily seeking long-term capital appreciation with low to moderate volatility and low correlation to the broader markets.

The Fund pursues its investment objectives by investing, under normal circumstances, at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in private real estate assets and securities, primarily in income producing equity and debt securities. The Fund’s investments may be targeted in any one or more of the many sectors of the real estate market, including but not limited to industrial, multifamily, NNN, life sciences, and real estate private credit. The Fund concentrates investments in the real

8

estate industry, meaning that under normal circumstances, it invests over 25% of its assets in real estate industry securities. The Fund may use leverage to the extent permitted by the 1940 Act. Accordingly, the Fund may source leverage through a number of methods including the issuance of “senior securities” as defined under the 1940 Act.

The Fund defines private real estate securities to include the common stock, partnership or similar interests, asset-backed securities, preferred stock, and secured or unsecured debt. Private real estate securities may be issued by a wide variety of entities including: private real estate investment funds managed by institutional investment managers (“Institutional Investment Funds”); non-traded unregistered real estate investment trusts (“Private REITs”); and unregistered funds that invest principally in real estate.

The Fund may invest in issuers of private real estate securities of any credit quality; including fixed-income and preferred securities rated less than investment grade that are sometimes referred to as high yield or “junk bonds.” The Fund may invest in debt securities of any duration or maturity. The Fund may also, to a limited extent, make real estate-related investments other than through private real estate securities.

The Fund’s real estate industry investment policy is fundamental and may not be changed without shareholder approval. The Fund’s Statement of Additional Information (“SAI”) contains a list of the fundamental and non-fundamental investment policies of the Fund, under the heading “Investment Objectives and Policies.”

Fund’s Investment Portfolio

The Fund pursues its investment objectives using a comprehensive investment strategy, primarily investing in a strategic combination of institutional private real estate investment funds and direct real estate assets.

Institutional Investment Funds. Institutional Investment Funds are real estate investment funds managed by institutional investment managers with expertise in managing portfolios of real estate and real estate-related securities. Many Institutional Investment Funds have large minimum investment requirements and stringent investor qualification criteria intended to limit their direct investors to mainly institutions such as endowments and pension funds. It is the intent of the Fund to provide an element of the endowment model of investing to individual investors by permitting access to a portfolio of Institutional Investment Funds with diversification across multiple strategies, managers and sectors.

Investment criteria will include evaluating a combination of strength of the sponsor and management; prior investment performance of the target fund as well as the performance of other funds managed by the sponsor; the attractiveness of the property sectors and geographical allocations of the fund; expected stability of income; expected capital appreciation, and target leverage levels.

Direct Private Real Estate Investments: The Fund may invest in individual properties through joint ventures with institutional partners. The Advisor believes that these direct private real estate investments will supplement the Fund’s existing investments in Institutional Investment Funds by providing the Fund with the ability to invest in asset classes not available in the core fund universe and to curate bespoke sub-strategies within an asset class (e.g. location focused or sub-sector focused).

Investment criteria will include evaluating sponsor and operating partner qualifications, asset-level fundamentals, sector and geographic exposure, business plan credibility, downside protection, expected capital appreciation and target leverage.

Real Estate Related Credit Investments. The Fund may invest in real estate related direct credit including first and second mortgage loans, mezzanine loans, preferred equity and other structured investments. The Advisor believes that these real estate related credit investments will supplement the Fund’s existing investment in Institutional Investment Funds by providing the Fund access to additional current income and increased risk-adjusted returns.

Investment criteria will include evaluating sponsor qualifications, collateral quality, capital structure and attachment point, income profile and yield stability, repayment visibility, downside protection, target leverage and risk-adjusted return profile.

Additional Information Regarding Investment Strategy

The Fund will hold its Direct Private Real Estate Investments and certain of its Real Estate Related Credit Investments through one or more REIT subsidiaries.

The Fund may, from time to time, in attempting to respond to adverse market, economic, political or other similar conditions, take temporary defensive positions that are inconsistent with the Fund’s principal investment strategy. During such times, the Advisor may determine that the Fund should invest up to 100% of its assets in cash or cash equivalents, including money market instruments, prime commercial paper, repurchase agreements, Treasury bills and other short-term obligations of the U.S. Government, its agencies or instrumentalities. In these and in other cases, the Fund may not achieve its investment objective. The Advisor may invest the Fund’s cash balances in any investments it deems appropriate. The Advisor expects that such investments will be made, without limitation and as permitted under the 1940 Act, in money market mutual funds, repurchase agreements, U.S. Treasury and U.S. agency securities, municipal bonds and bank accounts. Any income earned from such investments is ordinarily reinvested by the Fund in accordance with its investment program. Many of the considerations entering into recommendations and decisions of the Advisor and the Fund’s Portfolio Managers are subjective.

The frequency and amount of portfolio purchases and sales (known as the “portfolio turnover rate”) will vary from year to year. The portfolio turnover rate is not expected to exceed 100%, but may vary greatly from year to year and will not be a limiting factor if the Advisor determines that portfolio changes are appropriate. Although the Fund generally does not intend to trade for short-term profits, the Fund may engage in short-term trading strategies, and securities may be sold without regard to the length of time held when, in the opinion of the Advisor, investment considerations warrant such action. These policies may have the effect of increasing the

9

annual rate of portfolio turnover of the Fund. Higher rates of portfolio turnover would likely result in higher brokerage commissions and may generate short-term capital gains taxable as ordinary income. If securities are not held for the applicable holding periods, dividends paid on them will not qualify for the advantageous federal tax rates. See “Tax Status” in the Fund’s SAI.

There is no assurance what portion, if any, of the Fund’s investments will qualify for the reduced U.S. federal income tax rates applicable to qualified dividends under the Code. As a result, there can be no assurance as to what portion of the Fund’s distributions will be designated as qualified dividend income. See “Tax Matters.”

RISK FACTORS

An investment in the Fund’s shares is subject to risks. The value of the Fund’s investments will increase or decrease based on changes in the prices of the investments it holds. This will cause the value of the Fund’s shares to increase or decrease. You could lose money by investing in the Fund. By itself, the Fund does not constitute a balanced investment program. Before investing in the Fund you should consider carefully the following risks. There may be additional risks that the Fund does not currently foresee or consider material. You may wish to consult with your legal or tax advisors before deciding whether to invest in the Fund.

Real Estate Industry Concentration Risk. Because the Fund will concentrate its investments in real estate related securities, its portfolio will be significantly impacted by the performance of the real estate market and may experience more volatility and be exposed to greater risk than a more diversified portfolio. In addition, the Fund may invest in real estate equity or debt and therefore may be subject to risks similar to those associated with direct investment in real property. The value of the Fund’s shares will be affected by factors affecting the value of real estate and the earnings of companies engaged in the real estate industry. These factors include, among others: (i) changes in general economic and market conditions; (ii) changes in the value of real estate properties; (iii) risks related to local economic conditions, overbuilding and increased competition; (iv) increases in property taxes and operating expenses; (v) changes in zoning laws; (vi) casualty and condemnation losses; (vii) variations in rental income, neighborhood values or the appeal of property to tenants; (viii) the availability of financing; (ix) climate change and (x) changes in interest rates. Many real estate companies utilize leverage, which increases investment risk and could adversely affect a company’s operations and market value in periods of rising interest rates. The value of securities of companies in the real estate industry may go through cycles of relative under-performance and over-performance in comparison to equity securities markets in general.

There are also special risks associated with particular sectors, or real estate operations, including, but not limited to, those risks described below:

Healthcare and Life Sciences Properties. Healthcare and life sciences properties and healthcare providers are affected by several significant factors, including federal, state and local laws governing licenses, certification, adequacy of care, pharmaceutical distribution, rates, equipment, personnel and other factors regarding operations, funding for biotech companies, continued availability of revenue from government reimbursement programs and competition on a local and regional basis. The failure of any healthcare operator to comply with governmental laws and regulations may affect its ability to operate its facility or receive government reimbursements.

Industrial Properties. Industrial properties are affected by the overall health of the economy and other factors such as downturns in the manufacturing, processing and shipping of goods.

Multifamily Properties. The value and successful operation of a multifamily property may be affected by a number of factors such as the location of the property, the ability of the management team, the level of mortgage interest rates, the presence of competing properties, adverse economic conditions in the locale, oversupply and rent control laws or other laws affecting such properties.

Residential Properties. Residential properties can be significantly affected by the national, regional and local real estate markets. This segment of the real estate industry also is sensitive to interest rate fluctuations which can cause changes in the availability of mortgage capital and directly affect the purchasing power of potential homebuyers. Thus, residential properties can be significantly affected by changes in government spending, consumer confidence, demographic patterns and the level of new and existing home sales.

Retail Properties. Retail properties are affected by the overall health of the economy and may be adversely affected by, among other things, the growth of alternative forms of retailing, bankruptcy, departure or cessation of operations of a tenant, a shift in consumer demand due to demographic changes, changes in spending patterns and lease terminations.

Office Properties. Office properties are affected by the overall health of the economy, and other factors such as a downturn in the businesses operated by their tenants, obsolescence and non-competitiveness.

Hospitality Properties. The risks of hotel, motel and similar hospitality properties include, among other things, the necessity of a high level of continuing capital expenditures, competition, increases in operating costs which may not be offset by increases in revenues, dependence on business and commercial travelers and tourism, increases in fuel costs and other expenses of travel, and adverse effects of general and local economic conditions. Hotel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties.

Shopping Centers. Shopping center properties are dependent upon the successful operations and financial condition of their tenants, particularly certain of their major tenants, and could be adversely affected by bankruptcy of those tenants. In some cases, a tenant may lease a significant portion of the space in one center, and the filing of bankruptcy could cause significant revenue loss, including the loss of revenue from smaller tenants with co-tenancy rights. Like others in the commercial real estate industry, community centers are subject to environmental risks and interest rate risk. They also face the need to enter into

10

new leases or renew leases on favorable terms to generate rental revenues. Community center properties could be adversely affected by changes in the local markets where their properties are located, as well as by adverse changes in national economic and market conditions.

Self-Storage Properties. The value and successful operation of a self-storage property may be affected by a number of factors, such as the ability of the management team, the location of the property, the presence of competing properties, changes in traffic patterns and effects of general and local economic conditions with respect to rental rates and occupancy levels.

Other factors may contribute to the risk of real estate investments:

Development Issues. Certain real estate companies in which the Fund directly or indirectly invests (“portfolio companies”) may engage in the development or construction of real estate properties. Portfolio companies are exposed to a variety of risks inherent in real estate development and construction, such as the risk that there will be insufficient tenant demand to occupy newly developed properties, and the risk that prices of construction materials or construction labor may rise materially during the development.

Lack of Insurance. Certain of the portfolio companies in the Fund’s portfolio may fail to carry comprehensive liability, fire, flood, earthquake extended coverage and rental loss insurance, or insurance in place may be subject to various policy specifications, limits and deductibles. Due to the prevalence of catastrophic events, the cost of insurance may increase materially. Should any type of uninsured loss occur, the portfolio company could lose its investment in, and anticipated profits and cash flows from, a number of properties and, as a result, adversely affect the Fund’s investment performance.

Dependence on Tenants. The value of the Fund’s portfolio companies’ properties and the ability of these companies to make distributions to their shareholders depends upon the ability of the tenants at the properties to generate enough income in excess of their tenant operating expenses to make their lease payments. Changes beyond the control of our portfolio companies may adversely affect their tenants’ ability to make their lease payments and, in such event, would substantially reduce both their income from operations and ability to make distributions to our portfolio companies and, consequently, the Fund.

Financial Leverage. Companies in the real estate industry may be highly leveraged and financial covenants may affect their ability to operate effectively. The use of floating rate loans may also negatively impact returns in a rising interest rate environment.

Environmental Issues. In connection with the ownership (direct or indirect), operation, management and development of real properties that may contain hazardous or toxic substances, a portfolio company may be considered an owner, operator or responsible party of such properties and, therefore, may be potentially liable for removal or remediation costs, as well as certain other costs, including governmental fines and liabilities for injuries to persons and property. The existence of any such material environmental liability could have a material adverse effect on the results of operations and cash flow of any such portfolio company and, as a result, the amount available to make distributions on shares of the Fund could be reduced. Environmental risk from high winds, hurricanes, fires, flood and extreme heat may also materially affect a property’s value.

Credit Market Conditions. Instability in credit markets can potentially make it more difficult for borrowers to obtain financing or refinancing on attractive terms or at all. Conditions in the credit markets may expose borrowers to increased interest expenses for borrowed money and tightening underwriting standards. There is also a risk that a general lack of liquidity or other events in the credit markets may adversely affect the ability of issuers in whose securities the Fund invests to finance real estate developments and projects or refinance completed projects.

This may also adversely affect the price at which portfolio companies can sell real estate, because purchasers may not be able to obtain financing on attractive terms or at all. These developments may potentially adversely affect the broader economy, which in turn may adversely affect the real estate markets. Additionally, such developments could reduce the Fund’s investment opportunities.

Market Discount from Net Asset Value Risk. Shares of closed-end investment companies like the Fund frequently trade at prices lower than their NAV. This characteristic is a risk separate and distinct from the risk that the Fund’s NAV could decrease as a result of investment activities. Whether investors will realize gains or losses upon the sale of the common shares will depend not upon the Fund’s NAV but entirely upon whether the market price of the common shares at the time of sale is above or below the investor’s purchase price for the common shares. Because the market price of the common shares will be determined by factors such as relative supply of and demand for the common shares in the market, general market and economic circumstances, and other factors beyond the control of the Fund, the Fund cannot predict whether the common shares will trade at, below or above NAV. The common shares are designed primarily for long-term investors, and you should not view the Fund as a vehicle for short-term trading purposes.

Liquidity Risk. The Fund’s investments are subject to liquidity risk. Liquidity risk exists when particular investments of the Fund would be difficult to purchase or sell, possibly preventing the Fund from selling such illiquid securities at an advantageous time or price, or possibly requiring the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations. Funds with principal investment strategies that involve securities of companies with smaller market capitalizations, derivatives or securities with substantial market and/or credit risk tend to have the greatest exposure to liquidity risk.

Allocation Risk. The ability of the Fund to achieve its investment objective depends, in part, on the ability of the Advisor to allocate effectively the Fund’s assets among individual investments and asset classes. There can be no assurance that the actual allocations will be effective in achieving the Fund’s investment objectives or delivering positive returns.

11

Correlation Risk. The Fund seeks to produce returns that are not correlated to the broader financial markets. Although the prices of equity securities and fixed-income securities, as well as other asset classes, often rise and fall at different times so that a fall in the price of one may be offset by a rise in the price of the other, in down markets the prices of these securities and asset classes can also fall in tandem. Because the Fund allocates its investments among different asset classes, the fund is subject to correlation risk.

Credit Risk. There is a risk that debt issuers will not make payments, resulting in losses to the Fund. In addition, the credit quality of securities may be lowered if an issuer’s financial condition changes. Lower credit quality may lead to greater volatility in the price of a security and in shares of the Fund. Lower credit quality also may affect liquidity and make it difficult to sell the security. Default, or the market’s perception that an issuer is likely to default, could reduce the value and liquidity of securities, thereby reducing the value of your investment in Fund shares. In addition, default may cause the Fund to incur expenses in seeking recovery of principal or interest on its portfolio holdings.

Return of Capital/Distribution Risk. Shareholders receiving periodic payments from the Fund may be under the impression that they are receiving net profits. However, all or a portion of a distribution may consist of a return of capital. Return of capital is the portion of a distribution that is a return of your original investment dollars in the Fund. Shareholders should not assume that the source of a distribution from the Fund is net profit. Shareholders should note that return of capital will reduce the tax basis of their shares thus potentially subjecting the shareholder to future tax consequences in connection with the sale of Fund shares, even if sold at a loss to the shareholder’s original investment.

Fixed Income Risk. When the Fund invests in fixed income securities, the value of your investment in the Fund will fluctuate with changes in interest rates. Typically, a rise in interest rates causes a decline in the value of fixed income securities. In general, the market price of debt securities with longer maturities will increase or decrease more in response to changes in interest rates than shorter-term securities. Recently, interest rates have risen sharply after maintaining historically low levels for a significant period of time. Current conditions may result in an increase in interest rate volatility, which in turn may result in a decline in the value of the fixed income investments held by the Fund. As a result, for the present, interest rate risk may be heightened. Other risk factors include credit risk (the debtor may default) and prepayment risk (the debtor may pay its obligation early, reducing the amount of interest payments). These risks could affect the value of a particular investment, possibly causing the Fund’s share price and total return to be reduced and fluctuate more than other types of investments.

Institutional Investment Fund Risk. The Fund’s investment in Institutional Investment Funds will require it to bear a pro rata share of the vehicles’ expenses, including management and performance fees. The fees the Fund pays to invest in an Institutional Investment Fund may be higher than if the manager of the Institutional Investment Fund, managed the Fund’s assets directly. The incentive fees charged by certain Institutional Investment Funds may create an incentive for its manager to make investments that are riskier and/or more speculative than those it might have made in the absence of an incentive fee. The Funds are not publicly traded and therefore may not be as liquid as other types of investments. Furthermore, Institutional Investment Funds, like the other Underlying Funds in which the Fund may invest, are subject to specific risks, depending on the nature of the vehicle and also may employ leverage such that their returns are more than one times that of their benchmark which will amplify losses suffered by the Fund when compared to unleveraged investments. For example, these Funds need not have independent boards, shareholder approval of advisory contracts may not be required, may leverage to an unlimited extent, and may engage in joint transactions with affiliates.

Issuer and Non-Diversification Risk. The value of a specific security can be more volatile than the market as a whole and can perform differently from the value of the market as a whole. As a non-diversified fund, the Fund may invest more than 5% of its total assets in the securities of one or more issuers. The Fund’s performance may be more sensitive to any single economic, business, political or regulatory occurrence than the value of shares of a diversified investment company. The value of an issuer’s securities that are held in the Fund’s portfolio may decline for a number of reasons which directly relate to the issuer, such as management performance, financial leverage and reduced demand for the respective properties and services.

Lack of Control Over Institutional Investment Funds and Other Portfolio Investments. The Advisor will have no control over the investment decisions made by the manager of any Underlying Fund. Although the Advisor will evaluate regularly each Underlying Fund and its manager to determine whether their respective investment programs are consistent with the Fund’s investment objective, the Advisor will not have any control over the investments made by any Underlying Fund. Even though the Underlying Funds are subject to certain constraints, the managers may change aspects of their investment strategies. The managers may do so at any time (for example, such change may occur immediately after providing the Advisor with the quarterly unaudited financial information for an Institutional Investment Fund). The Advisor may reallocate the Fund’s investments among the Underlying Funds, but the Advisor’s ability to do so may be constrained by the withdrawal limitations imposed by certain Underlying Funds, which may prevent the Fund from reacting rapidly to market changes should an Underlying Fund fail to effect portfolio changes consistent with such market changes and the demands of the Advisor. Such withdrawal limitations may also restrict the Advisor’s ability to terminate investments in Underlying Funds that are poorly performing or have otherwise had adverse changes. The Advisor will be dependent on information provided by the Underlying Fund, including quarterly unaudited financial statements, which if inaccurate could adversely affect the Advisor’s ability to manage the Fund’s investment portfolio in accordance with its investment objectives.

Leveraging Risk. The use of leverage, such as borrowing money to purchase securities or otherwise invest the Fund’s assets, will cause the Fund to incur additional expenses and may significantly magnify the Fund’s losses in the event of adverse performance of the Fund’s underlying investments. In addition to any borrowing utilized by the Fund, the Underlying Funds in which the Fund invests may utilize leverage, subject to the limitations of their charters and operative documents. Leverage by Underlying Funds and/or the Fund has the effect of potentially increasing losses. In addition, interest rates (including benchmarks like SOFR and the spreads to such benchmarks charged by lenders) are highly sensitive to external factors outside a borrower’s control, including general and local economic conditions (such as inflation, recession, money supply and unemployment) and the monetary and fiscal policies of various governmental agencies such as the Federal Reserve Board. During periods of increased interest rates, borrowing costs of the Fund will likely increase and may adversely affect the Fund’s performance.

12

Management Risk. The net asset value of the Fund changes daily based on the performance of the securities in which it invests. The Advisor’s judgments about the attractiveness, value and potential appreciation of particular real estate segment and securities in which the Fund invests may prove to be incorrect and may not produce the desired results.

Possible Competition Between Underlying Funds and Between the Fund and the Underlying Funds. The Underlying Funds operate independently of each other and may pursue investment strategies that “compete” with each other for execution or that cause the Fund to participate in positions that offset each other (in which case the Fund would bear its pro rata share of commissions and fees without the potential for a profit). Also, the Fund’s investments in any particular Underlying Fund could increase the level of competition for the same investments that other Underlying Funds might otherwise make, including the priorities of order entry. This could make it difficult or impossible to take or liquidate a position in a particular security at a price consistent with the Advisor’s strategy.

Preferred Securities Risk. There are various risks associated with investing in preferred securities, including credit risk, interest rate risk, deferral and omission of distributions, subordination to bonds and other debt securities in a company’s capital structure, limited liquidity, limited voting rights and special redemption rights. Interest rate risk is, in general, that the price of a debt security falls when interest rates rise. Securities with longer maturities tend to be more sensitive to interest rate changes. Credit risk is the risk that an issuer of a security may not be able to make principal and interest or dividend payments on the security as they become. Holders or preferred securities may not receive dividends, or the payment can be deferred for some period of time. In bankruptcy, creditors are generally paid before the holders of preferred securities.

REIT Risk. Investments (directly or indirectly) in REITs will subject the Fund to various risks. REIT share prices may decline because of adverse developments affecting the real estate industry and real property values. In general, real estate values can be affected by a variety of factors, including supply and demand for properties, the economic health of the country or of different regions, and the strength of specific industries that rent properties. REITs often invest in highly leveraged properties. Returns from REITs, which typically are small or medium capitalization stocks, may trail returns from the overall stock market. In addition, changes in interest rates may hurt real estate values or make REIT shares less attractive than other income-producing investments. REITs are also subject to heavy cash flow dependency, defaults by borrowers and self-liquidation.

Qualification as a REIT under the Code in any particular year is a complex analysis that depends on a number of factors. There can be no assurance that an entity in which the Fund invests with the expectation that it will be taxed as a REIT will, in fact, qualify as a REIT. An entity that fails to qualify as a REIT would be subject to a corporate level tax, would not be entitled to a deduction for dividends paid to its shareholders and would not pass through to its shareholders the character of income earned by the entity. If the Fund were to invest in an entity that failed to qualify as a REIT, such failure could significantly reduce the Fund’s yield on that investment. REITs can be classified as equity REITs, mortgage REITs and hybrid REITs. Equity REITs invest primarily in real property and earn rental income from leasing those properties. They may also realize gains or losses from the sale of properties. Equity REITs will be affected by conditions in the real estate rental market and by changes in the value of the properties they own. Mortgage REITs invest primarily in mortgages and similar real estate interests and receive interest payments from the owners of the mortgaged properties. Mortgage REITs will be affected by changes in creditworthiness of borrowers and changes in interest rates. Hybrid REITs invest both in real property and in mortgages. Equity and mortgage REITs are dependent upon management skills, may not be diversified and are subject to the risks of financing projects.

Dividends paid by REITs will not generally qualify for the reduced U.S. federal income tax rates applicable to qualified dividends under the Code. See “Tax Matters.” The Fund’s investments in REITs may include an additional risk to shareholders. Some or all of a REIT’s annual distributions to its investors may constitute a nontaxable return of capital. Any such return of capital will generally reduce the Fund’s basis in the REIT investment, but not below zero. To the extent the distributions from a particular REIT exceed the Fund’s basis in such REIT, the Fund will generally recognize gain. In part because REIT distributions often include a nontaxable return of capital, Fund distributions to shareholders may also include a nontaxable return of capital. Shareholders that receive such a distribution will also reduce their tax basis in their shares of the Fund, but not below zero. To the extent the distribution exceeds a shareholder’s basis in the Fund’s shares, such shareholder will generally recognize a capital gain. The Fund does not have any investment restrictions with respect to investments in REITs.

Market Risk. An investment in shares is subject to investment risk, including the possible loss of the entire principal amount invested. An investment in shares represents an indirect investment in the securities owned by the Fund. The value of these securities, like other market investments, may move up or down, sometimes rapidly and unpredictably. In addition, the Fund is subject to the risk that geopolitical and other similar events will disrupt the economy on a national or global level. For instance, war, terrorism, market manipulation, government defaults, government shutdowns, political changes or diplomatic developments, public health emergencies (such as the spread of infectious diseases, pandemics and epidemics) and natural/environmental disasters can all negatively impact the securities markets.

Therefore, the Fund could lose money over short periods due to short-term market movements and over longer periods during more prolonged market downturns. The foregoing could impair the Fund’s ability to maintain operational standards, disrupt the operations of the Fund and its service providers, adversely affect the performance, value and liquidity of the Fund’s investments, and negatively impact the Fund’s performance and your investment in the Fund. The value of your shares at any point in time may be worth less than the value of your original investment, even after taking into account any reinvestment of dividends and distributions.

Valuation of Institutional Investment Funds. The Fund’s ownership interests in Institutional Investment Funds are not publicly traded and the Fund will rely on the institutional asset manager to a Private Investment Fund to provide a valuation of the Fund’s investment. Moreover, the valuation of the Fund’s investment in an Institutional Investment Fund, as provided by an institutional asset manager as of a specific date, may vary from the fair value of the investment that may be obtained if such investment were sold to a

13

third party. For information about the value of the Fund’s investment in Institutional Investment Funds, the Advisor will be dependent on information provided by the Institutional Investment Funds, including quarterly unaudited financial statements, which if inaccurate could adversely affect the Advisor’s ability to accurately value the Fund’s shares.

MANAGEMENT OF THE FUND

Trustees and Officers

The Board is responsible for the overall management of the Fund, including supervision of the duties performed by the Advisor. The Board is comprised of six trustees. The Trustees are responsible for the Fund’s overall management, including adopting the investment and other policies of the Fund, electing and replacing officers and selecting and supervising the Fund’s investment advisor. The name and business address of the Trustees and officers of the Fund and their principal occupations and other affiliations during the past five years, as well as a description of committees of the Board, are set forth under “Management” in the Statement of Additional Information.

Investment Advisor

Bluerock Fund Advisors, LLC, located at 919 Third Avenue, 40th Floor, New York, NY 10022, serves as the Fund’s investment advisor. The Advisor is registered with the SEC as an investment advisor under the Advisers Act. The Advisor is a Delaware limited liability company formed on May 11, 2012.

Under the general supervision of the Fund’s Board, and pursuant to the terms of the Investment Management Agreement with the Fund, the Advisor will provide the Fund with investment advice, will furnish a continuous investment program with respect to the Fund, and determine which securities should be purchased, sold or exchanged and which portion of the Fund’s assets will be held uninvested. In addition, the Advisor will furnish such reports, evaluations, information or analyses as the Board may request from time to time and advise and assist the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of the Board regarding the conduct of the business of the Trust. In return for these investment services, the Fund has agreed to pay the Advisor, as compensation under the Investment Management Agreement, a monthly fee computed at the annual rate of 1.50% of the daily net assets of the Fund.

A discussion regarding the basis for the Board’s approval of the Fund’s Investment Management Agreement with the Advisor is available annually in the Fund’s March 31 semi-annual report to shareholders.

The Advisor will also furnish to the Fund office facilities, equipment and personnel for servicing the management of the Fund. The Advisor will compensate all Advisor personnel who provide services to the Fund.

Affiliated Brokerage

Bluerock Capital Markets, LLC (“BCM”), a registered broker-dealer and an affiliate of the Advisor, may receive commissions on the sale of the Fund’s shares.

Advisor’s Investment Committee

The Advisor has established an Investment Committee comprised of three persons (the “Committee”) responsible for: setting overall investment policies and strategies of the Advisor; approval of investments being considered by the Fund; establishing allocation targets for the investment portfolio of the Fund and generally overseeing the activities of the Advisor’s Portfolio Managers (see below).

The members of the Committee, and their professional background and experience, are as follows:

R. Ramin Kamfar — Mr. Kamfar has served as a member of the Investment Committee and as Chairman of the Advisor since the inception of the Advisor in 2012. In addition, Mr. Kamfar is the founder of and serves as the Chairman and Chief Executive Officer of Bluerock Real Estate, LLC (“BRRE”), since its founding in October 2002. Mr. Kamfar served as Chairman and CEO of Bluerock Residential Growth REIT, a publicly traded REIT listed on the NYSE American (“BRG”), since its founding in 2009 until its sale in 2022. Mr. Kamfar currently serves as Chairman and CEO of Bluerock Homes Trust, a publicly traded REIT listed on the NYSE American (“BHM”) since its spin-off from BRG in 2022, as well as Chairman of Bluerock Asset Management, LLC since 2018. Mr. Kamfar started his career as an investment banker at Lehman Brothers Inc. in 1988, and has 30 years of experience in various aspects of real estate, mergers and acquisitions, private equity investing, investment banking, and public and private financings. Mr. Kamfar received an M.B.A. degree with distinction in Finance in 1988 from The Wharton School of the University of Pennsylvania, and a B.S. degree with distinction in Finance in 1985 from the University of Maryland, College Park.

Jordan B. Ruddy — Mr. Ruddy currently serves as Portfolio Manager of the Fund. Mr. Ruddy has served as a member of the Investment Committee and as President of the Advisor since the inception of the Advisor in 2012. Mr. Ruddy also serves as president of Bluerock Asset Management, LLC. Mr. Ruddy served in several senior capacities of BRG from its founding in 2009 until its sale in 2022 and currently serves as President of BHM. Mr. Ruddy brings approximately 30 years of institutional real estate investment experience working with some of leading public and private firms in the industry. Prior to joining Bluerock, Mr. Ruddy served as a

14

real estate investment banker at Banc of America Securities LLC, and at Smith Barney Inc. and at JP Morgan Chase (previously the Chase Manhattan Bank), and as Vice President of Amerimar Enterprises, a real estate company specializing in value-added investments nationwide. Mr. Ruddy received an M.B.A. degree in Finance and Real Estate in 1995 from The Wharton School of the University of Pennsylvania, and a B.S. degree with high honors in Economics in 1986 from the London School of Economics.

Ryan MacDonald — Mr. MacDonald has served as a member of the Investment Committee of the Advisor since January 2018. Mr. MacDonald currently serves as Chief Investment Officer for BHM and of BRRE and certain of its affiliates and as Portfolio Manager of the Fund. Mr. MacDonald served in a variety of senior capacities for BRG, including Chief Investment Officer from 2020 until its sale. Since joining Bluerock in 2008, Mr. MacDonald is responsible for sourcing, underwriting, structuring, financing and closing of all of Bluerock’s real estate investments and dispositions. To date with Bluerock, Mr. MacDonald has been involved with real estate transactions with an aggregate value of approximately $11 billion. Prior to joining Bluerock, Mr. MacDonald was an Investment Analyst for PNC Realty Investors. Mr. MacDonald received a B.A. in Economics from the University of Maryland, College Park.

Portfolio Managers

Subject to the Committee’s oversight, Jordan B. Ruddy, a member of the Committee, and Ryan MacDonald serve as the Fund’s Portfolio Managers and oversee the day-to-day investment operations of the Fund. Mr Ruddy has served as a Portfolio Manager to the Fund since October 2013 and Mr. MacDonald has served as a Portfolio Manager to the Fund since August 2025.

Jordan B. Ruddy — Mr. Ruddy’s biographical information is presented above.

Ryan MacDonald — Mr. MacDonald’s biographical information is presented above.

The Statement of Additional Information provides additional information about each Portfolio Manager’s compensation, other accounts managed and ownership of Fund shares.

Administrator, Accounting Agent and Transfer Agent

ALPS Fund Services, Inc. (“ALPS” or the “Administrator”), located at 1290 Broadway, Suite 1000, Denver, CO 80203, serves as Administrator and Accounting Agent for the Fund. For the services rendered to the Fund by ALPS, the Fund pays ALPS the greater of an annual minimum fee or an asset-based fee, which scales downward based upon net assets for fund administration and fund accounting services. SS&C GIDS, located at PO Box 219445, Kansas City, MO 64121-9445, serves as the Transfer Agent for the Fund’s Common Shares and for such services the Fund pays the Transfer Agent separate fees.

Custodian

UMB Bank, N.A (“UMB Bank” or the “Custodian”), with principal offices at 1010 Grand Boulevard, Kansas City, Missouri 64106, serves as custodian for the securities and cash of the Fund’s portfolio. Under a Custody Agreement, UMB Bank holds the Fund’s assets in safekeeping and keeps all necessary records and documents relating to its duties.

Fund Expenses

The Advisor is obligated to pay the compensation and expenses of its officers and employees rendering services to the Fund pursuant to the Investment Management Agreement.

The Administrator is obligated to pay expenses associated with providing the services contemplated by a Fund Services Administration Agreement (administration and accounting services), including compensation of and office space for its officers and employees employed in providing these services to the Fund.

The Fund pays all other expenses incurred in the operation of the Fund including, among other things, (i) expenses for legal and independent accountants’ services, (ii) costs of printing proxies, share certificates, if any, and reports to shareholders, (iii) charges of the custodian and transfer agent in connection with the Fund’s dividend reinvestment policy, (iv) fees and expenses of independent Trustees, (v) printing costs, (vi) membership fees in trade association, (vii) fidelity bond coverage for the Fund’s officers and Trustees, (viii) errors and omissions insurance for the Fund’s officers and Trustees, (ix) brokerage costs, (x) taxes, (xi) servicing fees and (xii) other extraordinary or non-recurring expenses and other expenses properly payable by the Fund. The expenses incident to the offering and issuance of shares to be issued by the Fund will be recorded as a reduction of capital of the Fund attributable to the shares.

The Board has authorized the Advisor to select brokers or dealers (including affiliates) to arrange for the purchase and sale of Fund securities, including principal transactions. Any commission, fee or other remuneration paid to an affiliated broker or dealer is paid in compliance with the Fund’s procedures adopted in accordance with Rule 17e-1 under the 1940 Act.

Control Persons and Principal Shareholders

A principal shareholder is any person who owns (either of record or beneficially) 5% or more of the outstanding shares of a fund. A control person is one who owns, either directly or indirectly, more than 25% of the voting securities of a company or acknowledges the existence of control. The control persons (if any) and principal shareholders who were known by the Fund as of April 7, 2026 are listed in the chart below. Each shareholder listed below is a record shareholder, holding shares for the benefit of others.

Name and Address	Shares Owned	Percentage of Class
None	None	None

15

As of April 7, 2026, the Trustees and officers, as a group, owned less than 1.00% of the shares of the Fund.

DETERMINATION OF NET ASSET VALUE

The net asset value of shares of the Fund is determined daily, as of the close of regular trading on the NYSE (normally, 4:00 p.m., Eastern Time). The NYSE is closed on weekends and New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

In computing net asset value, portfolio securities of the Fund are valued at their current market values determined on the basis of market quotations as of the last quoted sales price on the security’s primary exchange. If market quotations are not readily available, as in the case with substantially all of the Fund’s investments, securities are valued at fair value as determined in good faith by the Advisor, in its capacity as the Board’s valuation designee, pursuant to Rule 2a-5 under the 1940 Act, as described below. As a general matter, fair value represents the amount that the Fund could reasonably expect to receive if the Fund’s investment in the security were sold in an orderly transaction between market participants at the time of valuation, based on information reasonably available at the time the valuation is made and that the Advisor believes to be reliable. As the valuation designee, the Advisor acts under the Board’s oversight. The Board and the Advisor may enlist third party service providers, such as pricing services, broker-dealers or valuation firms, on an as-needed basis to assist in determining a security-specific fair value. The Board reviews the execution of this process and the resultant fair value prices at least quarterly to assure the process produces reliable results.

Fair valuation involves subjective judgments, and it is possible that the fair value determined for a security may differ materially from the value that could be realized upon the sale of the security. There is no single standard for determining fair value of a security. Rather, in determining the fair value of a security for which there are no readily available market quotations, the Advisor, may consider several factors, including fundamental analytical data relating to the investment in the security, the nature and duration of any restriction on the disposition of the security, the cost of the security at the date of purchase, the liquidity of the market for the security and the recommendation of the Fund’s Portfolio Managers. The Advisor may also consider periodic financial statements (audited and unaudited) or other information provided by the issuer. The Advisor will attempt to obtain current information to value all fair valued securities, but it is anticipated that the entities in which the Fund invests will report information no more regularly than on a quarterly basis.

The Advisor, with the assistance of other parties, will provide the Board with periodic reports, no less frequently than quarterly, that discuss the functioning of the valuation process, if applicable to that period, and that identify issues and valuations problems that have arisen, if any.

The Fund may use a third-party pricing service to assist it in determining the market value of securities in the Fund’s portfolio. The Fund’s net asset value per share is calculated by dividing the value of the Fund’s total assets (the value of the securities the Fund holds plus cash or other assets, including interest accrued but not yet received), less accrued expenses of the Fund, less the Fund’s other liabilities by the total number of shares outstanding.

For purposes of determining the net asset value of the Fund, readily marketable portfolio securities listed on the NYSE are valued, except as indicated below, at the last sale price reflected on the consolidated tape at the close of the NYSE on the business day as of which such value is being determined. If there has been no sale on such day, the securities are valued at the mean of the closing bid and asked prices on such day. If no bid or asked prices are quoted on such day or if market prices may be unreliable because of events occurring after the close of trading, then the security is valued by such method as the Advisor, as valuation designee, shall determine in good faith to reflect its fair market value. Readily marketable securities not listed on the NYSE but listed on other domestic or foreign securities exchanges are valued in a like manner. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the business day as of which such value is being determined as reflected on the consolidated tape at the close of the exchange representing the principal market for such securities. Securities trading on the NASDAQ are valued at the NASDAQ official closing price.

Readily marketable securities traded in the over-the-counter market, including listed securities whose primary market is believed by the Advisor to be over-the-counter, are valued at the mean of the current bid and asked prices as reported by the NASDAQ or, in the case of securities not reported by the NASDAQ or a comparable source, as the Advisor deems appropriate to reflect their fair market value. Where securities are traded on more than one exchange and also over-the-counter, the securities will generally be valued using the quotations the Advisor believes reflect most closely the value of such securities.

CONFLICTS OF INTEREST

As a general matter, certain conflicts of interest may arise in connection with a portfolio manager’s management of a fund’s investments, on the one hand, and the investments of other accounts for which the portfolio manager is responsible, on the other. For example, it is possible that the various accounts managed could have different investment strategies that, at times, might conflict with one another to the possible detriment of the Fund. Alternatively, to the extent that the same investment opportunities might be desirable for more than one account, possible conflicts could arise in determining how to allocate them. Other potential conflicts might include conflicts created by specific portfolio manager compensation arrangements, and conflicts relating to selection of brokers or dealers to execute Fund portfolio trades and/or specific uses of commissions from Fund portfolio trades (for example, research, or “soft dollars”, if any). The Advisor has adopted policies and procedures and have structured their Portfolio Managers’ compensation in a manner reasonably designed to safeguard the Fund from being negatively affected as a result of any such potential conflicts.

16

DISTRIBUTION POLICY

Monthly Distribution Policy

The Fund’s distribution policy is to make monthly distributions to shareholders. The level of quarterly distributions (including any return of capital) is not fixed. However, this distribution policy is subject to change. Shareholders receiving periodic payments from the Fund may be under the impression that they are receiving net profits, which may not be the case. The Fund invests primarily in real estate related investments and as a result of the tax characteristics of real estate investments, the distributions received by the Fund from its underlying investments are often classified as a return of capital. As a result, all or a portion of a distribution from the Fund will likely consist of a return of capital for tax purposes. A return of capital is not taxable to a shareholder unless it exceeds a shareholder’s tax basis in the shares. Returns of capital reduce a shareholder’s tax cost (or “tax basis”). Once a shareholder’s tax basis is reduced to zero, any further return of capital would be taxable. Shareholders should note that return of capital will reduce the tax basis of their shares and potentially increase the taxable gain, if any, upon disposition of their shares. As required under the Investment Company Act of 1940, the Fund will provide a notice to shareholders at the time of distribution when such distribution does not consist solely of net income. Additionally, each distribution payment will be accompanied by a written statement which discloses the source or sources of each distribution. The IRS requires you to report these amounts, excluding returns of capital, on your income tax return for the year declared. The Fund will provide disclosures, with each distribution, that estimate the percentages of the current and year-to-date distributions that represent (1) net investment income, (2) capital gains and (3) return of capital. At the end of the year, the Fund may be required under applicable law to re-characterize distributions made previously during that year among (1) ordinary income, (2) capital gains and (3) return of capital for tax purposes. An additional distribution may be made in December, and other additional distributions may be made with respect to a particular fiscal year in order to comply with applicable law. Distributions declared in December, if paid to shareholders by the end of January, are treated for federal income tax purposes as if received in December.

The distribution rate may be modified by the Board from time to time. If, for any monthly distribution, investment company taxable income (which term includes net short-term capital gain), if any, and net tax-exempt income, if any, is less than the amount of the distribution, then the difference will generally be a tax-free return of capital distributed from the Fund’s assets. The Fund’s final distribution for each calendar year will include any remaining investment company taxable income and net tax-exempt income undistributed during the year, as well as all net capital gain realized during the year. If the total distributions made in any calendar year exceed investment company taxable income, net tax-exempt income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s current and accumulated earnings and profits. Distributions in excess of the earnings and profits would first be a tax-free return of capital to the extent of the adjusted tax basis in the shares. After such adjusted tax basis is reduced to zero, the distribution would constitute capital gain (assuming the shares are held as capital assets). This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its shareholders because it may result in a return of capital resulting in less of a shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratio. The distribution policy also may cause the Fund to sell a security at a time it would not otherwise do so in order to manage the distribution of income and gain.

The Fund has a dividend reinvestment policy. Shareholders must make an affirmative election to “opt in” to participate in the dividend reinvestment policy. See “Dividend Reinvestment Policy.”

The dividend distribution described above may result in the payment of approximately the same amount or percentage to the Fund’s shareholders each quarter. Section 19(a) of the 1940 Act and Rule 19a-1 thereunder require the Fund to provide a written statement accompanying any such payment that adequately discloses its source or sources. Thus, if the source of the dividend or other distribution were the original capital contribution of the shareholder, and the payment amounted to a return of capital, the Fund would be required to provide written disclosure to that effect. Nevertheless, persons who periodically receive the payment of a dividend or other distribution may be under the impression that they are receiving net profits when they are not. Shareholders should read any written disclosure provided pursuant to Section 19(a) and Rule 19a-1 carefully and should not assume that the source of any distribution from the Fund is net profit. The Fund’s notices pursuant to Section 19(a) are available on its website at https://bluerock.com/bluerock-private-real-estate-fund/investor-relations/.

The Board reserves the right to change the monthly distribution policy from time to time.

DIVIDEND REINVESTMENT POLICY

The Fund operates under a dividend reinvestment policy (“DRP”) administered by the Transfer Agent. Pursuant to the DRP, the registered owner of the Fund’s shares can “opt in” to participate in the DRP by contacting the Fund’s Transfer Agent, SS&C GIDS (“SS&C”) in writing at SS&C GIDS, PO Box 219445, Kansas City, MO 64121-9445. Shareholders who “opt in” to participate in the DRP will have all dividends declared on the Fund’s shares automatically reinvested in additional shares by SS&C. The shares you acquire by reinvesting will either be purchased on the open market or newly issued by the Fund. If the shares are trading at or above NAV at the time of valuation, the Fund will issue new shares at the greater of the NAV or 95% of the then-current market price. If the shares are trading at less than NAV, shares for your account will be purchased on the open market. If SS&C (the “Plan Agent”) begins purchasing Fund shares on the open market while shares are trading below NAV, but the Fund’s shares subsequently trade at or above their NAV before the Plan Agent is able to complete its purchases, the Plan Agent may cease open-market purchases and may invest the uninvested portion of the distribution in newly-issued Fund shares at a price equal to the greater of the shares’ NAV or 95% of the shares’ market value on the last business day immediately prior to the purchase date. Distributions received to purchase shares in the open market will normally be invested shortly after the distribution payment date. No interest will be paid on distributions awaiting reinvestment. Because the market price of the shares may increase before purchases are completed, the average purchase price per share may exceed the market price at the time of valuation, resulting in the acquisition of fewer shares than if the distribution had been paid in shares issued by the Fund. A pro rata portion of any applicable brokerage commissions on open market purchases will be paid by DRP participants.

17

Shareholders who do not “opt in” to participate in the DRP will receive all dividends and other distributions in cash paid by check mailed directly to the shareholder of record. You may change your distribution option or withdraw from the DRP at any time, should your needs or situation change.

All correspondence or questions concerning the DRP should be directed to the Fund’s Transfer Agent in writing at Bluerock Private Real Estate Fund, c/o SS&C GIDS, PO Box 219445, Kansas City, MO 64121-9445. Certain transactions can be performed by calling the toll-free number 1-844-819-8287.

TAX MATTERS

The following information is meant as a general summary for U.S. common shareholders. Please see the SAI for additional information. Investors should rely on their own tax adviser for advice about the particular U.S. federal, state and local tax consequences to them of investing in the Fund. This summary does not discuss the tax consequences of an investment in Rights or Preferred Shares. The tax consequences of such an investment will be discussed in the relevant prospectus supplement.

The Fund has elected and intends to qualify each year to be treated as a RIC under Subchapter M of the Internal Revenue Code. In order to qualify for treatment as a RIC, the Fund must satisfy certain requirements regarding the sources of its income, the diversification of its assets and the distribution of its income. Provided that the Fund timely distributes its income it is not expected to be subject to U.S. federal income tax. Dividends paid out of the Fund’s investment company taxable income (which includes dividends the Fund receives, interest income and net short-term capital gain) will generally be taxable to shareholders as ordinary income, except as described below with respect to qualified dividend income. Net capital gain distributions (the excess of net long-term capital gain over net short-term capital loss) are generally taxable at rates applicable to long-term capital gains regardless of how long a shareholder has held its shares. Long-term capital gains for non-corporate shareholders are currently taxable at a maximum U.S. federal income tax rate of 20%. In addition, certain individuals, estates and trusts are subject to a 3.8% Medicare tax on net investment income, including net capital gains and other taxable dividends. Corporate shareholders are taxed on capital gain at the same rates as apply to ordinary income. Distributions derived from qualified dividend income and received by a non- corporate shareholder will be taxed at the rates applicable to long-term capital gain. In order for some portion of the dividends received by a shareholder to be qualified dividend income, the Fund must meet certain holding period and other requirements with respect to the dividend-paying stocks in its portfolio and the non-corporate shareholder must meet certain holding period and other requirements with respect to its shares of the Fund. Taxable distributions are taxable whether or not such distributions are reinvested in the Fund. Dividend distributions may be subject to state and local taxation, depending on a shareholder’s situation. The Fund’s investment strategies may significantly limit its ability to make distributions eligible to be reported as qualified dividend income or for the dividends-received deduction for corporate shareholders. While the Fund may invest in municipal securities the interest income from which is exempt from regular U.S. federal income tax, the Fund does not expect to satisfy the requirements to pay exempt-interest dividends to shareholders.

If the Fund’s total distributions exceed both the current taxable year’s earnings and profits and accumulated earnings and profits from prior years, the excess generally will be treated as a tax-free return of capital up to and including the amount of a shareholder’s tax basis in its shares of the Fund, and thereafter as capital gain. Upon a sale of shares of the Fund, the amount, if any, by which the sales price exceeds the basis in the shares of the Fund is gain subject to U.S. federal income tax. Because a return of capital reduces basis in the shares of the Fund, it will increase the amount of gain or decrease the amount of loss on a shareholder’s subsequent disposition of the shares of the Fund.

As a regulated investment company, the Fund will not be subject to U.S. federal income tax in any taxable year provided that it meets certain distribution requirements. The Fund may retain for investment some (or all) of its net capital gain. If the Fund retains any net capital gain or investment company taxable income, it will be subject to tax at the regular corporate rate on the amount retained. If the Fund retains any net capital gain, it may designate the retained amount as undistributed capital gains in a notice to its shareholders who if subject to U.S. federal income tax on long-term capital gains, (i) will be required to include in income for U.S. federal income tax purposes, as long-term capital gain, their share of such undistributed amount; (ii) will be entitled to credit their proportionate shares of the U.S. federal income tax paid by the Fund on such undistributed amount against their U.S. federal income tax liabilities, if any; and (iii) may claim refunds to the extent the credit exceeds such liabilities. For U.S. federal income tax purposes, the basis of shares owned by a shareholder of the Fund will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the shareholder’s gross income and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence. Unless a shareholder’s investment in the Fund is through a tax-exempt entity or tax deferred retirement account, such as a 401(k) plan, the shareholder will normally have to pay U.S. federal income taxes, and any applicable state or local taxes, on the dividends and other distributions the shareholder receives from the Fund, whether it takes the distributions in cash or reinvest them in additional shares.

If the Fund utilizes leverage through borrowings, or otherwise, asset coverage limitations imposed by the 1940 Act as well as additional restrictions that may be imposed by certain lenders on the payment of dividends or distributions potentially could limit or eliminate the Fund’s ability to make distributions on its Common Shares and/or Preferred Shares, if any, until the asset coverage is restored. These limitations could prevent the Fund from distributing at least 90% of its investment company taxable income as is required under the Code and therefore might jeopardize the Fund’s qualification as a regulated investment company and/or might subject the Fund to a nondeductible 4% U.S. federal excise tax. The Fund endeavors to avoid restrictions on its ability to distribute dividends.

Dividends declared by the Fund in October, November or December, payable to shareholders of record in such a month, and paid during the following January will be treated as having been received by shareholders in the year the distributions were declared.

18

Investments by the Fund in zero coupon or other discount securities will result in income to the Fund equal to a portion of the excess of the face value of the securities over their issue price (the “original issue discount” or “OID”) each year that the securities are held, even though the Fund may receive no cash interest payments or may receive cash interest payments that are less than the income recognized for tax purposes. In addition, any market discount recognized on a market discount bond is taxable as ordinary income. A market discount bond is a bond acquired in the secondary market at a price below redemption value, or below adjusted issue price if issued with original issue discount. Absent an election by the Fund to include the market discount in income as it accrues, gain on the Fund’s disposition of such an obligation will be treated as ordinary income rather than capital gain to the extent of the accrued market discount. Because the income required to be recognized by the Fund as a result of the OID and/or market discount rules may not be matched by a corresponding cash payment to the Fund, the Fund may be required to borrow money or dispose of securities to be able to make distributions to its shareholders in order to qualify for treatment as a RIC and eliminate taxes at the Fund level.

Each shareholder will receive an annual statement summarizing the U.S. federal income tax status of all distributions.

Unless your investment in the Fund is through a tax-exempt entity or tax deferred retirement account, the repurchase, sale or exchange of Common Shares normally will result in capital gain or loss to shareholders of Common Shares who hold their shares as capital assets. Generally, a shareholder’s gain or loss will be long-term capital gain or loss if the shares have been held for more than one year. For non-corporate taxpayers, long-term capital gains are currently taxed at rates of up to 20%. Short-term capital gains and other ordinary income are taxed to non-corporate taxpayers at ordinary income rates. If a shareholder sells or otherwise disposes of Common Shares before holding them for six months, any loss on the sale or disposition will be treated as a long-term capital loss to the extent of any amounts treated as distributions to the common shareholder of long-term capital gain (including any amount credited to the common shareholder as undistributed capital gain). Any loss realized by a shareholder on the disposition of shares held 6 months or less is disallowed to the extent of the amount of exempt-interest dividends received by the shareholder with respect to Common Shares. Any loss realized on a sale or exchange of shares of the Fund will be disallowed to the extent those shares of the Fund are replaced by substantially identical shares of the Fund (including shares acquired by reason of participation in the Plan) within a period of 61 days beginning 30 days before and ending 30 days after the date of disposition of the original shares, or to the extent the shareholder enters into a contract or option to repurchase shares within such period. In that event, the basis of the replacement shares of the Fund will be adjusted to reflect the disallowed loss.

The Fund may be required to withhold (as “backup withholding”) U.S. federal income tax for distributions (including exempt-interest dividends) and repurchase proceeds payable to a shareholder if the shareholder fails to provide the Fund with the shareholder’s correct taxpayer identification number or to make required certifications, or if the shareholder has been notified by the Internal Revenue Service (“IRS”) that the shareholder is subject to backup withholding. The backup withholding rate is 24%. Backup withholding is not an additional tax; rather, it is a way in which the IRS ensures it will collect taxes otherwise due. Any amounts withheld may be credited against a shareholder’s U.S. federal income tax liability.

The Fund may invest in other instruments the U.S. federal income tax treatment of which is uncertain or subject to re-characterization by the IRS. To the extent the tax treatment of such instruments or their income differs from the tax treatment expected by the Fund, it could affect the timing or character of income recognized by the Fund, requiring the Fund to purchase or sell instruments, or otherwise change its portfolio, in order to comply with the tax rules applicable to RICs under the Code. Shareholders may be subject to state, local and foreign taxes on their Fund distributions. Shareholders are advised to consult their own tax advisers with respect to the particular consequences to them of an investment in the Fund.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The Fund is an unincorporated statutory trust established under the laws of the State of Delaware upon the filing of a Certificate of Trust with the Secretary of State of Delaware on May 25, 2012. The Trustees are authorized to issue an unlimited number of shares.

The Declaration of Trust, which has been filed with the SEC, permits the Fund to issue an unlimited number of full and fractional shares of beneficial interest, no par value. The Common Shares are listed on the NYSE and trade under the ticker symbol “BPRE”. The Fund intends to hold annual meetings of shareholders so long as the Common Shares are listed on a national securities exchange and such meetings are required as a condition to such listing.

Holders of shares will be entitled to the payment of dividends when, as and if declared by the Board. The Fund currently intends to make dividend distributions to its shareholders no less frequently than monthly. If the registered owner of shares “opts in” to participate in the Fund’s DRP, all dividends declared on shares will be automatically reinvested for shareholders in additional shares of the Fund. If a shareholder does not “opt in” to participate in the DRP, they will receive all distributions in cash. See “Dividend Reinvestment Policy.” The 1940 Act may limit the payment of dividends to the holders of shares. Each whole Common Share shall be entitled to one vote as to matters on which it is entitled to vote pursuant to the terms of the Declaration of Trust on file with the SEC. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among its shareholders. The shares are not liable to further calls or to assessment by the Fund. There are no pre-emptive rights associated with the shares. The Declaration of Trust provides that the Fund’s shareholders are not liable for any liabilities of the Fund. Although shareholders of an unincorporated statutory trust established under Delaware law, in certain limited circumstances, may be held personally liable for the obligations of the Fund as though they were general partners, the provisions of the Declaration of Trust described in the foregoing sentence make the likelihood of such personal liability remote.

The Fund generally will not issue share certificates. However, upon written request to the Fund’s Transfer Agent, a share certificate may be issued at the Fund’s discretion for any or all of the full shares credited to an investor’s account. Share certificates that have been issued to an investor may be returned at any time. The Fund’s Transfer Agent will maintain an account for each shareholder upon which the registration of shares are recorded, and transfers, permitted only in rare circumstances, such as death or bona fide

19

gift, will be reflected by bookkeeping entry, without physical delivery. The Fund’s Transfer Agent will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account such as wiring instructions or telephone privileges.

The Fund’s Preferred Shares, if any, will be issued pursuant to a Statement that sets forth certain voting and consent rights of the holders of such Shares, including with respect to certain actions that would affect the preferences, rights, or powers of such class or series or the authorization or issuance of any class or series ranking prior to the Preferred Shares.

RIGHTS OFFERINGS

The Fund may in the future, and at its discretion, choose to make offerings of Rights to its shareholders to purchase Common Shares. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with a Rights offering to shareholders, the Fund would distribute certificates or other documentation evidencing the Rights and a prospectus supplement to the Fund’s shareholders as of the record date that the Fund sets for determining the shareholders eligible to receive Rights in such Rights offering. Any such future Rights offering will be made in accordance with the 1940 Act and, to the extent such Rights are transferable, will comply with applicable interpretations of the SEC or its staff, as such interpretations may be modified in the future, which currently require that: (i) the Fund’s Board of Trustees make a good faith determination that such offering would result in a net benefit to existing shareholders; (ii) the offering fully protects shareholders’ preemptive rights and does not discriminate among shareholders (except for the possible effect of not offering fractional rights); (iii) management uses its best efforts to ensure an adequate trading market in the Rights for use by shareholders who do not exercise such Rights; and (iv) the ratio of such transferable Rights offering does not exceed one new share for each three rights held.

The applicable prospectus supplement would describe the following terms of the Rights (to the extent each is applicable) in respect of which this Prospectus is being delivered:

●	the period of time the offering would remain open;

●	the underwriter or distributor, if any, of the Rights and any associated underwriting fees or discounts applicable to purchases of the Rights;

●	the title of such Rights;

●	the exercise price for such Rights (or method of calculation thereof);

●	the number of such Rights issued in respect of each share;

●	the number of Rights required to purchase a single share

●	the extent to which such Rights are transferable and the market on which they may be traded if they are transferable;

●	if such Rights are transferable, a discussion regarding the Board’s basis for determining that such offering would result in a net benefit to existing shareholders;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such Rights;

●	the date on which the right to exercise such Rights will commence, and the date on which such right will expire (subject to any extension);

●	the extent to which such Rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

●	termination rights the Fund may have in connection with such Rights offering; and

●	any other terms of such Rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such Rights

A certain number of Rights would entitle the holder of the Right(s) to purchase for cash such number of shares at such exercise price as in each case is set forth in, or be determinable as set forth in, the prospectus supplement relating to the Rights offered thereby. Rights would be exercisable at any time up to the close of business on the expiration date for such Rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised Rights would become void. Upon expiration of the Rights offering and the receipt of payment and the Rights certificate or other appropriate documentation properly executed and completed and duly executed at the corporate trust office of the Rights agent, or any other office indicated in the prospectus supplement, the Common Shares purchased as a result of such exercise will be issued as soon as practicable. To the extent permissible under applicable law, the Fund may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

CERTAIN PROVISIONS OF THE DECLARATION OF TRUST AND BY-LAWS

The Amended and Restated Declaration of Trust and By-Laws include provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for three year terms. The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

20

OWNERSHIP LIMITATIONS

In 2025, Fund shareholders approved amendments to the Fund’s Amended and Restated Declaration of Trust to incorporate limitations on ownership of the Fund, such that within the first twelve months of the Fund’s shares being listed on the New York Stock Exchange, no shareholder may obtain more than 4.9% of the Fund, and thereafter, no shareholder may obtain more than 9.9% of the Fund (together, the “Ownership Limitations”). The Fund was listed on the New York Stock Exchange on December 16, 2025. Until December 16, 2026, no person shall attempt to purchase or acquire in any manner whatsoever, whether voluntarily or involuntarily, by operation of law or otherwise, any Fund shares, or any option, warrant or other right to purchase or acquire Fund shares or any securities convertible into or exchangeable for Fund shares or any interest in any other entity that directly, indirectly or constructively owns any Shares (any such purchase or acquisition being an “Acquisition”), in each case, whether of record, beneficially, by operation of law or otherwise and such Acquisition shall cause such Acquiring Person to become a beneficial owner (within the meaning of Section 13 of the Exchange Act) of greater than 4.9% of Fund shares. Thereafter, no person shall attempt to purchase or acquire in any manner whatsoever, whether voluntarily or involuntarily, by operation of law or otherwise, any Fund shares, or any option, warrant or other right to purchase or acquire Fund shares or any securities convertible into or exchangeable for Fund shares or any interest in any other entity that directly, indirectly or constructively owns any Shares (any such purchase or acquisition being an “Acquisition”), in each case, whether of record, beneficially, by operation of law or otherwise and such Acquisition shall cause such Acquiring Person to become a beneficial owner (within the meaning of Section 13 of the Exchange Act) of greater than 9.9% of Fund shares.

The Ownership Limitations do not retroactively apply to acquisitions of shares that occurred prior to the Fund becoming a listed closed-end fund. However, such shares will be aggregated with any shares acquired thereafter for purposes of determining whether the Ownership Limitations are exceeded.

The Ownership Limitations are designed to protect long-term shareholders in the first twelve months after the Fund is listed on the New York Stock Exchange when the Fund may trade at a substantial discount to NAV as shareholders take advantage of newly-available secondary market liquidity and before the Advisor has had the opportunity to fully implement its business plan in connection with the conversion. Following this initial period, the Ownership Limitations are intended to limit the concentration of Fund shareholdings among persons who would be an “affiliated person” (as defined in the 1940 Act) by virtue of their shareholdings.

PLAN OF DISTRIBUTION

The Fund may offer and sell Securities from time to time on an immediate, continuous or delayed basis, in one or more offerings under this Prospectus and a related prospectus supplement, on terms to be determined at the time of the offering. The Fund may offer and sell such Securities directly to one or more purchasers, to or through underwriters, through dealers or agents that the Fund designates from time to time, or through a combination of these methods. Sales of Securities may be made in transactions that are deemed to be “at the market” as defined in Rule 415 under the Securities Act of 1933, as amended (the “1933 Act”), including sales made directly on the NYSE or sales made to or through a market maker other than on an exchange.

The terms of the Preferred Shares may provide that they are redeemable by the Fund at certain times, in whole or in part, at the liquidation preference of such share plus accumulated dividends, that the Fund may tender for or purchase Preferred Shares and that the Fund may subsequently resell any shares so tendered for or purchased. Any redemption or purchase of Preferred Shares by the Fund would reduce the leverage applicable to Common Shares, while any resale of such shares by the Fund would increase such leverage.

The prospectus supplement relating to any offering of Securities will describe the terms of such offering, including, as applicable:

●	the names of any agents, underwriters or dealers;

●	any sales loads, underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts, commissions, fees or concessions allowed or reallowed or paid to dealers or agents;

●	the public offering or purchase price of the offered Securities, the estimated net proceeds the Fund will receive from the sale and the use of proceeds; and

●	any securities exchange on which the offered Securities may be listed.

The prospectus supplement relating to any Rights offering will set forth the number of Common Shares issuable upon the exercise of each Right (or number of Rights) and the other terms of such Rights offering.

LEGAL MATTERS

Certain legal matters in connection with the Securities will be passed upon for the Fund by Stradley Ronon Stevens & Young, LLP, located at 100 Park Avenue, Suite 2000, New York, NY 10017.

21

REPORTS TO SHAREHOLDERS

Householding

If you have elected to receive paper copies of the Fund’s annual and semi-annual reports, in an effort to decrease costs, the Fund intends to send only one copy of each to those addresses shared by two or more accounts and to shareholders reasonably believed to be from the same family or household. A shareholder must call 1-844-819-8287 to discontinue householding and request individual copies of these documents. Once the Fund receives notice to stop householding, individual copies will be sent beginning thirty days after receiving your request. This policy does not apply to account statements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Cohen & Company, Ltd. is the independent registered public accounting firm for the Fund and audits the Fund’s financial statements. Cohen & Company, Ltd. is located at 1835 Market St., Suite 310, Philadelphia, PA 19103.

INCORPORATION BY REFERENCE

The documents listed below, and any reports and other documents subsequently filed with the SEC pursuant to Section 30(b)(2) of the 1940 Act and Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering will be incorporated by reference into this Prospectus and deemed to be part of this Prospectus from the date of the filing of such reports and documents:

●	The Fund’s SAI, dated April 30, 2026;

●	The Fund’s annual report on Form N-CSR for the fiscal year ended September 30, 2025;

●	The Fund's annual report on Form N-CSR for the fiscal year ended September 30, 2020; and

●

The description of the Common Shares contained in the Fund’s Registration Statement on Form 8-A (File No. 001-43017) filed with the SEC on December 15, 2025, including any amendment or report filed for the purpose of updating such description prior to the termination of the offering registered hereby.

The information incorporated by reference is considered to be part of this Prospectus, and later information that the Fund files with the SEC will automatically update and supersede this information. Incorporated materials not delivered with the Prospectus may be obtained, without charge, by writing the Fund at c/o SS&C Global Investor & Distribution Solutions, Inc., PO Box 219445, Kansas City, MO 64121-9445, by calling the Transfer Agent toll-free at 1-844-819-8287, or by visiting the Fund’s website at https://bluerock.com/bluerock-private-real-estate-fund.

AVAILABLE INFORMATION

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the 1940 Act and is required to file reports, proxy statements and other information with the SEC. Reports, proxy statements, and other information about the Fund can be inspected at the offices of the NYSE.

This Prospectus does not contain all of the information in the Fund’s Registration Statement, including amendments, exhibits, and schedules. Statements in this Prospectus about the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by this reference.

Additional information about the Fund and the Securities can be found in the Fund’s Registration Statement (including amendments, exhibits, and schedules) on Form N-2 filed with the SEC. The SEC maintains a website (http://www.sec.gov) that contains the Fund’s Registration Statement, other documents incorporated by reference, and other information the Fund has filed electronically with the SEC, including proxy statements and reports filed under the Exchange Act.

All dealers that effect transactions in Common Shares, whether or not participating in this offering, may be required to deliver a Prospectus.

22

PROSPECTUS SUPPLEMENT